As filed with the Securities and Exchange Commission on June 17, 2025

File No. 000-56739

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Audax Private Credit Fund, LLC

(Exact name of registrant as specified in charter)

Delaware	99-4488204
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

320 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 703-2700

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda, Esq.

Steven Grigoriou, Esq.

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Limited liability company interests, par value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

Audax Private Credit Fund, LLC (the “Fund”) is filing this amendment No. 1 to its registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis. The Fund filed the original registration statement on Form 10 on April 23, 2025 to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	“We,” “us,” “our,” and the “Fund” refer to Audax Private Credit Fund, LLC, a Delaware limited liability company, and its consolidated subsidiaries and predecessor entities;

•	“private fund” refers to the Fund and its consolidated subsidiaries and predecessor entities prior to the Fund’s election to be regulated as a BDC;

•

“Audax Group” refers collectively to Audax Management Company (NY), LLC and Audax Management Company, LLC, each Delaware limited liability companies, together with their affiliated entities, including their private debt and private equity businesses (“Audax Private Debt” and “Audax Private Equity”, respectively);

•	“Adviser” and our “investment adviser” refer to Audax PDB Management Company, LLC, our investment adviser;

•	“Administrator” and our “administrator” refer to Audax Management Company (NY), LLC, our administrator;

•	“Common Shares” refers to our limited liability company interests, par value $0.001 per share;

•	“Shares” refers collectively to our Common Shares and preferred limited liability company interests (the “Preferred Shares”), if any; and

•	“shareholders” refers to holders of our Shares.

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, its directors, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

We filed an election to be regulated as a BDC under the Investment Company Act on April 23, 2025. Upon filing the election, we became subject to the Investment Company Act requirements applicable to BDCs.

Investing in our shares may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our shares is not suitable for you if you might need access to the money you invest in our shares in the foreseeable future.

•	You should not expect to be able to sell your shares regardless of how we perform.

•	If you are unable to sell your shares, you will be unable to reduce your exposure during any market downturn.

•	We do not intend to list our shares on any securities exchange and we do not expect a secondary market in the shares to develop. Therefore, the Fund’s shares constitute illiquid investments.

•

Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•

We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are historically referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

•

We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us. Our indebtedness could adversely affect our business, financial condition or results of operations. Holders of our indebtedness would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases or our total income decreases, leverage will cause our net asset value or net income, respectively, to decline more sharply than it otherwise would have without leverage.

•

An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•

The Fund intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

As a result, there is a risk of a substantial loss of your investment. See “Item 1A. Risk Factors” for more information about these and other risks relating to our shares.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the ability of our portfolio companies to achieve their objectives;

•	general economic and political trends and other external factors, including pandemics, tariffs and other market disruptions;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with Audax Group, the Adviser and its affiliates, and its senior investment team;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the rules and regulations issued thereunder;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•

changes in laws and regulations, changes in political, economic or industry conditions, changes in the interest rate environment or other conditions affecting the financial and capital markets and changes in the tariff policies of the U.S. and other nations;

•

an economic downturn and the time period required for robust economic recovery therefrom, which will likely have a material impact on our portfolio companies’ results of operations and financial condition for its duration, which could lead to the loss of some or all of our investments in such portfolio companies and have a material adverse effect on our results of operations and financial condition;

•

upon entry into an agreement with a lender, a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity could have a material adverse effect on our results of operations and financial condition and impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly given that we use leverage as part of our investment strategy;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•

risks associated with possible disruption in our or our portfolio companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors we identify in “Item 1A. Risk Factors” in this Registration Statement, and in our other filings with the SEC that we make from time to time.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements and projections contained in this Registration Statement, which are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

RISK FACTOR SUMMARY

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following summary should be read in conjunction with the complete discussion of risk factors we face, which are set forth below in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Risks Related to Our Business and Structure

•	We have a limited operating history.

•	Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

•	We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

•	We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.

•	If we are unable to source investments, access financing or manage future growth effectively, we may be unable to achieve our investment objective.

•	Failure to maintain our status as a BDC would reduce our operating flexibility.

•	We may experience fluctuations in our quarterly results.

•

Because our business model will depend to a significant extent upon relationships with corporations, financial institutions and investment firms, the inability of our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•	Our Board (as defined below) may change our investment objective, operating policies and strategies without prior notice or shareholder approval.

•	We will be operating in a period of disruption, volatility and uncertainty in the capital markets and in the economy generally.

Risks Related to Our Portfolio Investments

•	Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

•	An investment strategy focused primarily on privately held middle market companies presents certain challenges, including but not limited to, the lack of available information about these companies.

•	Our portfolio securities will be non-traded or thinly traded in many instances and, as a result, the lack of liquidity in our investments may adversely affect our business.

•

Our portfolio may be invested in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	Loan originations may expose us to risk not present in other types of loans.

•	We generally will not control the business operations of our portfolio companies and management of our portfolio companies could make decisions adverse to our interests as debt investors.

•	We may not have the funds or ability to make additional investments in our portfolio companies.

Risks Related to Our Securities

•	We may not be able to pay you distributions, and our distributions may not grow over time.

•	We may need to raise additional capital to grow because we must distribute most of our income.

•

A significant portion of our investment portfolio is recorded at fair value as determined in good faith by our Valuation Designee (as defined below) and, as a result, there is uncertainty as to the value of our portfolio investments.

•

Our distributions to shareholders may be funded from expense reimbursements or waivers of investment advisory fees, some of which are subject to repayment pursuant to our Expense Support and Conditional Reimbursement Agreement (as defined below).

•	A shareholder’s interest in us could be diluted if we issue additional Shares, which could reduce the overall value of an investment in us.

•

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value (“NAV”) through increased net unrealized depreciation.

•	Investing in our shares involves a high degree of risk and is highly speculative.

•	The NAV of our shares may fluctuate significantly.

Risks Related to the Adviser and Its Affiliates; Conflicts of Interest

•

Our Adviser and its affiliates, including our officers and some of our directors, could face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our shareholders.

•	We may make investments that could give rise to a conflict of interest.

•

The time and resources that individuals associated with our Adviser devote to us may be diverted, and we may face additional competition due to the fact that our Adviser is not prohibited from raising money for or managing other entities that make the same types of investments that we target.

•

Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose its key professional(s), our ability to achieve our investment objective could be significantly harmed.

General Risks Related to an Investment in the Fund

•	It is uncertain as to when profits, if any, will be realized by the Fund.

•

Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, localized or global financial crises or other sources of political, social or economic unrest.

•

The ongoing armed conflict as a result of the war and international conflict in Ukraine and the Middle East have caused global uncertainty and may have a material adverse impact on us and our portfolio companies.

•	Inflation and deflation present risks for us.

•	Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

•	Market and interest rate fluctuations may pose risks for us.

•	There is no public market for the Shares, and we do not expect any market for the Shares to develop.

•	We may be unable to invest a significant portion of the net proceeds of any offering of the Shares on acceptable terms in an acceptable time frame.

Certain U.S. Federal Income Tax Risks

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To the extent that we do not realize income or choose not to retain after-tax realized net capital gains, we will have a greater need for additional capital to fund our investments and operating expenses.

•

We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code, including as a result of our failure to satisfy the RIC distribution requirements.

•	Our portfolio investments may present special tax issues.

•	We may have difficulty paying our required distributions if we recognize income before or without receiving cash and representing such income.

ITEM 1.	BUSINESS

The Fund

We are organized as a Delaware limited liability company named Audax Private Credit Fund, LLC. We are a newly-organized, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, we expect to elect to be treated as a RIC under Subchapter M of the Code, and we expect to qualify as a RIC annually thereafter. As a BDC and a RIC, we must comply with certain regulatory requirements. See “Item 1. Business—Regulation as a Business Development Company” and “—Material U.S. Federal Income Tax Considerations.”

Prior to converting to a Delaware limited liability company on April 10, 2025 (the “Conversion”) and electing to be regulated as a BDC on April 23, 2025 (the “Conversion Effective Date”), we operated as Audax Private Credit Fund, LP, a Delaware limited partnership originally organized on July 23, 2024 (the “Limited Partnership”), as a private fund in reliance on an exception from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act. On April 7, 2025, pursuant to a plan of conversion (the “Plan of Conversion”), a majority of the limited partners and the general partner of the private fund approved, among other things, the Fund’s Limited Liability Company Agreement (the “LLC Agreement”), the Fund’s election to be regulated as a BDC under the Investment Company Act, an investment advisory agreement, dated April 10, 2025 (the “Advisory Agreement”), the persons elected to the Board of Directors and an asset coverage ratio of 150%.

Our investment objective is to generate current income and, to a lesser extent, capital appreciation. The Fund intends to invest primarily in senior secured first lien loans, with minority exposure to second lien loans, subordinated or mezzanine loans, and equity and equity-like investments, such as equity and/or warrant kickers, in privately owned U.S. middle market companies. We use the term “middle market companies” to generally refer to companies with $15 million to $100 million of annual earnings before interest, taxes, depreciations and amortization (“EBITDA”), though we may invest in smaller or larger companies if attractive opportunities are available that are otherwise consistent with the strategy of the Fund. We expect that a majority of our investments will be in directly originated loans. Our investment strategy will also include a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds which may be used for the purposes of maintaining liquidity for our share repurchase program and cash management. Most of our investments will be in private U.S. companies, however (subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies,” which are generally privately offered securities issued by U.S. private or thinly-traded companies) we may also invest to some extent in non-U.S. companies. We may also invest in publicly traded loans or securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities.

Under normal circumstances, we will invest at least 80% of our total assets (which includes net assets plus borrowings for investment purposes) directly or indirectly in private credit instruments, which include any directly originated leveraged loan and may include other loans, notes, bonds and/or other debt securities, and for these purposes will include equity and/or warrant kickers in connection with such transactions (collectively, “Private Credit Instruments”). As used herein, an “equity and/or warrant kicker” is an equity incentive used in connection with a credit investment to enhance the risk return profile of such investment, whereby the lender provides credit and, in exchange, receives an equity position or a right to purchase an equity position in the borrower’s company as a part of the overall financing arrangement. “Equity and/or warrant kickers” are structured as conditional rewards, granting the lender equity ownership or a right to purchase equity in a borrower’s company that will be paid at a future date when the business attains specific performance goals. Derivative instruments will be counted towards our 80% policy to the extent they have economic characteristics similar to Private Credit Instruments. To the extent the Fund determines to invest indirectly in Private Credit Instruments, it may invest through certain synthetic instruments, which will be valued at market value or, if no market value is ascertainable, at fair value for the purpose of complying with the above mentioned policy. When determining the fair value of such a transaction, equity and/or warrant kickers offered in connection with such private credit transaction may be taken into account. The Fund will notify its shareholders at least 60 days prior to any change to the 80% investment policy described above.

To seek to enhance returns, the Fund intends to employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the Investment Company Act, which currently allows the Fund to borrow up to a 2:1 debt to equity ratio. In determining the amount of leverage we employ at any particular time, we expect to analyze the maturity, covenants and interest rate structure of the proposed borrowings, the risks of such borrowings within the context of our investment outlook, the underlying performance of our portfolio companies, and the impact of leverage on the Fund. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund. The amount of any leverage that we will employ as a BDC will be subject to oversight by our Board of Directors.

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our Board of Directors, in its discretion.

We expect to conduct private offerings of our Shares to investors in reliance on exemptions from the registration requirements of the Securities Act. See “Item 1. Business—Private Offering.”

Private Fund Background

We were initially formed as a Delaware limited partnership under the laws of the State of Delaware on July 23, 2024.

Prior to the Conversion, we operated as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act. As a private fund, we held closings from time to time, to investors who are (i) “accredited investors” within the meaning of Regulation D under the Securities Act, in reliance on exemptions from the registration requirements of the Securities Act, and (ii) “qualified purchasers” as defined under the Investment Company Act. Pursuant to subscription agreements with the private fund, investors in the private fund made commitments to purchase limited partner interests (“Capital Commitments”) and were required to fund capital contributions to purchase limited partner interests. In addition, such subscription agreements required that, to the extent such investor had any unfunded Capital Commitments immediately prior to the Conversion (such investors, the “Anchor Investors”), such Anchor Investors would enter into a subscription agreement with the Fund that had a similar drawdown structure (a “Drawdown Subscription Agreement”). Accordingly, Anchor Investors that had uncalled capital prior to the Conversion may have their unfunded Capital Commitments called, alongside monthly subscriptions or intra-month, during the 12-months following the Conversion (the “Interim Period”). As of April 10, 2025, immediately prior to the Conversion, the private fund had raised $568 million in Capital Commitments, including $6 million committed to the private fund by an affiliate of the Adviser, and had called capital in the amount of $326 million.

Private Offering

The Fund is non-exchange traded, meaning our Shares are not listed for trading on a stock exchange or other securities market, and our Shares are intended to be sold at a price generally equal to the Fund’s monthly NAV per share.

Following the Conversion Effective Date, we expect to conduct private offerings of our Shares to investors in reliance on exemptions from the registration requirements of the Securities Act, including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D and Regulation S promulgated thereunder (the “Private Offering”). Investors in our private offering are required to be “accredited investors” as defined in Regulation D of the Securities Act. Each investor in the Private Offering will purchase Shares pursuant to a subscription agreement entered into with us (a “Subscription Agreement”). The Fund reserves the right to conduct additional offerings of securities in the future in addition to the Private Offering. In addition, although the Fund intends to issue Shares (as defined herein) on a monthly basis, the Fund retains the right, if determined by it in its sole discretion, to accept subscriptions and issue Shares, in amounts to be determined by the Fund, more or less frequently to one or more investors for portfolio management, regulatory, tax or other reasons.

While a Shareholder will not know the NAV applicable on the effective date of the Share purchase, the Fund’s NAV applicable to a purchase of Shares will be available generally within 20 business days after the last day of each month; at that time, the number of Shares based on that NAV and each Shareholder’s purchase will be determined and Shares are credited to the Shareholder’s account as of the effective date of the Share purchase. If investors wish to know the NAV prior to the subscription being accepted they must contact their financial advisor.

On April 10, 2025, upon Conversion, we admitted 16 shareholders (the “Initial Members”) to the Fund, such Initial Members’ existing limited partnership interests in the private fund converting to an equivalent amount of Shares of the Fund based on a NAV per Share of $25 upon Conversion, and accepted $241 million in commitments from the Initial Members to purchase Shares pursuant to Drawdown Subscription Agreements (“Commitments”), including $2 million committed by an affiliate of the Adviser. Closings (each, a “Closing”) may occur on a monthly or intra-month basis, and, during the Interim Period, the Initial Members may have capital called by the Fund alongside monthly or intra-month Closings (or such other times as may be determined by the Adviser in its discretion).

Pursuant to the Drawdown Subscription Agreements, the Initial Members made Commitments to purchase Shares during the Interim Period. The Drawdown Subscription Agreements provide that the Initial Members are required to fund capital contributions to purchase Shares (each, a “Drawdown Purchase”), each time we deliver a drawdown notice, which we deliver at least 10 business days prior to the date on which contributions will be due (each, a “Capital Drawdown Date”). Drawdown Purchases will generally be made pro rata, in accordance with unfunded Commitments of all Initial Members. In addition, the Drawdown Subscription Agreements provide that we retain the right at our discretion to call Drawdown Purchases on a non-pro rata basis so that the assets of the Fund will not be considered “plan assets” under ERISA or the Plan Asset Regulations (each as defined below), or as otherwise necessary or desirable in order to comply with ERISA or any other applicable legal, contractual, regulatory, tax or similar regimes. Each Drawdown Purchase is made at a price per Share equal to our Per Share NAV as determined within 48 hours of the Capital Drawdown Date, excluding Sundays and holidays, of such sale, subject to certain exceptions and calculated in accordance with the Investment Company Act. No investor in our private placement will be required to invest more than the total amount of its Commitment.

An investor will be released from any obligation to purchase additional Shares on the earlier of (i) the date that such investor’s Commitment is fully called and (ii) the end of the Interim Period.

While the Fund expects each Subscription Agreement to reflect the terms and conditions summarized above, the Fund reserves the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law. No investor in the Private Offering will be permitted to make an investment in the Fund on economic terms and conditions that are more favorable than the economic terms and conditions contained in the Subscription Agreements entered into with all other investors.

Audax Private Debt, the Adviser, and the Administrator

Audax Private Debt

Audax Private Debt, the credit business of Audax Group, is a leading direct lender to private equity-backed U.S. middle market companies, with current assets under management (“AUM”) of $23 billion.1 Established in 2000, Audax Private Debt has raised over $35 billion of capital and deployed $45 billion in over 1,200 middle market companies across its senior secured first lien, unitranche, and mezzanine debt strategies since inception.2 As of the date of this registration statement, Audax Private Debt has supported over 275 private equity sponsors with its financing solutions, which we believe demonstrates Audax Private Debt’s extensive deal sourcing network and underwriting infrastructure. We believe Audax Private Debt’s disciplined approach to growth has allowed it to maintain a consistent investment strategy that has generated attractive risk-adjusted returns across multiple economic cycles over its operating history. The Adviser intends to employ the same rigorous underwriting and investment strategies used by the investment professionals of Audax Private Debt in respect of its other investment funds to seek to achieve the Fund’s investment objective.

Founded in 1999, Audax Group is a global investment business and a leading capital partner to middle market companies, with over $40 billion in AUM and offices in New York, Boston, San Francisco, and London. Audax Group has over 425 employees, including over 175 investment professionals, who manage over 500 current investments in middle market companies across private credit and private equity.3

Our Adviser

Our investment activities will be managed by our Adviser, Audax PDB Management Company, LLC pursuant to the Advisory Agreement. See “Item 1. Business—Advisory Agreement.” Our Adviser is a Delaware limited liability company and wholly-owned subsidiary of Audax Management Company (NY), LLC, the registered investment adviser for other Audax Private Debt entities. The Adviser, which was formed for the purpose of serving as investment adviser to the Fund, is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser does not currently provide investment advisory services to any other Audax Private Debt entity. Audax Private Debt will provide the Adviser with a team of investment professionals who have substantial experience in credit origination and underwriting, including members of the Adviser’s investment committee (“Investment Committee”). The Adviser expects to benefit significantly from Audax Private Debt’s capabilities in sourcing, diligencing, underwriting and structuring potential investments, and monitoring portfolio companies. The Adviser will manage our day to day business affairs and manage our portfolio under the general oversight of our Board of Directors.

[1]

As of December 31, 2024. AUM represents regulatory assets under management calculated as total gross assets plus undrawn equity commitments (less any amounts outstanding on lines of credit which are expected to be paid down using undrawn equity).

[2]

As of December 31, 2024. Capital raised across Audax Private Debt includes $18 billion of existing/anticipated leverage on certain Private Debt vehicles and does not include withdrawals and redemptions from certain open-end funds/accounts.

[3]

As of December 31, 2024. AUM represents regulatory assets under management calculated as total gross assets plus undrawn equity commitments (less any amounts outstanding on lines of credit which are expected to be paid down using undrawn equity).

The Adviser’s duties related to investments are detailed in the Advisory Agreement, an investment advisory agreement between the Fund and the Adviser, including that our Adviser will be responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, evaluating investment opportunities, negotiating the terms and disposition of our investments and monitoring our investments and portfolio companies on an ongoing basis. Our Board of Directors is responsible for monitoring whether the Adviser is appropriately discharging its duties under the Advisory Agreement.

The Fund’s assets and liabilities will be valued in accordance with the valuation policies and procedures of the Fund and the Adviser, as may be amended from time to time, a copy of which will be available upon request. Such valuations will be made in accordance with Rule 2a-5 under the Investment Company Act, the SEC rule governing the valuation of a BDC’s portfolio investments, and U.S. GAAP. The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the Investment Company Act (the “Valuation Designee”), and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board. Even though the Board of Directors designated the Adviser as its “valuation designee,” the Board of Director’s audit committee continues to be responsible for overseeing the processes for determining fair valuation.

Investment Committee

The purpose of the Investment Committee is to evaluate and approve all investments by our Adviser. The Investment Committee review process is intended to bring the diverse experience and perspectives of the committee members to the analysis and consideration of every investment. We believe this process provides consistency to our Adviser’s investment philosophy and policies. The Investment Committee will also determine appropriate investment size and mandate ongoing monitoring requirements. No member of the Investment Committee will serve as the lead portfolio manager, and its members are equally responsible for the management of our portfolio.

Potential transactions will be reviewed on a regular basis. Members of the Investment Committee are encouraged to share information and views on credits with the deal team members early in their analysis. This process improves the quality of the analysis and enables the deal team members to work more efficiently. In addition to reviewing investments, the Investment Committee meetings will serve as a forum to discuss the committee members’ credit market views and outlook.

Portfolio Management

The Adviser will review investment performance on a regular basis to evaluate whether each investment is delivering the expected results. For each investment, portfolio monitoring processes will measure the borrower’s current and projected financial performance versus historical performance, with emphasis on financial results since the funding of the investment. As part of the Adviser’s financial performance evaluation, it will monitor, among other items, the borrower’s historical, current and projected covenant compliance. Additionally, the Adviser will maintain communication with other lenders, borrowers, and private equity sponsors, and manage any credit amendments or waivers on our behalf.

Our Administrator

On April 10, 2025, we entered into an administration agreement with Audax Management Company (NY), LLC (the “Administration Agreement”), pursuant to which the Administrator provides administrative services to the Fund. Under the Administration Agreement, the Administrator will perform, or oversee the performance of administrative services necessary for the operation of the Fund, which include being responsible for the financial records which the Fund is required to maintain and preparing reports filed with the SEC. In addition, the

Administrator will assist in determining and publishing the Fund’s NAV, overseeing the preparation and filing of the Fund’s tax returns and the printing and dissemination of reports to the Fund’s shareholders, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others. The principal executive office of our administrator is located at 320 Park Avenue, New York, NY 10022.

The Administrator, on behalf of us and at our expense, may retain one or more service providers as custodian, sub-administrator, and transfer agent for the Fund. All of the foregoing expenses will ultimately be borne by the Fund’s Shareholders. The Adviser and the Board (as defined below) will be responsible for overseeing the activities of the custodian, sub-administrator, and transfer agent.

The Board of Directors

Overall responsibility for the Fund’s oversight rests with the Board of Directors of the Fund (the “Board” or “Board of Directors” and each member of the Board of Directors, a “Director”). We entered into the Advisory Agreement with the Adviser, pursuant to which the Adviser manages the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the Investment Company Act, the Fund’s LLC Agreement and applicable provisions of state and other laws. The Adviser keeps the Board informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board with additional information as the Board may, from time to time, request. The Board is currently composed of seven members, four of whom are directors who are not “interested persons” of the Fund or the Adviser as defined in the Investment Company Act (the “Independent Directors”). Our Board does not currently have a designated lead Independent Director. The Board meets at regularly scheduled quarterly meetings each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

Market Opportunity

Responsible for one third of U.S. GDP and employment, the U.S. middle market presents a rich opportunity set comprised of over 200,000 companies. Standalone, the U.S. middle market would rank as the third-largest economy in the world by GDP.4 Additionally, the middle market has demonstrated resiliency during uncertain economic environments, including during the 2007-2009 financial crisis, when it added more than two million jobs. We believe that these dynamics are appealing to private equity sponsors, as is the fragmented nature of the middle market, which provides opportunities to grow companies organically and through acquisitions.

Companies in the middle market backed by private equity firms often seek the bespoke terms and flexibility offered by direct lenders. We believe we will benefit from Audax Private Debt’s ability to capitalize on these dynamics, acting as a financing solutions provider for private equity sponsors that seek lasting relationships with their lenders. The Fund and the Adviser believe that Audax Private Debt’s size, flexibility, and committed capital base makes it a desirable financing source in this segment of the market.

We intend to focus primarily on companies generating between $15 million and $100 million of EBITDA annually and we and the Adviser believe companies of this size have traditionally had a narrower set of financing options than their larger counterparts and often have favorable structural attributes, including more conservative leverage levels, higher yields, financial maintenance covenants, and other enhanced documentation provisions.

[4]	Source: Year-End 2023 Middle Market Indicator, National Center for the Middle Market, World Bank, Bureau of Economic Analysis.

Competitive Strengths

The Fund believes that it will benefit from the significant scale and resources of Audax Private Debt, including but not limited to the benefits of its investment platform, sourcing strategies, and relationships with private equity firms. Certain highlights of Audax Private Debt’s competitive strengths are summarized below:

Cohesive and Experienced Investment Team. Audax Private Debt’s team is comprised of 70 dedicated investment professionals across its origination, underwriting, capital markets and portfolio management functions, including 23 Managing Directors with an average of nearly 26 years of experience. The senior leadership team has a long history of working together focused exclusively on originating, underwriting and monitoring middle market investments. Audax Private Debt was established in 2000 by Kevin Magid, its current President. Other senior management team members include Rahman Vahabzadeh, Co-Head of Originated Debt, Steven Ruby, Co-Head of Originated Debt, and Michael McGonigle, Head of Senior Debt, who have worked at Audax Private Debt since 2001, 2003 and 2007, respectively. Additionally, many of the investment team’s 23 Managing Directors have spent the substantial majority of their careers at Audax Private Debt and average over 14 years with the firm. We believe that the continuity and stability of Audax Private Debt’s investment team is a competitive advantage.

History of Low Losses. The Audax Private Debt platform operates under a disciplined investment framework that has remained consistent across multiple credit and economic cycles. Audax Private Debt’s investment process begins by generating quality and diverse deal flow primarily through directly sourcing investment opportunities from private equity firms, followed by rigorous due diligence to evaluate each opportunity. Audax Private Debt targets companies in non-cyclical industries with leading market positions, attractive financial profiles, diversified business models, proven management teams, appropriate capital structures, and high-quality underwriting EBITDA. With a focus on capital preservation, Audax Private Debt seeks to minimize downside risk through its disciplined investment approach, rigorous due diligence, meaningful portfolio diversification, and proactive investments monitoring.

Demonstrating the effectiveness of its credit underwriting, Audax Private Debt’s senior secured lending strategies have an aggregate realized loss ratio of 0.70% since inception, equating to 4 basis points per annum.5

Broad Deal Sourcing Network Established over 25 years. We believe Audax Private Debt’s proprietary direct origination capability is a competitive advantage that enables optimal asset selectivity. Audax Private Debt has established an extensive deal sourcing network since its inception in 2000, assessing almost 22,000 opportunities and providing debt capital to over 275 private equity sponsors across over 1,200 middle market transactions. Audax Private Debt has generated consistent deal flow by being a responsive and flexible provider of capital through various credit and economic cycles. Audax Private Debt’s ability to provide multiple financing options (including senior debt, unitranche debt, and junior debt) has contributed to its ability to generate significant repeat business from its private equity clients and establish itself as a preferred source of debt capital.

The primary driver of Audax Private Debt’s deal flow is its direct marketing effort to middle market private equity firms. Audax Private Debt has sourced opportunities from over 700 private equity sponsors over the past 25 years. These sponsors manage funds ranging primarily from $500 million to $5 billion in size, and they often

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As of December 31, 2024. “Aggregate Realized Loss Ratio”, on any date of determination, is equal to the composite percentage of (a) the total par value of realized losses, including losses on restructured investments as well as the net impact of trading-related losses and gains, to (b) total dollars invested since inception, for all applicable accounts or funds within Audax Private Debt’s senior secured lending strategies (i.e., accounts and/or funds investing primarily in first lien, senior secured debt). On a per annum basis, “loss ratio” is equal to the percentage of (a) the Aggregate Realized Loss Ratio to (b) the number of years Audax Private Debt has been actively investing in senior secured lending strategies. Actual losses of each individual vehicle or account will differ. Losses are not offset by interest income. Does not represent investment performance.

seek relationship-oriented financing sources with committed capital and a long-term investment perspective. In addition to its direct marketing effort, Audax Private Debt has long-standing relationships with investment banks, agents, brokers, and financial advisors that seek financing for their clients.

Comprehensive Debt Capital Solutions. We believe Audax Private Debt’s scale and expertise in structuring financings across all levels of the capital structure are important competitive advantages for the Fund. Many Audax Private Debt professionals have spent the majority of their careers assessing leveraged financial transactions and have structured senior debt, junior debt, unitranche debt, high yield debt and preferred and common stock financings, among others. By combining these skills and depth of transaction experience with a mandate that allows for investment structuring flexibility, Audax Private Debt can tailor financing solutions to an issuer’s specific needs, while remaining competitive with alternative sources of capital and consistent with the Fund’s investment criteria. In addition, we believe Audax Private Debt’s ability to provide significant commitment and hold sizes with respect to its financings in the middle market strengthens its value proposition to borrowers.

Consistent Middle Market Focus. Since inception in 2000, the Audax Private Debt platform has deployed $45 billion into middle market businesses. Audax Private Debt has maintained this focus over the last 25 years, avoiding style drift despite significant growth across the Audax Private Debt platform.

Audax Private Debt’s focus on the middle market for over two decades has been driven by what it believes to be the compelling risk-adjusted return opportunity that this segment of the market offers. Middle market loans generally have favorable structural attributes relative to loans to larger companies, including more conservative leverage levels, higher yields, financial maintenance covenants, and other enhanced documentation provisions. We believe these features of the middle market will result in advantageous conditions in which to pursue our investment objectives of generating current income and, to a lesser extent, long-term capital appreciation.

Audax Group Platform. A capital provider for the middle market since 1999, Audax Group currently has over $40 billion of AUM across Audax Private Debt and Audax Private Equity.6 Audax Group has over 425 employees, including over 175 investment professionals, who manage over 500 current investments in middle market companies. Through its team-oriented investment process, Audax Group professionals leverage their collective insights and expertise across the capital structure during the due diligence, underwriting, and monitoring stages of an investment. In addition to having industry-specific knowledge and contacts, Audax Group professionals have backgrounds in operations, strategy consulting, and finance, and extensive experience in leveraged finance transactions. We believe the combination of those experiences allows Audax Private Debt to understand the credit markets from both a private debt and a private equity perspective.

Investment Selection

When identifying prospective investment opportunities, the Adviser intends to rely on fundamental credit analysis in order to preserve the Fund’s capital and minimize downside risk. The Adviser expects to recommend that the Fund invest in companies that demonstrate the following characteristics:

Leading Market Position. The Adviser intends to recommend investments in established businesses with leading market positions that are defensible against existing or potential new entrants. The Adviser will target companies that have some or all of the following attributes: low cost and flexible manufacturing infrastructure, product or service expertise, proprietary technology or distribution capability, and differentiated customer relationships.

Attractive Financial Profile. The Adviser intends to recommend investments in companies that have demonstrated organic revenue growth, margin stability, and cash flow generation capability through various

[6]

As of December 31, 2024. AUM represents regulatory assets under management calculated as total gross assets plus undrawn equity commitments (less any amounts outstanding on lines of credit which are expected to be paid down using undrawn equity).

economic cycles. The Adviser will favor companies with recurring revenues and limited capital expenditures or working capital requirements which will inherently reduce credit risk.

Diversified Business Model. The Adviser, on behalf of the Fund, intends to target companies possessing multiple sources of cash flow seeking to minimize risk tied to a single product, customer, end market, geography, regulation, technology, or commodity input.

Non-Cyclical Industries. The Adviser intends to recommend that the Fund generally avoid making investments in companies that operate in highly cyclical industries, including Tier 1 auto supply, travel & leisure, trade shows, retail, and restaurants. For any potential investment in an industry with mild or moderate cyclical demand, the Adviser’s underwriting focuses on companies that have appropriate capitalization and liquidity to withstand a potential downturn.

Experienced Management Team. The Adviser, on behalf of the Fund, seeks to partner with management teams that have: (i) played a key role in growing their businesses; (ii) a firm grasp of competitive dynamics and business trends affecting their companies’ industry segments; (iii) demonstrated an ability to apply sound cost management techniques; (iv) a well-defined vision and strategy for their companies’ future success; and (v) the depth to withstand departures and generational changes.

Strong Private Equity Sponsor & Aligned Management Team Interests. The Adviser generally believes that it is essential for companies in which it invests to have a strong private equity sponsor and a senior management team with equity interests and compensation plans aligned with its objectives. The Adviser intends to recommend investments primarily in situations where both the sponsor and management have meaningful investments in the company.

Appropriate Capitalization. The Adviser intends to recommend investments in companies that are prudently leveraged relative to current and expected cash flow generation and underlying asset and enterprise value.

High Quality Underwriting EBITDA. A critical aspect of the Adviser’s credit analysis is the detailed review of proposed addbacks and adjustments to EBITDA, which are common in numerous middle market change-of-control or recapitalization transactions.

Investment Process

Origination. The primary driver of Audax Private Debt’s deal flow is its direct marketing effort to middle market private equity firms. In addition to its direct marketing effort, Audax Private Debt has long-standing relationships with investment banks, agents, deal brokers, and financial advisors that seek financing for their clients. The Adviser believes Audax Private Debt’s 25-year history and extensive network of private equity firms will provide significant access to investment opportunities for the Fund.

Initial Screening Process. Once a potential transaction is sourced, it undergoes an initial screen to determine the suitability of the investment. This assessment includes a review of the borrower’s industry, its relative position within that industry and financial and operating metrics, as well as transaction-specific items such as the proposed capital structure, deal size, and expected pricing. If the results of this initial screen are positive, the next step is to proceed with detailed transaction due diligence and analysis.

Credit Analysis / Due Diligence. The Adviser seeks to employ a disciplined and rigorous process for all credit investments. Audax Private Debt’s investment professionals conduct an in-depth assessment of a company’s management team, corporate strategy, and product lines or services offered. Audax Private Debt also evaluates competitive industry dynamics, paying close attention to potential risks and prospects for market growth. Areas of focus typically include, but are not limited to, market position, visibility of revenue, concentration of customers or suppliers, cost competitiveness, pricing or margin risks, and operating risks outside of a company’s control (e.g., commodity prices, government reimbursement, foreign supply chain). The Adviser will also assess the overall macroeconomic environment and financial markets in structuring, pricing and evaluating opportunities. Third parties will often be involved in the Audax Private Debt due diligence process, whether they are hired by Audax Private Debt or by the private equity sponsor in a transaction.

Investment Committee Process. After determining a potential investment fits our investment strategy, it will be introduced to the Adviser’s Investment Committee, where the Audax Private Debt investment team presents a summary of its credit research, due diligence, analysis, and preliminary conclusions. During this initial presentation, the Investment Committee evaluates the credit, raises potential risks or concerns, and suggests follow-up analyses for the deal team to conduct as they continue to assess the opportunity. As additional extensive due diligence is performed by Audax Private Debt’s investment team, potential investment opportunities are presented to the Investment Committee on multiple occasions to address all key questions and topics noted during previous discussions. Investment Committee meetings typically take place during regularly scheduled, bi-weekly sessions, though the Investment Committee and deal team may convene on an as needed basis to provide feedback to our private equity sponsor clients in a timely manner.

Only upon completion of thorough due diligence and after multiple screenings with its Investment Committee will the Audax Private Debt investment team seek final approval for an investment. Final materials include a summary of the opportunity, investment rationale, risks and mitigants, detailed credit analyses, industry research, and key takeaways from third-party diligence commissioned by Audax Private Debt’s private equity sponsors, among other content. Upon review of the final committee materials, and taking into account viewpoints of Audax Private Debt’s investment team and other Audax Private Debt senior professionals, the Investment Committee will make a final investment decision.

Structuring and Execution. Once a prospective investment has been approved by the Investment Committee, the Audax Private Debt investment team will work with the company’s management team, the financial sponsor, and if applicable, any other lenders in the capital structure, to finalize the structure and terms of the investment in accordance with the terms and conditions approved by the Investment Committee. After an agreement is reached, the Audax Private Debt investment team will properly document the investment.

Monitoring. Post-investment, Audax Private Debt actively monitors portfolio companies by analyzing ongoing financial reporting and maintaining regular dialogue with management teams and private equity sponsors. Audax Private Debt believes the combination of assessing financial metrics and maintaining relationships with key stakeholders is critical in effectively monitoring investments. Portfolio companies will generally be required to provide monthly or quarterly financial and operating reports and covenant compliance certificates. Audax Private Debt also seeks to monitor its debt investments through active participation in strategic discussions with company management and sponsors. When feasible, by including affirmative financial maintenance covenants in our borrowers’ credit documentation, Audax Private Debt often receives early insight into material changes to the business prospects and strategic direction of our portfolio companies. Lastly, Audax Private Debt regularly reviews industry research from independent third-party sources, and conducts portfolio reviews to identify investments that may require closer credit monitoring or a change in valuation.

Audax Private Debt’s monitoring process also incorporates risk ratings that standardize the way it assesses credit risk across individual loans. Investments are scored across various credit metrics and then assigned a risk rating between 1-4 (ascending risk) according to relative severity.

Investment Valuation Process

The Fund’s assets and liabilities will be valued in accordance with the valuation policies and procedures of the Fund and the Adviser, as may be amended from time to time, a copy of which will be available upon request. Such valuations will be made in accordance with Rule 2a-5 under the Investment Company Act, the SEC rule governing the valuation of a BDC’s portfolio investments, and U.S. GAAP. The Board has designated the

Adviser as its “valuation designee” pursuant to Rule 2a-5 under the Investment Company Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board. Even though the Board designated the Adviser as its “valuation designee,” the Board’s audit committee continues to be responsible for overseeing the processes for determining fair valuation. In making valuation determinations, the Adviser, as Valuation Designee, may be deemed subject to a conflict of interest, as the valuation of such assets and liabilities affects its compensation. There is no guarantee that the value determined with respect to a particular asset or liability by the Adviser will represent the value that will be realized by the Fund on the eventual disposition of the related investment or that would, in fact, be realized upon an immediate disposition of the investment.

When market prices are readily available, the Adviser shall value the Company’s investments at the current market price. Where it is possible to obtain independent third party market quotes for securities, the Adviser will use these quotes to obtain a value for those securities. The Adviser obtains marks for marketable securities from third party vendors whom it believes to be reliable. When obtaining such quotes or marks, the Adviser will determine whether the quote obtained is sufficient according to GAAP to determine the fair value of the security. If determined adequate, the Adviser will use the quote obtained. If such quote or marks are deemed unreliable, the Adviser will then use the mid-point of the “bid” and the “asked” quote for the security to calculate the Company’s current fair value.

The Fund’s investments are expected to include loans and other instruments that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Adviser. The Adviser will determine fair value for those investments through a valuation process that will be conducted at the end of each fiscal quarter by the valuation committees of our Adviser with the assistance of the Adviser’s investment and management personnel, finance and compliance teams, third-party valuation agents, and guidance from outside counsel, and reviewed by the audit committee of our Board. The Adviser, as Valuation Designee, intends to retain independent providers of financial advisory and investment banking services to assist the Valuation Designee by performing certain limited third-party valuation services. In connection with that determination, the Adviser will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with the valuation policies and procedures of the Fund and the Adviser. The participation of the Adviser in our valuation process could result in a conflict of interest, since the management fee paid to the Adviser (the “Management Fee”) is based in part on the Fund’s net assets. In addition, the Investment Company Act and Rule 2a-5 thereunder impose requirements on the Fund and Adviser in respect of the valuation of the Fund’s assets that the Fund and the Adviser believe significantly mitigate any such potential conflicts, including, for example, that the Fund’s portfolio managers may not exert undue influence on valuation determinations.

The Adviser’s fair value methodology accords with the fair value principles established by FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC 820 also provides guidance regarding a three-tier fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Adviser determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. When available, the Adviser bases the fair value of the Fund’s investments on directly observable market prices or on market data derived from comparable assets. The Adviser’s valuation policy considers the fact that no ready market exists for many of the securities in which the Fund invests and that fair value for the Fund’s investments must be determined using unobservable inputs. The Adviser’s valuation policy is intended to provide a consistent basis for determining the fair value of the Fund’s portfolio.

The Adviser will utilize the following multi-step process each quarter in determining fair value for the Fund’s investments for which market quotations are not readily available:

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First, the Adviser’s investment professionals responsible for the portfolio investment and other senior members of the Adviser’s investment and management team, with oversight from the Adviser’s finance team, will make initial valuations of each investment;

•

Second, the Adviser’s investment professionals and management team, with oversight by the Adviser’s finance and compliance team, will document the preliminary valuation conclusions and oversee sample testing of valuations with third-party valuation agents;

•	Third, the preliminary valuation conclusions will be presented to the Adviser’s valuation committees as relevant, for consideration;

•	Fourth, the Adviser’s valuation committees will discuss the recommended valuations and determine, in good faith, the fair value of each investment;

•	Fifth, the valuation determinations of the Adviser’s valuation committees will be presented to the Adviser and then shared with the Fund’s chief executive officer and chief financial officer; and

•	Sixth, the Adviser will provide certain quarterly and annual reports to the Board.

The types of factors that the Adviser may take into account in determining the fair value of the Fund’s investments generally include, as relevant, but are not limited to: the nature and realizable value of any collateral; call features, put features and other relevant terms of debt; the portfolio company’s ability to make payments; the portfolio company’s actual and expected earnings and discounted cash flow; prevailing interest rates for like securities and expected volatility in future interest rates; the markets in which the issuer does business and recent economic and/or market events; comparisons to publicly traded securities; and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser will consider the pricing indicated by the external event in its valuation of the portfolio investment. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.

Advisory Agreement

The description below of the Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement attached as an exhibit to this Registration Statement.

The Fund has entered into the Advisory Agreement with the Adviser.

Subject to the overall supervision of our Board and in accordance with the Investment Company Act, the Adviser will manage our day-to-day operations and provide investment advisory services to us. Under the terms of the Advisory Agreement, our Adviser:

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determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

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identifies and evaluates investment opportunities and makes investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf; monitors the investments we make;

•	determines the securities and other assets that we will purchase, retain or sell;

•	performs due diligence on prospective portfolio companies;

•	assists the Board with its valuation of our portfolio companies;

•	directs investment professionals of the Adviser to provide managerial assistance to portfolio companies of the Fund as requested by the Fund, from time to time;

•	exercises voting rights in respect of portfolio securities and other investments for us;

•	arranges for financing facilities and other forms of leverage in the event that we determine to acquire debt financing, subject to the oversight and approval of the Board; and

•	provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, so long as its services to us are not impaired.

In accordance with the Advisory Agreement, we will pay the Adviser certain fees as compensation for its services, such fees consisting of a Base Management Fee and an Incentive Fee. The cost of both the Base Management Fee and the Incentive Fee will be borne by our Shareholders.

Base Management Fee

The Base Management Fee is calculated at an annual rate of 1.25% of our net assets as of the beginning of the first business day of the month, payable monthly in arrears. For the first calendar month in which the Fund has operations, net assets will be measured as the beginning net assets as of the date of Conversion.

Incentive Fee

The Incentive Fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.

(i) Incentive Fee on Pre-Incentive Fee Net Investment Income. The portion based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and distributions paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a hurdle of 1.5% per quarter (6.0% annualized) (the “Hurdle Rate”).

The Fund will pay the Adviser an incentive fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

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no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the Hurdle Rate of 1.5%;

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100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the Hurdle Rate but is less than a rate of return of 1.7143% (6.8571% annualized). This is referred to as Pre-Incentive Fee Net Investment Income Returns (which exceed the Hurdle Rate but are less than 1.7143%) that constitute the “catch-up”; and

•	12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (6.8571% annualized).

(ii) Incentive Fee on Capital Gains. The second component of the Incentive Fee (the “capital gains incentive fee”) is payable at the end of each calendar year in arrears.

The amount payable equals:

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12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Fund will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Fund were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to this Agreement be in excess of the amount permitted by the Advisers Act, as amended, including Section 205 thereof.

The fees that are payable under this Agreement for any partial period will be appropriately prorated.

Administration Agreement and Administrative Fee

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.

The Fund has also entered into an Administration Agreement with Audax Management Company (NY), LLC, acting in its capacity as “Administrator,” pursuant to which the Administrator provides administrative services to the Fund. Under the Administration Agreement, the Administrator will perform, or oversee the performance of administrative services necessary for the operation of the Fund, which include being responsible for the financial records which the Fund is required to maintain and preparing reports filed with the SEC. In addition, the Administrator will assist in providing the Fund with office facilities, equipment, clerical, bookkeeping, compliance, and record keeping services at such facilities, determining and publishing the Fund’s NAV, overseeing the preparation and filing of the Fund’s tax returns and the printing and dissemination of reports to the Fund’s shareholders, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

We will reimburse the Administrator for its allocable portion of the costs and expenses incurred by the Administrator for overhead in performance by the Administrator of its duties under the Administration Agreement, including the cost of facilities, office equipment and the Fund’s allocable portion of cost of compensation and related expenses of its Chief Financial Officer and Chief Compliance Officer and their respective staffs, as well as any costs and expenses incurred by the Administrator relating to any administrative or operating services provided by the Administrator to the Fund. We anticipate that such costs will be reflected as an administrative fee in the Fund’s statements of operations.

Certain Terms of the Advisory Agreement and the Administration Agreement

Each of the Advisory Agreement and the Administration Agreement have been approved by the Board. Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Directors. The Fund may terminate the Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate either agreement may be made by a majority of the Board or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, the Adviser may terminate the Advisory Agreement or the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Advisory Agreement will automatically terminate within the meaning of the Investment Company Act and related SEC guidance and interpretations in the event of its assignment. See “Item 1A. Risk Factors—Risks Related to Our Business and Structure—Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose its key professional(s), our ability to achieve our investment objective could be significantly harmed.”

The Adviser and the Administrator will not be liable for any action taken or omitted to be taken in connection with the performance of any of its duties or obligations under the Advisory Agreement and Administration Agreement, respectively, or otherwise as our investment adviser or administrator, respectively; provided, that the Adviser and Administrator will not be protected against any liability to the Fund or its shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent disabling conduct, each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Advisory Agreement and our Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. The Adviser and the Administrator will not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain of our expenses on our behalf (each, an “Expense Payment”). In making an Expense Payment, the Adviser will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organizational or offering expenses); provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar month or quarter, as applicable, in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s Shareholders based on distributions declared with respect to record dates occurring in such calendar month or quarter, as applicable (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month or quarter, as applicable, have been reimbursed. Any payments required to be made by the Fund pursuant to this paragraph shall be referred to as a “Reimbursement Payment.” For purposes of the Expense Support Agreement, “Available Operating Funds” means the sum of (i) the Fund’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The amount of the Reimbursement Payment for any calendar month or quarter, as applicable, shall equal the lesser of (i) the Excess Operating Funds in such calendar month or quarter, as applicable, and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month or quarter, as applicable, that have not been previously reimbursed by the Fund to the Adviser; provided that the Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar month or quarter, as applicable, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement.

No Reimbursement Payment for any calendar month or quarter, as applicable, will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Fund at the time of such proposed Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Fund’s “Operating Expense Ratio” (as defined below) at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Fund’s average net assets over the applicable period.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month or quarter, as applicable, except to the extent the Adviser has waived its right to receive such payment for the applicable month or quarter, as applicable. As of the date of this registration statement, the Adviser has paid on our behalf expenses in an amount totaling approximately $2,900,000 with an additional $1,500,000 in accrued expenses. There can be no assurance that the Adviser will be reimbursed for such amount or future amounts paid, and the Adviser will only be reimbursed in accordance with the terms of the Expense Support Agreement.

Share Repurchase Program

We do not intend to list our Shares on a securities exchange and do not expect there to be a public market for our Shares. As a result, if you purchase our Shares, your ability to sell your Shares will be limited.

Beginning no later than the first full calendar quarter following the one year anniversary of the Fund’s election to be regulated as a BDC, the Fund intends to commence a share repurchase program in which, at the discretion of our Board, it may repurchase, in each quarter, up to 5% of the NAV of its Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Fund’s Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in the Fund’s best interest and the best interest of the Shareholders. As a result, share repurchases may not be available each quarter. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the Investment Company Act.

Distribution Reinvestment Plan

The Fund generally intends to distribute substantially all of its available earnings annually by paying distributions on a quarterly basis, as determined by the Board in its discretion Additionally, we have adopted a distribution reinvestment plan, pursuant to which all cash distributions declared by the Board on behalf of Shareholders who do not elect to receive their distributions in cash will be reinvested in Shares of the Fund. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our Shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

A participating shareholder will receive an amount of Shares equal to the total dollar amount of the dividend or distribution on that participant’s Shares divided by the Per Share NAV as of the as of the effective date of the monthly share purchase (unless the Board determines to use the NAV per share as of another time).

We intend to use primarily newly issued Shares to implement the plan. Shares issued under the dividend reinvestment plan will not reduce outstanding Capital Commitments.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our Shares. Shareholders can elect to “opt out” of the Fund’s distribution reinvestment plan and elect to receive its entire dividend or a portion of its distribution in cash at any time by notifying Computershare Trust Company (the “Plan Administrator”), the Fund’s Plan Administrator, in writing. Such notice must be received by the Plan Administrator 10 business days in advance of the first calendar day of the next month in order for a Participant’s termination to be effective for such month. Shares purchased under the plan will be registered in the name of the Plan Administrator or an affiliated nominee and credited to the participants’ respective accounts under the Plan.

The plan is terminable by the Fund upon notice in writing mailed to each Shareholder of record at least 30 days prior to any record date for the payment of any cash dividend or distribution by the Fund. A participant may terminate participation in the plan at any time, without penalty, by delivering notice in writing to the Plan Administrator 10 days prior to the first calendar day of the month the participant would like the termination to be effective of. If a participant terminates plan participation, all shares, including fractional shares, will continue to remain in book-entry for in the participant’s account after withdrawal or termination, and future distributions will be distributed to the Shareholder in cash.

Term

The Fund is expected to be non-exchange traded, meaning its Shares are not expected to be listed for trading on a stock exchange or other securities market. The Fund is also expected to be a perpetual-life BDC, meaning it is an investment vehicle of indefinite duration, whose Shares are intended to be sold by the Fund on a continuous basis at a price generally equal to the Fund’s monthly NAV per share. See “Item 9. Market Price Of And Distributions On The Registrant’s Common Equity And Related Shareholder Matters—Valuation of Portfolio Securities.”

We believe that the perpetual nature of the Fund enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While the Fund may consider a liquidity event (e.g., a merger or sale) at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Competition

We will compete for investments with a number of capital providers, including BDCs, other investment funds (including private debt and equity funds and venture capital funds), special purpose acquisition company sponsors, investment banks with underwriting activities, hedge funds that invest in private investments in public equities, traditional financial services companies such as commercial banks, and other sources of financing, including the broadly syndicated loan market and high yield capital market. Many of these capital providers have greater financial and managerial resources than we do. In addition, many of our competitors are not subject to the regulatory restrictions that the Investment Act imposes on us as a BDC. For additional information concerning the competitive risks we expect to face, see “Item 1A. Risk Factors—Risks Related to Our Business and Structure—We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.”

Allocation of Investment Opportunities

General

The Adviser and its affiliates manage investments similar to the Fund’s investments and may allocate relevant investment opportunities among the Fund and another investment fund, vehicle or account managed by the Audax Group (collectively, the investment funds, vehicles and accounts managed by the Audax Group are the “Audax Vehicles”). An affiliate of the Adviser received an exemptive order from the SEC, on November 7, 2018 (the “Order”), that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Audax Group has applied for an amended exemptive order from the SEC that, if granted (the “Amended Relief”), would allow the Fund to co-invest alongside other Audax Private Debt affiliates, and would permit the Fund greater flexibility to negotiate the terms of co-investments if its Board determines that it would be advantageous for it to do so, see “Item 1. Business—Allocation of Investment Opportunities—Co-Investment Relief.” However, there is no guarantee that Amended Relief will be granted.

Subject to the terms of the Order, or, as applicable, other Investment Company Act restrictions on co-investments with affiliates, the Adviser will offer the Fund the right to participate in all investment opportunities that fall within its then current investment objectives and strategies as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with the Adviser’s code of ethics and the Adviser’s allocation policy and procedures, the Fund will not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other Audax Vehicles. The Fund’s Board will regularly review the Adviser’s allocation policy and procedures. Where the Fund and one or more Audax Vehicles co-invest, subject to the terms of the Order and the Investment Company Act, each is expected to participate in an investment based on its relative available capital, subject to adjustment for legal, tax, structuring, regulatory or other considerations, and taking into account, among other things, overall capital commitments, diversification considerations and investment mandates applicable to the Fund and such vehicles. Subject to the terms of the Order and the Investment Company Act, Audax Private Debt also reserves the right to make independent decisions about when the Fund and other Audax Vehicles should purchase and sell investments. Subject to the terms of the Order and the Investment Company Act, the Fund may invest in opportunities in which other Audax Vehicles (i) have invested, (ii) are contemplating an investment or (iii) have decided not to invest and likewise, other Audax Vehicles may invest in opportunities in which the Fund (i) has invested, (ii) is contemplating an investment or (iii) has declined to invest. The Fund will not receive priority allocations of eligible investments ahead of other Audax Vehicles, and the Fund’s Board will regularly review the Adviser’s allocation policy and procedures.

Certain provisions of the Investment Company Act will prohibit the Fund from engaging in transactions with Audax Private Debt and its affiliates; however, unregistered funds also managed by Audax Private Debt are not prohibited from the same transactions. The Investment Company Act also imposes significant limits on co-investments with affiliates of the Fund. Audax Private Debt will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms) unless in compliance with the Order or unless such investments are not prohibited by Section 17(d) of the Investment Company Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. Once Audax Private Debt and the Fund receive the Amended Relief from the SEC to engage in certain privately negotiated investments, such Amended Relief will further expand the Fund’s ability to co-invest alongside its affiliates. However, the Amended Relief will contain certain conditions that may limit or restrict the Fund’s ability to participate in such negotiated investments or participate in such negotiated investments to a lesser extent. Further, there is no guarantee that the Amended Relief will be granted. An inability to receive the desired allocation to potential investments may adversely affect the Fund’s performance.

Co-Investment Relief

The Investment Company Act generally prohibits BDCs from entering into negotiated co-investments with affiliates absent an exemptive relief order from the SEC. As discussed above, Audax Private Debt currently has an exemptive Order from the SEC, which permits us to enter into certain negotiated co-investment transactions alongside Audax Private Debt and/or other Audax Vehicles, and the Fund and the Adviser have applied for Amended Relief from the SEC. If the Amended Relief is granted, we will be permitted additional flexibility to co-invest with Audax Private Debt and its affiliates if certain requirements are met. However, there is no guarantee that the Amended Relief will be granted.

With co-investments, there are expected to be circumstances where an amount that would otherwise have been invested by the Fund is instead allocated to co-investors (who may or may not be shareholders of the Fund or investors in other accounts managed by Audax Private Debt and any other advisory affiliates). Each co-investment opportunity (should any exist) is likely to be different, and allocation of each such opportunity will depend on the facts and circumstances specific to that unique situation (e.g., timing, industry, size, geography, asset class, projected holding period, exit strategy and counterparty). Different situations will require that the various facts and circumstances of each opportunity be weighted differently, as the Adviser deems relevant to such opportunity.

In addition, the Adviser and/or its affiliates will in certain circumstances be incentivized to offer certain potential co-investors opportunities to co-invest because the extent to which any such co-investor participates in (or is offered) co-investment opportunities may impact the amount of performance-based compensation and/or management fees or other fees paid by the co-investor.

The Adviser believes that co-investments by us and other funds sponsored or managed by the Adviser and its affiliates may afford us additional investment opportunities and the ability to achieve greater diversification. Pursuant to the terms of the Order or, if granted, the expected terms of the Amended Relief (each, an “Applicable Order”), and in accordance with other provisions of the Investment Company Act, we expect to co-invest with other affiliates of the Adviser, unless doing so is impermissible under existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to Audax Private Debt, or the allocation policies and procedures applicable to the Fund.

Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Fund’s Independent Directors are required to make certain determinations in connection with a proposed co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Fund and its Shareholders and do not involve overreaching in respect of the Fund or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Fund’s Shareholders and the Fund’s then-current objectives and strategies.

The Fund may also co-invest alongside Audax Private Debt affiliates pursuant to other regulations and interpretations of the Investment Company Act, for example if the only terms negotiated as to the investment is price. Subject to the terms of the Order, or, as applicable, other Investment Company Act restrictions on co-investments with affiliates, the Adviser will offer the Fund the right to participate in investment opportunities that falls within our then-current investment objectives and strategies, positions, policies, strategies and restrictions, as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with Audax Private Debt’s code of ethics and allocation policies and procedures, the Fund will not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by Audax Private Debt. The Fund’s Board will regularly review the Adviser’s allocation policy and procedures.

The Adviser and its affiliates have other clients with similar or competing investment objectives, including certain private funds, managed accounts and similar investment vehicles sponsored or managed by Audax Private Debt (“Affiliated Funds”), that are pursuing an investment strategy similar to ours. Audax Private Debt has obligations to such Affiliated Funds and certain Affiliated Funds have investment objectives that overlap with those of the Fund.

To the extent the Fund competes with one or more Affiliated Funds for a particular investment opportunity, Audax Private Debt will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) Audax Private Debt’s internal conflict of interest and allocation policies and procedures, (2) the requirements of the Advisers Act and (3) certain restrictions under the Investment Company Act regarding co-investments with affiliates, as modified by no-action relief granted by the SEC as well as the Applicable Order, in each case in compliance with the terms and conditions of such no-action relief or the Applicable Order. Audax Private Debt’s allocation policies are intended to ensure that, over time, the Fund generally shares equitably in investment opportunities with other Affiliated Funds, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for us and such other accounts.

The Adviser and its affiliates seek to ensure the equitable allocation of investment opportunities when we are able to invest alongside other Affiliated Funds. Pursuant to the Adviser’s allocation policy each opportunity will be offered to us and similar eligible investment funds, accounts or other investment vehicles, as periodically determined by the Adviser and its affiliates. The Adviser’s allocation policy further provides that allocations among us and other accounts will generally be made pro rata based on each account’s capital available for investment, as determined, in our case, by the Adviser. It is the Adviser’s policy to base its determinations as to the amount of capital available for investment on such factors as: (1) the amount of cash on-hand, existing commitments and reserves, if any, (2) available leverage, (3) targeted asset mix and diversification requirements and (4) other investment policies and restrictions set by the Adviser or imposed by applicable laws, rules, regulations or interpretations. We expect that these determinations will be made similarly for other accounts. In situations where co-investment with other entities managed by the Adviser and its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, our Adviser will need to decide whether we or such other entity or entities will proceed with the investment. The Adviser intends to make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time.

Payment of Our Expenses

To the extent not paid by portfolio companies, the Fund will bear expenses associated with its activities, operations, administration, and transactions with respect to the Fund, including legal, auditing, investor relations, software, deal sourcing, travel, consulting, research, diligence, custody, transfer, registration, interest, taxes and extraordinary expenses, all costs of Fund leverage (including asset-based leverage) and other similar fees and expenses. For example, software expenses may include costs to maintain reporting, accounting, online research, or similar systems. The Fund will pay registration, filing and related fees and expenses incurred to allow the Fund, the Adviser or their affiliates to comply with federal, local and state laws and regulations during the offering process and subsequently during the Fund’s term. Given the possibility of new AIFMD regulations applying to the Fund’s offering activities, such fees and expenses may be significant.

Services required by the Fund (including some services at times provided by the Adviser or its affiliates to the Fund) may, for certain reasons including efficiency and economic considerations, be outsourced in whole or in part to third parties in the discretion of the Adviser or its affiliates. The Adviser and its affiliates have an incentive to outsource such services at the expense of the Fund to, among other things, leverage the use of Adviser personnel. Such services may include, without limitation, deal sourcing, information technology, license software, depository, data processing, client relations, administration and accounting (at any level in the Fund’s structure), custodial, accounting, legal and tax support and other similar services. Outsourcing may not occur universally for all Audax Vehicles and accordingly, certain costs may be incurred by the Fund for a third-party service provider that is not incurred for comparable services by other Audax Vehicles. The decision by the Adviser to initially perform a service for the Fund in-house does not preclude a later decision to outsource such services (or any additional services) in whole or in part to a third-party service provider in the future, subject to the Adviser’s fiduciary duties and any requirements of the Investment Company Act. The costs and expenses of any such third-party service providers will be borne by the Fund.

The costs associated with the investment team and staff of the Adviser, when and to the extent engaged in providing investment advisory services and management services to us, will be paid for by the Adviser, other than to the extent described below.

Subject to final documentation under the Advisory Agreement, the Fund shall bear all other fees, costs and expenses of our activities, operations, administration and transactions with respect to the Fund, including but not limited to those relating to:

•	investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement;

•

the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of Audax Private Debt or any of its affiliates;

•

all other expenses of the Fund’s operations, administrations and transactions including, without limitation, those relating to organization and offering expenses associated with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s transfer agent and escrow agent, if applicable, fees to attend seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding any shareholder servicing fee);

•

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an European Economic Area (the “EEA”) Member state in connection with such Directive (the “AIFMD”), investment bankers, administrative agents, paying agents, depositaries, custodians, directors, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator, Audax Private Debt or its affiliates), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisors that provide transactional legal advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) expenses and fees to provide administrative and accounting services to the Fund or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Fund or affiliates in connection such services (including overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services);

•	the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

•	the cost of effecting any sales and repurchases of the Shares and other securities;

•	fees and expenses payable under any intermediary manager and selected intermediary agreements, if any;

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interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

•	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

•	costs of derivatives and hedging;

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expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

•

expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

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all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

•	the allocated costs incurred by the Adviser and the Administrator in providing managerial assistance to those portfolio companies that request it;

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all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

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investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of Adviser or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such vehicle, or other overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more affiliates of the Adviser as lessor in connection therewith));

•	transfer agent, dividend agent and custodial fees;

•	fees and expenses associated with marketing efforts;

•	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies, as applicable;

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independent directors’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent directors;

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costs of preparing financial statements and maintaining books and records, costs of the Sarbanes-Oxley Act, compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

•

all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby);

•	the costs of any reports, proxy statements or other notices to Shareholders (including printing and mailing costs) and the costs of any Shareholder or Board meetings;

•	proxy voting expenses;

•	costs associated with an exchange listing;

•	costs of registration rights granted to certain investors, if any;

•

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

•

all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

•

all fees, costs and expenses associated with the Fund’s information, obtaining and maintaining technology (including the costs of any professional service providers), hardware/software, data-related communication, market data and research (including news and quotation equipment and services) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by the Adviser and/or its affiliates for data-related services provided to the Fund and/or its portfolio companies (including in connection with prospective investments), each including expenses, charges, fees and/or related costs of an internal nature; provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services, reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

•

the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a business development company;

•	costs associated with individual or group Shareholders;

•	fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

•	all fees, costs and expenses of winding up and liquidating the Fund’s assets;

•	extraordinary expenses (such as litigation or indemnification);

•

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, Treasury International Capital (“TIC”) Form SLT filings, Internal Revenue Service filings under the Foreign Account Tax Compliance Act (“FATCA”) and Report of Foreign Bank and Financial Accounts (“FBAR”) reporting requirements applicable to the Fund or reports to be filed with the

CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to the Freedom of Information Act (“FOIA”) requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

•	costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

•

costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors; and

•	all other expenses incurred by the Administrator in connection with administering the Fund’s business.

In addition, from time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses.

All of the foregoing expenses will ultimately be borne by the Fund’s Shareholders.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company (as defined below), or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the Investment Company Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

iv.	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

(2)	Securities of any Eligible Portfolio Company controlled by the Fund.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies. A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments. Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are Qualifying Assets. We may also invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Indebtedness and Senior Securities. We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the Investment Company Act, would at least equal 150% immediately after each such issuance. The limited partners of the

Limited Partnership approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the Investment Company Act prior to the Conversion. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of our Shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.

Fund of Funds. In October 2020, the SEC adopted certain regulatory changes related to the ability of investment companies, including BDCs, to invest in other investment companies in excess of the limits imposed by the Investment Company Act. These changes include, among other things, the adoption of Rule 12d1-4 under the Investment Company Act (“Rule 12d1-4”). Under Rule 12d1-4, the Fund may acquire securities issued by any investment company in excess of the limits imposed by the Investment Company Act as long as the Fund complies with the conditions of Rule 12d1-4, which include, among other things, certain post-acquisition limits on control and voting of any acquired RIC. The portion of the Fund’s portfolio invested in securities issued by investment companies ordinarily will subject shareholders to additional expenses. The Fund’s investment portfolio is also subject to diversification requirements by virtue of the Fund’s intention to be a RIC for U.S. tax purposes.

Similarly, other investment companies subject to the restrictions of Section 12(d)(1) of the Investment Company Act may also rely upon Rule 12d1-4 (or Section 12(d)(1)(E), if available) of the Investment Company Act to invest in the Fund so long as in compliance with the conditions of the rule (or the exemption set forth in Section 12(d)(1)(E), if available). The Board has approved a form of fund of funds agreement, filed herewith, in connection with its organizational board meeting and has entered into, and may in the future enter into, a Rule 12d1-4 fund of funds agreements with investors subject to Section 12(d)(1) of the Investment Company Act.

Code of Ethics. We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. Our codes of ethics generally will not permit personal investments by our and the Adviser’s personnel in securities that may be purchased or sold by us.

Compliance Policies and Procedures. We and the Adviser have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act. The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our President and Chief Financial Officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the Exchange Act, our management must prepare a report regarding its assessment of our internal control over financial reporting starting with our annual report on Form 10-K for the fiscal year ending December 31, 2025 and, when we cease to be an emerging growth company (if we are also an accelerated filer or large accelerated filer), must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Compliance with the JOBS Act. We currently are, and following the completion of this offering expect to remain, an “emerging growth company,” as defined in the JOBS Act until the earliest of:

•	up to five years measured from the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more;

•	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period; and

•

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of any June 30.

Under the JOBS Act, we will be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

In addition, Section 7(a)(2)(B) of the Securities Act and Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provide that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

U.S. Investment Advisers Act of 1940. The Adviser is registered as an investment adviser under the Advisers Act.

U.S. Securities Act of 1933. The offer and sale of the Shares will not be registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) thereof. Neither the SEC, nor any state securities commission or any other regulatory authority has approved, passed upon, or endorsed the merits of this offering. The offering and proposed sale of Shares will be made to a limited number of investors: (i) in reliance upon the “private placement” exemption from registration provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated by the SEC under the Securities Act; and (ii) where available, in reliance upon appropriate exemptions from state registration or qualification requirements, or pursuant to registration or qualification under such state requirements. Shares will be offered and sold only to persons that are “accredited investors,” as such term is defined in Regulation D, or persons that qualify as a non-U.S. person for purposes of Regulation S under the Securities Act.

The Shares in the Fund will not be registered under any other securities laws, including state securities or blue-sky laws and non-U.S. securities laws.

The Shares in the Fund are subject to restrictions on transferability and cannot be transferred or resold except as permitted under the Securities Act and any applicable state or non-U.S. securities laws, pursuant to registration or exemption therefrom. In addition, such Shares must be acquired for investment only and cannot be offered for sale or sold, exchanged, transferred, assigned, conveyed, pledged, mortgaged, encumbered, hypothecated, swapped, disposed of, severed, or otherwise alienated at any time, in whole or in part, except as provided by the terms of the LLC Agreement.

Each prospective investor will be required to make customary private placement representations, including that such prospective investor is acquiring Shares for its own account for investment and not with a view to resale or distribution. Further, each prospective investor must be prepared to bear the risk of an investment in the Shares for an indefinite period of time, since the Shares may not be transferred or resold except as permitted under the Securities Act and any applicable state or non-U.S. securities laws pursuant to registration or an exemption therefrom.

Proxy Voting Policies and Procedures. We will delegate our proxy voting responsibility to our Adviser. The Proxy Voting Policies and Procedures of our Adviser are summarized below. The guidelines are reviewed periodically by the Adviser and our Independent Directors, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Adviser recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for the Adviser’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

The Adviser will vote all proxies in the best interest of its clients, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the relevant advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. All proxy voting decisions will require a mandatory conflicts of interest review by our Chief Compliance Officer in accordance with these policies and procedures, which will include consideration of whether the Adviser or any investment professional or other person recommending how to vote the proxy has an interest in how the proxy is voted that may present a conflict of interest. It is or will be the Adviser’s general policy to vote or give consent on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, the Adviser reserves the right to abstain on any particular vote or otherwise withhold its vote or consent on any matter if, in the judgment of our Chief Compliance Officer or the relevant investment professional(s), the costs associated with voting such proxy outweigh the benefits to our shareholders or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of the relevant shareholder(s).

Proxy Policies. The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a Shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Adviser. The members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of any investment committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records. You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to compliance@audaxgroup.com (telephone number: 212-703-2700).

Anti-Money Laundering Requirements. In order to comply with applicable anti-money laundering requirements, the investor must, except as otherwise agreed by the Adviser, represent and warrant in its Subscription Agreement with the Fund that neither the investor, nor any of its affiliates or beneficial owners (i) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which the Fund is prohibited or restricted to deal under the laws of the United States, (ii) appears on the European External Action Service consolidated list of persons, groups and entities subject to EU financial sanctions maintained on behalf of the European Commission, (iii) appears on the Consolidated United Nations Security Council Sanctions List or (iv) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The investor must also represent and warrant that: (i) if the investor is a natural person, the investor is not a person who is or has been entrusted with prominent public functions, such as Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of such person and (ii) the monies used to fund the investment in the Shares are not derived from, invested for the benefit of or related in any way to, the governments of, or persons within, any country that (a) is under a U.S. embargo enforced by OFAC or an embargo program issued by the United Nations, the EU or the UK as amended from time to time (currently, which include Cuba, Iran, North Korea, Russia, Syria, the Crimea, Kherson, People’s Republic of Donetsk and People’s Republic of Luhansk, or Zaporizhzhya regions of Ukraine), (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, including the “High-Risk Jurisdictions subject to a Call for Action” designated by the Financial Action Task Force (“FATF”), of which the United States is a member, or (c) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The investor must also represent and warrant that the investor: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. The investor must also represent and warrant that it does not know or have any reason to suspect that (i) the monies used to fund the investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (ii) the proceeds from the investor’s investment in Shares will be used to finance or otherwise facilitate any illegal activities. The investor must also represent and warrant that neither the investor, nor any of its affiliates, nor any person having a direct or indirect beneficial interest in the Shares being acquired is (i) a senior foreign political figure (“SFPF”), (ii) an immediate family member of a SFPF (iii) a close associate of a SFPF, (iv) a politically exposed person (a “PEP”), (v) an immediate family member of a PEP or (vi) a close associate of a PEP (each as defined in the Subscription Agreement). The investor must also represent and warrant that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the investor has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The investor must also represent and warrant that it has determined that the funds being invested by the investor in the Fund do not come from corruption. The investor must also agree, except as otherwise agreed by the Adviser, that pursuant to anti-money laundering laws and regulations, the Adviser may be required or determine that it is necessary and appropriate to collect documentation verifying the investor’s identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the Adviser of the Subscription Agreement.

Bank Holding Company Act. The U.S. Bank Holding Company Act of 1956, as amended from time to time, and the rules promulgated thereunder (collectively, the “BHC Act”), including as modified by the Dodd-Frank Act and the “Volcker Rule” thereunder, contain restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a U.S. banking organization or a non-U.S. bank with a banking presence in the United States from acquiring and holding certain interests in private investment funds. Shares of the Fund are not freely transferable, are not readily tradable on any exchange or market, and there are generally no redemption or withdrawal rights. As a result, Shares must be held on a long-term basis and the prospective investor should carefully review and familiarize itself with these rules and regulations and consult with its own counsel on how the Volcker Rule, the Dodd-Frank Act and the BHC Act may impact the investor, including as a result of its investment in the Fund.

Reporting Obligations. We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We filed a Form 10 Registration Statement with the SEC voluntarily, which will, when effective, establish the Fund as a reporting company under the Exchange Act. Upon the effectiveness of the Form 10 Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Shareholders and the public may access the Fund’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

ERISA. The Fund intends to conduct affairs so that its assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, until such time, if any, as the Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund intends to limit investment in the Shares by “benefit plan investors” to less than 25% of the total value of the Shares, within the meaning of the Plan Asset Regulations.

Each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, for example, an individual retirement account and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), must independently determine that the Shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws, and the facts and circumstances of each investing Plan.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to us and to an investment in Common Shares. This summary deals only with Shareholders that hold their shares as capital assets. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of Shareholders that are subject to special treatment under U.S. federal income tax laws, including:

•	Shareholders subject to the alternative minimum tax;

•	tax-exempt organizations (except as discussed below);

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	pension plans (except as discussed below);

•	trusts (except as discussed below);

•	financial institutions;

•	entities or arrangements taxed as partnerships or partners therein;

•	persons holding Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who receive our Shares as compensation;

•	persons who hold our Shares on behalf of another person as a nominee;

•	U.S. expatriates, or

•	U.S. Shareholders (as defined below) who have a “functional currency” other than the U.S. dollar.

Finally, this summary does not address other U.S. federal tax consequences (such as estate, gift and Medicare contribution tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to Shareholders in light of their personal circumstances. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion under the heading “Material U.S. Federal Income Tax Considerations,” a “U.S. Shareholder” is a beneficial owner of our Shares that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a domestic corporation (which is generally a corporation or any other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof, or the District of Columbia) or otherwise subject to U.S. federal income tax on a net income basis in respect of our Shares.

A “Non-U.S. Shareholder” is a beneficial owner of our Shares that is not a U.S. Shareholder and not an entity taxed as a partnership.

Regulated Investment Company Classification

As a BDC, we intend to elect to be treated and to qualify as a RIC for U.S. federal income tax purposes. Our status as a RIC will enable us to deduct qualifying distributions to our Shareholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of income and gains that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•	maintain an election under the Investment Company Act to be treated as a BDC;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of Shares or securities and other specified categories of investment income; and

•	maintain diversified holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of our taxable year:

•	at least 50% of the value of our total gross assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such

“other securities” shall not include any amount of any one issuer, if our holdings of such issuer are greater in value than 5% of our total assets or greater than 10% of the outstanding voting securities of such issuer, and

•

no more than 25% of the value of our assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

We may earn various fees which will not be treated as qualifying income for purposes of the 90% gross income test. We may also earn other types of income that will not be treated as qualifying income for purposes of the 90% gross income test.

To maintain our status as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (as that term is defined in the Code, which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to Shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but may reinvest distributions on behalf of those investors that do not elect to receive their distributions in cash. See “Item 1. Business—Distribution Reinvestment Plan” for a description of our distributions policy. One or more of the considerations described below, however, could result in the deferral of distributions until the end of the fiscal year.

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions will be taxable to our Shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Subject to certain limitations under the Code, such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of an individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

The Code provides certain relief from RIC disqualification due to inadvertent failures to comply with the 90% gross income test and the diversification tests described above, although there could be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% gross income test or the diversification test described above.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our Shareholders their share of the foreign taxes paid by us.

Taxation of U.S. Shareholders

Distributions from our investment company taxable income (consisting generally of net ordinary income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Shareholders as ordinary income to the extent made out of our current or accumulated earnings and profits. To the extent that such distributions paid by us to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividend income”) may be eligible for a reduced maximum U.S. federal income tax rate. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates that may be applicable to qualified dividend income. Distributions generally will not be eligible for the dividends received deduction allowed to corporate Shareholders. Distributions derived from our net capital gains (which generally is the excess of our net long-term capital gain over net short-term capital loss) which we have reported as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gain regardless of how long particular U.S. Shareholders have held their shares. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such U.S. Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

Any distributions declared by us in October, November, or December of any calendar year, payable to Shareholders of record on a specified date in such a month, which are actually paid during January of the following calendar year, will be treated as if paid by us and received by such Shareholders during the quarter ended December 31 of the previous calendar year. In addition, we may elect to relate any undistributed investment company taxable income or net capital gains eligible for distribution as a dividend back to our immediately prior taxable year if we:

•

declare such dividend prior to the earlier of the 15th day of the ninth month following the close of that taxable year, or any applicable extended due date of our U.S. federal corporate income tax return for such prior taxable year;

•	distribute such amount in the 12-month period following the close of such prior taxable year; and

•	make an election in our U.S. federal corporate income tax return for the taxable year in which such undistributed investment company taxable income or net capital gains were recognized.

Any such election will not alter the general rule that a U.S. Shareholder will be treated as receiving a dividend in the taxable year in which the dividend is distributed, subject to the October, November, or December dividend declaration rule discussed immediately above.

We have adopted a distribution reinvestment plan that will allow Shareholders to elect to receive distributions in the form of additional shares instead of in cash. If a U.S. Shareholder reinvests distributions in additional shares, such U.S. Shareholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. Any such additional shares will have a tax basis equal to the amount of the distribution.

Although we intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s tax basis for their Shares. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual Shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds a Shareholder’s liability for federal income tax. A Shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes we paid. To utilize the deemed distribution approach, we must provide written notice to our Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If an investor purchases Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

We will send to each of our U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts of such distributions includible in such U.S. Shareholder’s taxable income for such year as ordinary dividends and capital gain dividends. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

If a U.S. Shareholder sells or otherwise disposes of Common Shares, the U.S. Shareholder will recognize gain or loss equal to the difference between its adjusted tax basis in the shares sold or otherwise disposed of and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

From time to time, we may offer to repurchase U.S. Shareholders’ outstanding Shares. U.S. Shareholders who tender all Shares held, or considered to be held, by them will be treated as having sold their Shares and generally will realize a capital gain or loss. If a U.S. Shareholder tenders fewer than all of the U.S. Shareholder’s Shares or fewer than all Shares tendered are repurchased, such U.S. Shareholder may be treated as having received a taxable dividend upon the tender of that U.S. Shareholder’s Shares to the extent the tender is made out of our current or accumulated earnings and profits, then as a return of capital to the extent of the U.S. Shareholder’s tax basis, and thereafter any remaining amounts in such tender would be treated as capital gain. In the case where the U.S. Shareholder tenders fewer than all of the U.S. Shareholder’s Shares or fewer than all Shares tendered are repurchased, there is a risk that non-tendering U.S. Shareholders, and U.S. Shareholders who tender some but not all of their Shares or fewer than all whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in U.S. Treasury regulations. All U.S. Shareholders are urged to consult their tax advisors.

Under applicable U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to our Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their own tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

We will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of qualified dividend income, ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any Shareholder (a) who has provided either an incorrect tax identification number or no number at all, (b) whom the IRS subjects to backup withholding for failure to report the receipt of interest or dividend income properly or (c) who has failed to certify to us that it is not subject to backup withholding or that it is an “exempt recipient.” Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a Shareholder’s federal income tax liability, provided the appropriate information is timely furnished to the IRS.

Potential Limitation with Respect to Certain U.S. Shareholders on Deductions for Certain Fees and Expenses

We do not anticipate that we will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code). If we are not treated as such for any calendar year, then, for purposes of computing the taxable income of U.S. Shareholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. Shareholders’ allocable shares of the Base Management Fees and Incentive Fees paid to our Adviser and certain of our other expenses, (ii) each such U.S. Shareholder will be treated as having received or accrued a distribution from us in the amount of such U.S. Shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. Shareholder will be treated as having paid or incurred such U.S. Shareholder’s allocable share of these fees and expenses for the calendar year and (iv) each such U.S. Shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. Shareholder. In addition, we would be required to report the relevant income and expenses, including the Base Management Fees, on Form 1099-DIV. Miscellaneous itemized deductions generally are not deductible under current law by individuals, trusts or estates for taxable years before January 1, 2026.

Taxation of Tax-Exempt U.S. Shareholders

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income, or UBTI. The direct conduct by a tax-exempt U.S. Shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder will not be subject to U.S. taxation solely as a result of such Shareholder’s ownership of our Shares and receipt of distributions that we pay.

Taxation of Non-U.S. Shareholders

Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences as compared to a direct investment in the assets in which we will invest. Non-U.S. Shareholders should consult their tax advisors before investing in our Shares.

If the income from us is not “effectively connected” with a U.S. trade or business carried on by the Non-U.S. Shareholder, distributions of our investment company taxable income that we pay to a Non-U.S. Shareholder will be subject to U.S. withholding tax at a 30% rate to the extent of our current or accumulated earnings and profits unless (i) such distributions qualify for the pass-through rules described below, and such Shareholder could have received the underlying income free of tax; (ii) such Shareholder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty; or (iii) such Shareholder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity.

Non-U.S. Shareholders generally are not subject to U.S. federal income tax on capital gains realized on the sale of our shares or on actual or deemed distributions of our net capital gains. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. To obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

At the end of 2015, Congress permanently renewed the pass-through rules under which certain distributions by RICs derived from our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at a least a “10% shareholder”, reduced by expenses that are allocable to such income) or paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year) qualify for an exemption from U.S. withholding tax. As a result, distributions that we designate as “interest-related dividends” or “short-term capital gain dividends” generally will be exempt from U.S. withholding tax if the underlying income is U.S.-source and the Non-U.S. Shareholder could have received the underlying income free of tax. To the extent distributions are paid that do not qualify for this exemption (e.g., distributions related to foreign-source income or other income not treated as qualified net interest income or qualified short-term capital gains), some Non-U.S. Shareholders may qualify for a reduced rate of U.S. withholding tax under an applicable tax treaty or for an exemption from U.S. withholding tax by reason of their status as a foreign sovereign or under special treaty provisions for certain foreign pension funds. Prospective investors should consult their own advisers regarding their eligibility for a reduced rate or exemption as described above. We will disclose information regarding our distributions relevant for shareholder tax characteristics on an annual basis.

To qualify for an exemption or reduced rate of U.S. withholding tax (under a treaty, by reason of an exemption for sovereign investors, or under the rules applicable to interest-related dividends or short-term capital gain dividends), a Non-U.S. Shareholder must comply with the U.S. tax certification requirements described below. A Non-U.S. Shareholder must deliver to the applicable withholding agent and maintain in effect a valid IRS Form W-8BEN-E or other applicable tax certification establishing its entitlement to the exemption or reduced rate, or otherwise establishing an exemption from backup withholding.

We have adopted a distribution reinvestment plan that will allow Shareholders to elect to receive distributions in the form of additional shares instead of in cash. If a Non-U.S. Shareholder reinvests distributions in additional shares, such Non-U.S. Shareholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. If the distribution is a distribution of our investment company taxable income and is not designated by us as a short-term capital gain dividend or interest-related dividend, if applicable, the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our Shares. The Non-U.S. Shareholder will have an adjusted tax basis in the additional Shares purchased through the distribution reinvestment plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. Shareholder’s account.

In the case of distributions made by the Fund (other than capital gain dividends), additional requirements will apply to Non-U.S. Shareholders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Shareholders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution, under an agreement it has entered into with the U.S. government or under certain intergovernmental agreements, collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Shareholders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Shareholders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A RIC is a corporation for U.S. federal income tax purposes. Under current law, a Non-U.S. Shareholder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a RIC. Certain special rules apply to a Non-U.S. Shareholder that is an entity qualifying for tax exemption under Section 892 of the Code. Such a Non-U.S. Shareholders will generally not be treated as engaged in “commercial activity” merely by virtue of its ownership of our Shares and will generally be exempt from withholding tax on distributions received on Shares. Certain special rules apply to such Non-U.S. Shareholders if we qualify as a U.S. real property holding corporation. We do not expect these special rules to apply but there cannot be any assurance thereof.

If the income from us is treated “effectively connected” with a U.S. trade or business carried on by a Non-U.S. Shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by us that are designated as undistributed capital gains and any gains realized upon the sale or exchange of our Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations. Corporate Non-U.S. Shareholders may also be subject to the branch profits tax imposed by the Code.

Non-U.S. Shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

U.S. information reporting requirements will apply and backup withholding will not apply to distributions paid on our shares to a Non-U.S. Shareholder, provided the Non-U.S. Shareholder provides to the applicable withholding agent a Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is not a United States person) or otherwise establishes an exemption. Similarly, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of our Shares effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a foreign partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain conditions are met, or such holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of our shares will be subject to both backup withholding and information reporting unless the Non-U.S. Shareholder certifies its status that it is not a United States person under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. Shareholder may be refunded or credited against such Shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ITEM 1A.	RISK FACTORS

Investing in our Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this registration statement, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Shares could decline, and you may lose all or part of your investment. The risk factors listed below apply to the Fund and its subsidiaries on a consolidated basis.

Risks Related to Our Business and Structure

We have a limited operating history.

We are newly formed and converted to a BDC on the Conversion Effective Date, at which point we became the first BDC to be advised by our Adviser. Because we are newly formed, we will have conducted limited business activities as a BDC prior to the completion of this offering, and as such we have limited financial information on which an investor can evaluate an investment in the Fund or our prior performance. Further, we are subject to all of the business risks and uncertainties associated with any young business, including the risk that we will not achieve our investment objective and that the value of an investor’s investment could decline substantially or become worthless. To the extent required to comply with diversification requirements during the startup period, we will invest any uninvested cash that we hold in short-term investments, such as cash and cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. As a result, we expect such temporary investments will earn yields substantially lower than the interest income that we will receive in respect of loans to middle market borrowers, and we may not be able to pay any significant distributions during this period, and any such distributions, if any, may be lower than the distributions that may be paid when our portfolio is fully invested.

We will pay a Management Fee to the Adviser throughout this interim period. If the Management Fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

The Fund is a non-diversified, closed-end management investment company, that has elected to be regulated as a BDC, with limited to no operating history as a BDC. As a result, prospective investors have limited to no track record or history as a BDC on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences of Audax Private Debt’s Investment Committee, including investment and financial experience of Audax Private Debt’s senior management, will increase the likelihood that the Adviser will be able to manage the Fund successfully, there can be no assurance that this will be the case.

Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

The Investment Company Act imposes numerous constraints on the operations of BDCs. See “Item 1. Business— Regulation as a Business Development Company” for a discussion of BDC limitations. For example, BDCs are required to invest at least 70% of their total assets in securities of nonpublic or thinly traded U.S. companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. These constraints may hinder the Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

We may need to periodically access the debt and equity capital markets to raise cash to fund new investments in excess of our repayments, and we may also need to access the capital markets to refinance existing debt obligations to the extent such maturing obligations are not repaid with availability under our revolving credit facilities or cash flows from operations.

Regulations governing our operation as a BDC affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current shareholders. The Investment Company Act limits our ability to incur borrowings and issue debt securities and preferred shares, which we refer to as senior securities, requiring that after any borrowing or issuance the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred shares, is at least 150%.

We may need to continue to borrow from financial institutions and issue additional securities to fund our growth. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets may limit our ability to refinance our existing debt obligations as they come due and/or to fully execute our business strategy and could limit our ability to grow or cause us to have to shrink the size of our business, which could decrease our earnings, if any. Consequently, if the value of our assets declines or we are unable to access the capital markets we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our Common Shareholders. If we borrow money or issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.

If we issue Preferred Shares, the Preferred Shares would be another form of leverage and rank “senior” to our Common Shares in our capital structure. Preferred Shareholders, if any, will have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our Common Shareholders. The issuance of Preferred Shares could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our Common Shares or otherwise be in the best interest of holders of our Common Shares. Holders of our Common Shares will directly or indirectly bear all of the costs associated with offering and servicing any Preferred Shares that we issue. In addition, any interests of Preferred Shareholders may not necessarily align with the interests of holders of our Common Shares and the rights of holders of shares of Preferred Shares to receive distributions would be senior to those of holders of our Common Shares.

Our Board may decide to issue additional Shares to finance our operations rather than issuing debt or other senior securities. However, we generally will not be able to issue and sell our Shares at a price below net asset value per share. We may, however, elect to issue and sell our Shares, or warrants, options or rights to acquire our Shares, at a price below the then-current net asset value of our Shares if our Board determines that the sale is in the Fund’s best interest and the best interests of the Fund’s Shareholders, and the Fund’s Shareholders have approved our policy and practice of making these sales within the preceding 12 months. We may in the future seek such approval; however, there is no assurance such approval will be obtained. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of those securities (less any distribution commission or discount). In the event we sell our Shares at a price below net asset value per share, existing shareholders will experience net asset value dilution. This dilution would occur as a result of the sale of shares at a price below the then current net asset value per share and would cause a proportionately greater decrease in the Shareholders’ interest in our earnings and assets and their voting interest in us than the increase in our assets resulting from such issuance. As a result of any such dilution, our market price per share may decline. Because the number of Shares that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

In addition to issuing securities to raise capital as described above, we could securitize our investments to generate cash for funding new investments. To securitize our investments, we likely would create a wholly-

owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who we would expect would be willing to accept a substantially lower interest rate than the loans earn. The term “subsidiary” includes entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund. Further, the Fund will treat a wholly-owned subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the Investment Company Act applicable to the Fund, including those relating to investment policies (Section 8), capital structure and leverage (Sections 18 and 61) and affiliated transactions and custody (Sections 17 and 57). The Fund would generally expect to consolidate any such wholly-owned subsidiary for purposes of our financial statements and compliance with the Investment Company Act. In addition, the Board will comply with the provisions of Section 15 of the Investment Company Act with respect to a wholly-owned subsidiary’s investment advisory contract, if applicable. The Fund currently has three wholly-owned subsidiaries, APCF SPV I, LLC, Audax Private Credit Subsidiary, LLC, and APCF Equity, LLC (the “Subsidiaries”). Each Subsidiary does not have an investment advisory contract and uses the same custodian as the Fund. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of investments before any of the debt securities would be exposed to the losses. An inability to successfully securitize our investment portfolio could limit our ability to grow or fully execute our business and could adversely affect our earnings, if any. The successful securitization of our investment could expose us to losses because the portions of the securitized investments that we would typically retain tend to be those that are riskier and more apt to generate losses. The Investment Company Act also may impose restrictions on the structure of any securitization. In connection with any future securitization of investments, we may incur greater set-up and administration fees relating to such vehicles than we have in connection with financing of our investments in the past. See “Item 1A. Risk Factors—Risks Related to Our Portfolio Company Investments—We may securitize certain of our investments, which may subject us to certain structured financing risks.”

We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

As part of our business strategy, we intend to borrow from and may in the future issue senior debt securities to banks, insurance companies and other lenders. Holders of these loans or senior securities would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases, leverage will cause our NAV to decline more sharply than it otherwise would have without leverage. Similarly, any decrease in our income would cause our net income to decline more sharply than it would have if we had not borrowed. This decline could negatively affect our ability to make distribution payments on our Shares. In addition, we would have to service any additional debt that we incur, including interest expense on debt and distributions on Preferred Shares that we may issue, as well as the fees and costs related to the entry into or amendments to debt facilities. Our ability to service our borrowings depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. In addition, the Management Fee is based in part on our net assets, which may give our Adviser an incentive to use leverage to make additional investments. See “Item 1A. Risk Factors—Risks Related to Our Business and Structure—Even in the event the value of an investor’s investment declines, the Base Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser.” The amount of leverage that we employ will depend on our Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure investors that we will be able to obtain credit at all or on terms acceptable to us.

We intend to enter into credit facilities or issue debt pursuant to indentures that may impose financial and operating covenants that restrict our business activities, remedies on default and similar matters. Our compliance with these covenants depends on many factors, some of which are beyond our control. Failure to comply with these covenants could result in a default. If we were unable to obtain a waiver of a default from the lenders or holders of that indebtedness, as applicable, those lenders or holders could accelerate repayment under that indebtedness. An acceleration could have a material adverse impact on our business, financial condition and results of operations. Lastly, we may be unable to obtain additional leverage, which would, in turn, affect our return on capital.

Our indebtedness could adversely affect our business, financial conditions or results of operations.

We cannot assure investors that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before it matures. We cannot assure investors that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure investors that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

The Small Business Credit Availability Act allows us to incur additional leverage and would require us to offer liquidity to our Shareholders.

Under the Investment Company Act, a BDC generally is required to maintain asset coverage of 200% for senior securities representing indebtedness (such as borrowings from banks or other financial institutions) or stock (such as preferred stock). The Small Business Credit Availability Act (the “SBCAA”), which was signed into law on March 23, 2018, provides that a BDC’s required asset coverage under the Investment Company Act may be reduced from 200% (equivalent of $1 of debt outstanding for each $1 equity) to 150% (equivalent to $2 of debt outstanding for each $1 of equity). This reduction in asset coverage would permit a BDC to double the amount of leverage it may utilize, subject to certain approval, timing and reporting requirements, including either Shareholder approval or approval of a majority of the directors who are not “interested persons” (as defined in the Investment Company Act) of the BDC and who have no financial interest in the arrangement. The limited partners of the Limited Partnership approved the lower asset coverage ratio for the Fund prior to the Conversion. As a result, investors may face increased investment risk. We may not be able to implement our strategy to utilize additional leverage successfully. See “Item 1A. Risk Factors—Risks Related to Our Business and Structure—We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.” Any impact on returns or equity or our business associated with additional leverage may not outweigh the additional risk. See “Item 1A. Risk Factors—Risks Related to Our Business and Structure—We intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.”

As a non-traded BDC, if we receive the relevant approval to increase our authorized leverage, we will be required to offer our Shareholders the opportunity to sell their Shares over the next year following the calendar quarter in which the approval was obtained.

We may default under our future credit facilities.

In the event we default under a credit facility or other financing arrangements, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such credit facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Provisions in a credit facility may limit our investment discretion.

A credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We compete for investments with other BDCs and investment funds (including registered investment companies, private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial and investment banks and other sources of funding, such as issuers of collateral loan obligations and other structured loan funds. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in our target market of privately owned U.S. companies. As a result of these new entrants, competition for investment opportunities in privately owned U.S. companies could intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer prospective borrowers better pricing and more flexible structuring than we are able to do.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure criteria. If we are forced to match these criteria to make investments, we may not be able to achieve acceptable returns on our investments or lose capital. Any increase in the number and/or the size of our competitors could force us to accept less attractive investment terms or not lend. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to maintain our RIC status. Such competitive pressures may adversely affect our business, financial condition, results of operations and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time. Also we may not be able to identify and make investments that are consistent with our investment objective.

If we are unable to source investments, access financing or manage future growth effectively, we may be unable to achieve our investment objective.

Our ability to achieve our investment objective depends on our Investment Committee’s ability to identify, evaluate, finance and invest in suitable companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our marketing capabilities, our management of the investment process, our ability to provide efficient services and our access to financing sources on acceptable terms, including equity financing. Moreover, our ability to structure investments may also depend upon the participation of other prospective investors. For example, our ability to offer loans above a certain size and to structure loans in a certain way may depend on our ability to partner with other investors. As a result, we could fail to capture some investment opportunities if we cannot provide “one-stop” financing to a potential portfolio company either alone or with other investment partners.

In addition to monitoring the performance of our existing investments, members of our investment team may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment. To grow, our Adviser may need to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our growth prospects and ability to achieve our investment objective.

Even in the event the value of an investor’s investment declines, the Base Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser.

Even in the event the value of an investor’s investment declines, the Base Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser. The Base Management Fee is calculated as a percentage of the value of our net assets at a specific time, and may give our Adviser an incentive to use leverage to make additional investments. In addition, the Management Fee is payable regardless of whether the value of our net assets or an investor’s investment have decreased. The use of increased leverage may increase the likelihood of default, which would disfavor holders of our Shares. Given the subjective nature of the investment decisions that our Adviser will make on our behalf, we may not be able to monitor this potential conflict of interest.

One component of the Incentive Fee is calculated as a percentage of Pre-Incentive Fee Net Investment Income. Since Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses, it is possible that we may pay an Incentive Fee in a quarter in which we incur a loss. For example, if we receive Pre-Incentive Fee Net Investment Income in excess of the quarterly minimum Hurdle Rate, we will pay the applicable Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Also, one component of the Incentive Fee is calculated annually based upon our realized capital gains, computed net of realized capital losses and unrealized capital depreciation on a cumulative basis. As a result, we may owe the Adviser an Incentive Fee during one year as a result of realized capital gains on certain investments, and then incur significant realized capital losses and unrealized capital depreciation on the remaining investments in our portfolio during subsequent years. Incentive Fees earned in prior years cannot be clawed back even if we later incur losses.

In addition, the Incentive Fee payable by us to the Adviser may create an incentive for the Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement. The Adviser receives the Incentive Fee based, in part, upon capital gains realized on our investments. Unlike the portion of the Incentive Fee that is based on income, there is no hurdle rate applicable to the portion of the Incentive Fee based on capital gains. As a result, the Adviser may have an incentive to invest more in companies whose securities are likely to yield capital gains, as compared to income-producing investments. Such a practice could result in our making more speculative investments than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns.

We will be an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We will be an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of the initial offering, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Shares less attractive because we will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition periods.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Efforts to comply with the Sarbanes-Oxley Act involve significant expenditures.

We will be subject to the reporting requirements of the Exchange Act, the requirements of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight are required. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We will implement, procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. As a result, we expect to incur significant additional expenses, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We do not know when our evaluation, testing and remediation actions will be completed or its impact on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be a “non-accelerated filer” under Rule 12b-2 of the Exchange Act or an “emerging growth company” under the JOBS Act. As long as we remain a non-accelerated filer or an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

We will be obligated to maintain proper and effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and the value of the Shares.

We will be obligated to maintain proper and effective internal controls over financial reporting, including the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC. However, we will not be required to comply with all of the requirements under Section 404 of the Sarbanes-Oxley Act until the later of the date we are no longer a non-accelerated filer or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting may not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. Specifically, we will be required to conduct annual management assessments of the effectiveness of our internal controls over financial reporting, however our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the date we are no longer a non-accelerated filer or the date we are no longer an emerging growth company under the JOBS Act.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act or maintain adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we could be subject to regulation as a registered closed-end investment company under the Investment Company Act, which would subject us to substantially more regulatory restrictions and correspondingly decrease our operating flexibility.

Any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our Shareholders, we may elect to withdraw our status as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to substantially greater regulation under the Investment Company Act as a closed-end investment company. Compliance with such regulations would significantly decrease our operating flexibility, and could significantly increase our costs of doing business.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable and default rates on the debt securities we acquire, inflation, energy shortages, the level of our expenses, variations in and timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets, and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as indicative of performance in future periods. These occurrences could have a material adverse effect on our results of operations, the value of your investment and our ability to pay distributions.

Because our business model will depend to a significant extent upon relationships with corporations, financial institutions and investment firms, the inability of our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

Our Adviser depends on its relationships with corporations, financial institutions and investment firms, and we will rely indirectly to a significant extent upon these relationships to provide us with potential investment opportunities. If our Adviser fails to maintain its existing relationships or develop new relationships or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom our Adviser has relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

Certain investors are limited in their ability to make significant investments in us.

Investment companies regulated under the Investment Company Act are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting shares (measured at the time of the acquisition), unless these funds comply with an exemption under the Investment Company Act as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in our securities. Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act are also subject to this restriction. As a result, certain investors may be precluded from acquiring additional shares at a time that they might desire to do so.

We are a non-diversified investment company within the meaning of the Investment Company Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the Investment Company Act, which means that we are not limited by the Investment Company Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the Investment Company Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our asset diversification requirements as a RIC under the Code, we will not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies. Although we are classified as a non-diversified investment company within the meaning of the Investment Company Act, we will maintain the flexibility to operate as a diversified investment company. To the extent that we operate as a diversified investment company in the future, we may be subject to greater risk.

The Fund may be restricted from initiating transactions as a result of the receipt of material non-public information.

Audax Private Debt funds and investment platforms regularly obtain non-public information regarding various target companies and other investment opportunities. In general, Audax Private Debt imputes non-public information received by one investment team within Audax Private Debt to all other investment professionals. As Audax Private Debt and affiliated professionals may acquire confidential or material nonpublic information (“MNPI”), the Fund and/or other Affiliated Funds may be restricted from initiating transactions in certain securities, including, as a result of the receipt of MNPI by another investment team or professional within Audax Private Debt.

Non-public information received by one investment team within Audax Private Debt is likely to restrict trading on a firm-wide basis. As a result, the Fund may, in certain circumstances, decline to receive non-public information regarding a company.

Further, non-disclosure agreements associated with transactions (including transactions entered into by other Affiliated Funds) often contain contractual trading restrictions, including standstill and non-circumvent provisions, which could prevent the Fund from acquiring or disposing of investments in an issuer, potentially for extended periods. Such agreements could also restrict the Fund’s ability to share certain information with shareholders relevant to the Fund or its portfolio investments.

Separately, certain counterparties may disqualify the Fund from transacting with such counterparties or their affiliates as a result of the activities of other businesses of Audax Private Debt and its affiliates.

We may have no or limited insurance against certain catastrophic losses.

Certain losses of a catastrophic nature, such as wars, earthquakes, typhoons, terrorist attacks or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total cost of casualty insurance for a property. As a result, all investments may not be insured against terrorism. If a major uninsured loss occurs, we could lose both invested capital in and anticipated profits from the affected investments.

Cybersecurity risks and cyber incidents may adversely affect our business or those of our portfolio companies by causing a disruption to our operations, a compromise or corruption of confidential information and/or damage to business relationships, or those of our portfolio companies, all of which could negatively impact our business, results of operations or financial condition.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to, use, alteration or destruction of our information systems for purposes of misappropriating assets, obtaining ransom payments, stealing confidential information, corrupting data or causing operational disruption, or may involve phishing. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The costs related to cybersecurity incidents may not be fully insured or indemnified. As our and our portfolio companies’ reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by our Adviser and third-party service providers, and the information systems of our portfolio companies. We, our Adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, may be ineffective and do not guarantee that a cyber incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Third parties with which we do business (including, but not limited to, key service providers, such as accountants, custodians, transfer agents and administrators, and the issuers of securities in which we invest) may also be sources or targets of cybersecurity or other technological risks. We will outsource certain functions and these relationships allow for the storage and processing of our information and assets, as well as certain investor, counterparty, employee and borrower information. While we will engage in actions to reduce our exposure resulting from outsourcing, we cannot control the cybersecurity plans and systems put in place by these third parties and ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Privacy and information security laws and regulation changes, and compliance with those changes, may also result in cost increases due to system changes and the development of new administrative processes.

Additionally, investments of Audax Private Debt Funds, including the Fund, and other Audax Private Debt entities have involved and may in the future involve companies that have experienced cyber-events and that, given the rise of cybersecurity incidents, may become involved in future cyber events. Cybersecurity events also could affect other Audax Private Debt and/or affiliated entities. Such cyber security attacks are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data.

A cybersecurity breach may cause the Fund to lose proprietary information, suffer data corruption or expose information to misuse. Sensitive information which may be breached in the event of a cybersecurity threat includes, without limitation, information regarding the Fund’s investment activities and Shareholders. Cybersecurity breaches of Audax Private Debt’s and the Fund’s third-party service providers or portfolio investments may also subject the Fund to many of the same risks associated with direct cybersecurity breaches. If such events were to materialize, they could, among other things, (i) lead to losses of sensitive information or capabilities essential to Audax Private Debt’s, the Fund’s, and/or the Fund’s portfolio company’s operations, (ii) have a material adverse effect on Audax Private Debt’s, the Fund’s and/or the portfolio company’s reputations, financial positions, results of operations or cash flows, (iii) lead to financial losses from remedial actions, loss of business or potential liability, or (iv) lead to the disclosure of Fund shareholders’ personal information or other sensitive information.

The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Audax Private Debt’s, the Fund’s and/or a portfolio company’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information of any shareholder (and, if applicable, its underlying investors or beneficial owners and/or control persons) or the intellectual property and trade secrets of Audax Private Debt and/or a portfolio company. Such a failure could result in reputational harm to Audax Private Debt, the Fund and/or the affected portfolio investment, subject any such entity and its affiliates to legal claims and otherwise adversely affect its business and financial performance. Cybersecurity risks also require us to undertake ongoing preventative measures and to incur compliance costs.

We and our portfolio companies will be subject to regulations related to privacy, data protection, wider data and information security, and any failure to comply with these requirements could result in fines, sanctions or other penalties, which could have a material adverse effect on our business and our reputation.

The adoption, interpretation and application of consumer protection, data protection, wider data and/or privacy laws and regulations in the United States, Europe or other jurisdictions (collectively, “Privacy Laws”) could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of data, including personal data, and current and planned business activities of the Adviser, Audax Private Debt and us and/or our portfolio companies and service providers, and increase compliance costs and require the dedication of additional time and resources to compliance for such entities. A failure to comply with such Privacy Laws by any such entity could result in fines, sanctions or other penalties, which could materially and adversely affect the results of operations and overall business, as well as have a negative impact on reputation and our performance. As Privacy Laws are implemented, interpreted and applied, compliance costs are likely to increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place.

For example, California has passed the California Consumer Privacy Act of 2018 and the California Privacy Rights Act of 2020, each of which broadly impacts businesses that handle various types of personal data. Such laws impose stringent legal and operational obligations on regulated businesses, as well as the potential for significant penalties.

Other jurisdictions, including other U.S. states, already have, have proposed or are considering similar Privacy Laws, which impose, or could impose if enacted, similarly significant costs, potential liabilities and operational and legal obligations. Such Privacy Laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability for regulated entities, which could include Audax Private Debt and us and/or our portfolio companies.

We will be highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay distributions.

Our business will be highly dependent on the communications and information systems of Audax Private Debt, (including the Adviser), its affiliates and third parties (such as certain information technology services utilized by the Adviser on our behalf). Further, in the ordinary course of our business we or the Adviser engage certain third party service providers to provide us with services necessary for our business. Any failure or interruption of those systems or services, including as a result of the termination or suspension of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts;

•	outages due to idiosyncratic issues at specific providers; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect our ability to pay distributions to our Shareholders.

Our Board may change our investment objective, operating policies and strategies without prior notice or Shareholder approval.

Our Board has the authority to change our investment objective and modify or waive certain of our operating policies and strategies without prior notice (except as required by the Investment Company Act) and without Shareholder approval. However, absent Shareholder approval, we may not change the nature of our business so as to cease to be a BDC and we may not withdraw our election as a BDC. We cannot predict the effect any changes to our current operating policies or strategies would have on our business, operating results and value of our Shares. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Compliance with the SEC’s Regulation Best Interest may negatively impact our ability to raise capital, which would harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the prior standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in our private offering of Shares cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend the offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in the offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objectives and would result in our fixed operating costs representing a larger percentage of our gross income.

If the Adviser or certain of its affiliates are deemed a “Bad Actor”, it could negatively impact our ability to raise capital.

Rule 501 and Rule 506 of Regulation D under the Securities Act bar issuers deemed to be “bad actors” from relying on Rule 506 in connection with private placements (the “disqualification rule”). Specifically, an issuer is precluded from conducting offerings that rely on the exemption from registration under the Securities Act provided by Rule 506 (“Rule 506 offerings”) if a “covered person” of the issuer has been the subject of a “disqualifying event” (each as defined below). “Covered persons” include, among others, the issuer, affiliated issuers, any investment manager of an issuer that is a pooled investment fund, any solicitor of the issuer, any director, executive officer or other officer participating in the offering of the issuer, any general partner or managing member of the foregoing entities, any promoter of the issuer and any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. A “disqualifying event” includes, among other things, certain (a) criminal convictions and court injunctions and restraining orders issued in connection with the purchase or sale of a security or false filings with the SEC; (b) final orders from the CFTC, federal banking agencies and certain other regulators that bar a person from associating with a regulated entity or engaging in the business of securities, insurance or banking or that are based on certain fraudulent conduct; (c) SEC disciplinary orders relating to investment advisers, brokers, dealers and their associated persons; (d) SEC cease-and-desist orders relating to violations of certain anti-fraud provisions and registration requirements of the federal securities laws; (e) suspensions or expulsions from membership in a self-regulatory organization (“SRO”) or from association with an SRO member; and (f) U.S. Postal Service false representation orders.

A disqualification will occur only in the case of a disqualifying event of a covered person that occurs on or after April 10, 2015, although issuers must disclose to potential investors in a Rule 506 offering disqualifying events of covered persons that occurred before September 23, 2013. The rule provides an exception from disqualification if the issuer can show that it did not know and, in the exercise of reasonable care, could not have known, that the issuer or any other covered person had a disqualifying event, although an issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist.

The Adviser has a large number of affiliates, many of whom may be deemed to be affiliated issuers of us and, therefore, covered persons of us for purposes of our Rule 506 offerings. Thus, while the Adviser has made, and on a periodic basis will continue to make, inquiries into whether any persons that the Adviser has determined to be affiliated issuers have been subject to any disqualifying events, in some circumstances the Adviser’s ability to determine whether we would be disqualified from relying on Rule 506 may depend on cooperation of third parties over whom the Adviser may have limited control and influence.

If any of Audax Private Debt’s covered persons, including any affiliated issuer of us, is subject to a disqualifying event, we could lose the ability to raise capital in a future Rule 506 offering for a significant period of time and our business, financial condition and results of operations could be materially and adversely affected.

Compliance with anti-money laundering requirements could require the Adviser to provide to governmental authorities information about our Shareholders and could require that a Shareholder’s funds be frozen or that the Shareholder withdraw from the Fund.

The Fund and the Adviser will be authorized, without the consent of any person, including any Shareholder, to take such action as they determine in their sole discretion to be reasonably necessary or advisable to comply, or to cause us to comply, with any applicable laws and regulations, including any anti-money laundering or counter-terrorist financing laws, rules, regulations, directives or special measures. In addition, the Fund and the Adviser may disclose, without the consent of any person, including any Shareholder, to governmental authorities, SROs and financial institutions information concerning us and one or more of the shareholders that the Fund or the Adviser determines in our or its sole discretion is necessary or advisable to comply with applicable laws and regulations, including any anti-money laundering or counter-terrorist financing laws or regulations, and each shareholder will be required to provide the Fund and the Adviser all information that the Fund or the Adviser determines in our or its sole discretion to be advisable or necessary to comply with such laws and regulations. The Fund or the Adviser may be required by applicable law to freeze a shareholder’s funds or cause such shareholder to withdraw or compulsorily withdraw such shareholder from the Fund.

Submission to Jurisdiction; Waiver of Jury Trial

Pursuant to the LLC Agreement, each holder of Shares accepts the non-exclusive jurisdiction of courts of the State of New York located in New York County or the U.S. District Court for the Southern District of New York located in New York County. Submission to such jurisdiction may result in litigation in a venue that a Shareholder could view as inconvenient or less favorable in the absence of such provision. Furthermore, each Shareholder, by becoming a member of the Fund and agreeing to be bound by the terms of the LLC Agreement, waives its right to a trial by jury to the fullest extent permitted by law in any claim or cause of action directly or indirectly based upon or arising out of the LLC Agreement.

No shareholder approval is required for certain mergers.

Our Board may undertake to approve mergers between us and certain other funds or vehicles. Subject to the requirements of the Investment Company Act, such mergers will not require shareholder approval so investors will not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the NAV per share of the Fund. These mergers may involve funds managed by affiliates of the Adviser. The Board may also convert the form and/or jurisdiction of organization, including to take advantage of laws that are more favorable to maintaining board control in the face of dissident shareholders.

We will be operating in a period of disruption, volatility and uncertainty in the capital markets and in the economy generally.

The U.S. and global markets have, from time to time, experienced periods of disruption due to events such as terrorist attacks; acts of war; natural disasters, such as earthquakes, tsunamis, fires, floods or hurricanes;

outbreaks of epidemic, pandemic or contagious diseases; and general financial crises. Such events have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. The federal government and the Federal Reserve, as well as foreign governments and central banks, implemented significant fiscal and monetary policies in response to these disruptions, and additional government and regulatory responses may be possible. Future market disruptions and illiquidity could have an adverse effect on our business, financial condition, results of operations and cash flows.

Capital markets have been affected at times by a number of global macroeconomic events, including but not limited to the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, instability in the Chinese capital markets and the COVID-19 pandemic. There can be no assurance that these market conditions will not occur or worsen in the future. In particular, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, concern as to whether China’s stimulus measures will effectively stabilize its slowing economic growth, or the ongoing wars in the Middle East and Ukraine, could lead to disruption, instability and volatility in the global markets. Further, sanctions imposed by the U.S. and other countries in connection with hostilities between Russia and Ukraine, tensions between China and Taiwan, and other economic and geo-political forces have caused additional financial market volatility and affected the global economy.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. Such conditions could make it difficult to extend the maturity of or refinance our existing indebtedness, if any, or obtain new indebtedness with similar or favorable terms and any failure to do so could have a material adverse effect on our business. Although generally decelerating, inflation remains above the U.S. Federal Reserve’s target levels. Despite multiple federal fund rate decreases over the course of 2024, interest rates have remained elevated, with the U.S. Federal Reserve indicating in early 2025 an expectation of slower rate decreases moving forward.

U.S. debt ceiling and budget deficit concerns have increased the possibility of credit-rating downgrades and economic slowdowns or a recession in the United States. A decreased U.S. government credit rating, any default by the U.S. government on its obligations, or any prolonged U.S. government shutdown could create broader financial turmoil and uncertainty, which may weigh heavily on the financial performance of the companies in which the Fund may invest and on the Fund’s future financial performance and the value of its Shares. Unfavorable economic conditions would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund. These events may limit the Fund’s investment originations, and limit the Fund’s ability to grow and could have a material negative impact on the Fund’s operating results, financial condition, results of operations and cash flows and the fair values of the Funds debt and equity investments. In addition, severe public health events, such as those caused by the COVID-19 pandemic, may occur from time to time, and could directly and indirectly impact the Fund and its portfolio companies in material respects that the Fund is unable to predict or control.

Furthermore, future terrorist activities, military or security operations, natural disasters, disease outbreaks, pandemics or other similar events could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact our portfolio companies. During these periods of disruption, general economic conditions may deteriorate with material and adverse consequences for the broader financial and credit markets, and the availability of debt and equity capital for the market as a whole, and financial services firms in particular. In addition, the debt capital that will be available in the future, if any, may be at a higher cost and on less favorable terms and conditions. Such economic adversity could impair our portfolio companies’ financial positions and operating results and affect the industries in which we invest, which could, in turn, harm our operating results. These conditions may reoccur for a prolonged period of time or materially worsen in the future.

Changes to U.S. tariff and import/export regulations may affect our portfolio companies, and may negatively impact our business, results of operations or financial conditions.

The current U.S. administration has signified potential significant changes to U.S. trade policies, treaties and tariffs, creating uncertainty about the future relationship between the United States and other countries. These additional tax policy developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade. Any of these factors could dampen economic activity and limit our portfolio companies’ access to suppliers or customers, resulting in a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Inflation and supply chain risks have had and may continue to have an adverse impact on our business, our results of operations and the financial condition of our portfolio companies.

Globally, inflation and rapid fluctuations in inflation rates have in the past had negative effects on economies and financial markets, particularly in emerging economies and may do so in the future. Wages and prices of inputs increase during periods of inflation, which can negatively impact returns on our investments. In an attempt to stabilize inflation, governments may impose wage and price controls, or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on levels of economic activity.

Economic and trade sanctions and anti-money laundering requirements could make it more difficult or costly for us to conduct our operations or achieve our business objectives.

Economic and trade sanctions laws in the United States and other jurisdictions may prohibit us from transacting with or in certain countries and with certain individuals, companies and industry sectors. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), is the primary regulator administering and enforcing laws, Executive Orders and regulations establishing U.S. sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. In addition, certain sanctions programs prohibit dealing with individuals or entities in certain countries, or certain securities and certain industry sectors regardless of whether relevant individuals or entities appear on the lists maintained by OFAC, which may make it more difficult for us to comply with applicable sanctions. These types of sanctions may significantly restrict or limit our investment activities in certain countries (in particular, certain emerging market countries). We may from time to time be subject to trade sanctions laws and regulations of other jurisdictions, which may be inconsistent with or even seek to prohibit compliance with certain sanctions programs administered by OFAC. The legal uncertainties arising from those conflicts may make it more difficult or costly for us to navigate investment activities that are subject to sanctions administered by OFAC or the laws and regulations of other jurisdictions. Some jurisdictions where the Fund or its portfolio companies do business from time to time have adopted or may adopt measures prohibiting compliance with certain U.S. sanctions programs, which may make compliance with all applicable sanctions impossible.

At the same time, the Fund may be obligated to comply with certain anti-boycott laws and regulations that prevent us from engaging in certain discriminatory practices that may be allowed or required in certain jurisdictions. the Fund’s refusal to discriminate in this manner could make it more difficult for us to pursue certain investments and engage in certain business activities, and any compliance with such practices could subject us to fines, penalties, and adverse legal and reputational consequences.

In addition, in August 2024, FinCEN issued a final rule that requires certain investment advisers, including registered investment advisers, like the Adviser to, among other measures, adopt an anti-money laundering and countering the financing of terrorism (“AML/CFT”) program and file certain reports, such as suspicious activity reports, with FinCEN and to maintain additional records related to such activities. The SEC has been delegated responsibility for examining investment advisers’ compliance with these requirements. The rule, which is scheduled to go into effect in January 2026, will likely impose additional regulatory obligations related to AML/CFT on us. Further, FinCEN intends for the still-pending Customer Identification Program (“CIP”) rule to also become effective on Jan. 1, 2026. Depending on the scope of the final CIP rule, this rule may also impose substantial regulatory obligations on us.

Uncertainty about administration initiatives of the U.S. presidential administration could negatively impact our business, financial condition and results of operations.

The current U.S. administration has expressed the intent to make significant changes to U.S. taxation, trade, healthcare, climate change, immigration, foreign and government regulatory policies. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current U.S. administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, federal income and other taxes, energy production, healthcare, the U.S. regulatory environment, inflation and other areas. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies will be susceptible to economic or industry centric slowdowns or recessions and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets will likely increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing investments in senior secured debt. Economic slowdowns or recessions may further decrease the value of our collateral and result in losses of value in our portfolio and a material decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by our lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and materially harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under debt securities that we will hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, even if we had structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors.

Risks Related to Our Portfolio Company Investments

Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

We intend to invest primarily in senior secured first lien loans, with minority exposure to second lien loans, subordinated or mezzanine loans, and equity and equity-like investments, such as equity and/or warrant kickers, in privately owned U.S. middle market companies.

We typically lend directly to borrowers, and structure our investments to include fixed repayment schedules and extensive contractual rights and remedies. We do not expect to invest in structured products and investments and intend to focus on cash-pay instruments that pay interest on a monthly or quarterly basis, typically with maturities ranging from five to seven years. Any first lien senior secured loans typically do not include equity co-investments, warrants or payment-in-kind (“PIK”) payment terms. However, to the extent we invest in securities ranking more junior in a borrower’s capital structure, which we do not expect to be a focus of our portfolio, such investments may include some or all of these attributes. Any equity co-investments, warrants or PIK instruments we hold may involve certain risks that are not applicable to the types of securities in which we typically invest. These risks include the possibility of being unsecured with respect to our claim on such investments if the portfolio company were to go bankrupt or being paid less upon such bankruptcy than we otherwise would have had such investment been in the form of a senior loan.

Most loans in which we invest are not rated by any rating agency. If they were rated, they would be rated as below investment grade quality. Loans rated below investment grade quality, which are historically referred to as “junk” loans, are generally regarded as having predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal. Therefore, our investments may result in an above average amount of risk and volatility or loss of principal. To the extent we make investments with a deferred interest feature such as market discount, debt instruments with PIK interest and original issue discount (“OID”) securities, the higher interest rates on these investments may reflect the payment deferral and an increased credit risk associated with such instruments.

Some assets carry more specific risks.

Unitranche Loans. We expect to make investments in unitranche loans to companies. These investments are a hybrid type of financing which combines traditional senior and subordinated debt into one senior secured asset using an interest rate somewhere between the senior and subordinated interest rates that would ordinarily exist. Such loans are typically made to middle market companies. Because unitranche loans have a greater loan-to-value ratio, there is potentially less over-collateralization available to cover the entire principal of the unitranche loans.

Senior Secured Loans. When we make a senior secured loan to a portfolio company, we generally will take a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which should help mitigate the risk that the we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should it be forced to enforce its remedies.

Stretch Senior Loans. We also expect to make investments in stretch senior loans of companies. Stretch senior loans are senior loans that have a greater loan-to-value ratio than traditional senior loans and typically carry a higher interest rate to compensate for the additional risk. Because stretch senior loans have a greater loan-to-value ratio, there is potentially less over-collateralization available to cover the entire principal of the stretch senior loan.

Covenant-Lite Loans. Some of the our investments may lack maintenance financial covenants in the related loan documentation (“Covenant-Lite Loans”). An investment in a Covenant-Lite Loan may potentially hinder the ability to re-price credit risk associated with a portfolio company’s performance and reduce the creditors’ ability to restructure a non-performing loan and mitigate potential loss. As a result, our exposure to losses may be increased, which could result in an adverse impact on our return. In addition, the lack of such financial covenants may make it more difficult to trigger a default in respect of such loans.

Non-U.S. Investments. We may invest a portion of our assets in portfolio companies that are organized, headquartered or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the term of the Fund), and the application of complex U.S. and non-U.S. tax rules to cross-border investments, possible imposition of non-U.S. taxes on the Fund.

Second-Lien and Mezzanine Debt. Our investments in second-lien and mezzanine debt generally will be subordinated to senior loans and will either have junior security interests or be unsecured. As such, other creditors may rank senior to us in the event of insolvency. This may result in greater risk and loss of principal.

Equity and Other Investments. When we invest in first-lien debt, second-lien debt or mezzanine debt, we may acquire equity securities, such as warrants, options and convertible instruments. In addition, we may invest directly in the equity securities of portfolio companies. We intend to dispose of these equity interests and realize gains upon our disposition of these interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

A covenant breach by a portfolio company may harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its debt and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

An investment strategy focused primarily on privately held middle market companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

We intend to invest primarily in privately owned U.S. companies. Investments in privately owned companies pose certain incremental risks as compared to investments in public companies. For example, such private companies:

•	have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress;

•

may have limited financial resources and may be unable to meet their obligations under the debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained in connection with our investment;

•

may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•

are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us; and

•

may have less predictable operating results, may from time to time be parties to litigation, may be engaged in volatile businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

Finally, little public information generally exists about privately owned companies and these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of our Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. Additionally, these companies and their financial information are not generally subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

The value of most of our portfolio securities will not have a readily available market price and we will value these securities at fair value as determined in good faith by our Valuation Designee, which valuation is inherently subjective, may not reflect what we may actually realize for the sale of the investment and could result in a conflict of interest with the Adviser.

Investments will be valued at the end of each fiscal quarter. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. The fair market value of investments that are not publicly traded or whose market prices are not readily available will be determined in good faith by the Adviser, as Valuation Designee (subject to the oversight of the audit committee of our Board). The Valuation Designee intends to retain independent third-party valuation firms to perform certain limited third-party valuation services. In connection with that determination, investment professionals from the Adviser will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our investments and the type of asset being valued, all in accordance with the valuation policies and procedures of the Fund and the Adviser. The participation of the Adviser as Valuation Designee in our valuation process could result in a conflict of interest, since the Management Fee is based in part on the value of our net assets.

Factors that the Valuation Designee may consider in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to similar publicly traded companies, discounted cash flow and other relevant factors. Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our Shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Decreases in the market values or fair values of our investments are recorded as unrealized losses. The effect of all of these factors on our portfolio can reduce our net asset value by increasing net unrealized losses in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

Our portfolio securities may be thinly traded and, as a result, the lack of liquidity in our investments may adversely affect our business.

Investments in privately owned companies tend to be less liquid. The securities of privately owned companies are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors. These privately negotiated over-the-counter secondary markets may be inactive during an economic downturn or a credit crisis. In addition, the securities in these companies are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. Also, if there is no readily available market for these investments, we will carry these investments at fair value as determined by our Valuation Designee. As a result, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we, our Adviser or any of respective affiliates have material nonpublic information regarding such portfolio company or where the sale would be an impermissible joint transaction. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

Our portfolio may be invested in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Although we do not intend to focus our investments in any specific industries, our portfolio may be invested in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under Subchapter M of the Code, we will not have fixed guidelines for diversification; while we do not intend to target any specific industries, our investments may be limited to relatively few industries. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

Loan originations may expose us to risk not present in other types of loans.

We intend to make loans to companies. In making loans, we will compete with a broad spectrum of lenders, some of which may have greater financial resources than we do, and some of which may be willing to lend money on better terms (from a borrower’s standpoint) than we can. Increased competition for, or a diminution in the available supply of, qualifying loans may result in lower yields on such loans, which could reduce returns to us. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies, particularly companies experiencing significant business and financial difficulties is unusually high. There is no assurance we will correctly evaluate the value of the assets collateralizing these loans or the prospects for successful repayment or a successful reorganization or similar action.

In addition, loan origination involves a number of particular risks that may not exist in the case of secondary debt purchases, including (i) when originating loans, the Adviser will generally have to rely more on its own resources to conduct due diligence of the borrower, which will likely be more limited than the diligence conducted for a broadly syndicated transaction involving an underwriter, and (ii) the borrowers may in some circumstances be higher credit risks who could not obtain debt financing in the syndicated markets.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. If this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments may have substantially lower yields than the debt being prepaid, and we could experience significant delays in reinvesting these amounts. Alternative future investments in new portfolio companies may also be at lower yields than the debt that was repaid and will, in any case, require additional Adviser time. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments, net of prepayment fees, could negatively impact our return on equity.

Some of our portfolio investments may present refinancing risks.

A significant portion of the Fund’s portfolio investments are expected to consist of loans for which most or all of the principal is due at maturity. The ability of the company to make such a large payment upon maturity typically depends upon its ability to refinance the loan prior to maturity. The ability of a company to consummate a refinancing will be affected by many factors, including the availability of financing at acceptable rates to such company, the financial condition of such company, the marketability of the collateral (if any) securing such loan, the operating history of the company and related businesses, tax laws and prevailing general economic conditions.

Significant numbers of companies are expected to need to refinance their debt over the next few years, and significant numbers of CLO transactions (historically an important source of funding for loans) have reached or are close to reaching the end of their reinvestment periods or the final maturities of their own debt. As a result, there could be significant pressure on the ability of companies to refinance their debt over the next few years unless a significant volume of new CLO transactions or other sources of funding develop. If such sources of funding do not develop, significant defaults in the Fund’s portfolio investments could occur, and there could be downward pressure on the prices and markets for debt instruments, including assets held by the Fund.

We may securitize certain of our investments, which may subject us to certain structured financing risks.

We may securitize certain of our investments in the future, including through the formation of one or more collateralized loan obligations, or CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in that entity on a non-recourse or limited-recourse basis to purchasers.

If we were to create a CLO or other securitization vehicle, we would depend on distributions from the vehicle to pay distributions to our shareholders. The ability of a CLO or other securitization vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict our ability, as holder of a CLO or other securitization vehicle equity interest, to receive cash flow from these investments. We cannot assure investors that any such performance tests would be satisfied. Also, a CLO or other securitization vehicle may take actions that delay distributions to preserve ratings and to keep the cost of present and future financings lower or the financing vehicle may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of its debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a CLO or other securitization vehicle, or cash flow may be completely restricted for the life of the CLO or other securitization vehicle.

In addition, a decline in the credit quality of loans in a CLO or other securitization vehicle due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force the sale of certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to our shareholders. If we were to form a CLO or other securitization vehicle, to the extent that any losses were incurred by the financing vehicle in respect of any collateral, these losses would be borne first by us as owners of its equity interests. Any equity interests that we were to retain in a CLO or other securitization vehicle would not be secured by its assets and we would rank behind all of its creditors.

A CLO or other securitization vehicle, if created, also would likely be consolidated in our financial statements and consequently affect our asset coverage ratio, which may limit our ability to incur additional leverage. See “Item 1. Business—Regulation as a Business Development Company.”

We generally will not control the business operations of our portfolio companies and management of our portfolio companies could make decisions adverse to our interests as debt investors.

We do not expect to control any of our portfolio companies, even though it is possible that we could have board representation or board observation rights. As a result, we will be subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree, and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

We may not be able to realize expected returns on our invested capital.

We may not realize expected returns on our investment in a portfolio company due to changes in the portfolio company’s financial position or due to an acquisition of the portfolio company. If a portfolio company repays our loans prior to their maturity, we may not receive our expected returns on our invested capital. Many of our investments are structured to provide a disincentive for the borrower to pre-pay or call the security, but this call protection may not cover the full expected value of an investment if that investment is repaid prior to maturity.

Middle market companies operate in a highly acquisitive market with frequent mergers and buyouts. If a portfolio company is acquired or merged with another company prior to drawing on our commitment, we would not realize our expected return. Similarly, in many cases companies will seek to restructure or repay their debt investments or buy our other equity ownership positions as part of an acquisition or merger transaction, which may result in a repayment of debt or other reduction of our investment.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Our portfolio companies may be permitted to incur other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we will invest. Also, in the event of the insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to repay its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

We may be exposed to special risks associated with bankruptcy cases.

We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings. Leveraged companies may experience bankruptcy or similar financial distress. If one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company or a representative of us or our Adviser sat on the board of directors of such portfolio company, a bankruptcy court might re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors. For example, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we render significant managerial assistance to, or exercise control or influence over the board of directors of, the borrower.

Bankruptcy courts weigh equitable considerations when determining the recovery creditors may receive. As a result, it is difficult to predict with any certainty the situations in which our legal rights may be subordinated to other creditors in a bankruptcy. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we cannot assure investors that a bankruptcy court would not approve actions that may be contrary to our interests. For example, in situations where a bankruptcy carries a higher degree of political or broader economic significance, our recovery may be adversely affected.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. The administrative costs of a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. During the process, a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value. Further, a bankruptcy filing by an issuer may adversely and permanently affect the issuer. If such bankruptcy proceeding is converted to a liquidation, our value may not equal the liquidation value that was believed to exist at the time of your investment.

Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial and may impair the recovery of other creditors.

Because the effectiveness of the judicial systems in the countries in which the Fund may invest varies, the Fund (or any portfolio company) may have difficulty in foreclosing or successfully pursuing claims in the courts of such countries, as compared to the United States or other countries. Further, to the extent the Fund may obtain a judgment but is required to seek its enforcement in the courts of one of these countries in which the Fund invests, there can be no assurance that such courts will enforce such judgment. The laws of other countries often lack the sophistication and consistency found in the United States with respect to foreclosure, bankruptcy, corporate reorganization or creditors’ rights.

We may not have the funds or ability to make additional investments in our portfolio companies.

After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant or other right to purchase shares. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, we prefer other opportunities, we are limited in our ability to do so by compliance with BDC requirements, or we desire to maintain our RIC tax status. Our ability to make follow-on investments may also be limited by our Adviser’s allocation policy. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected return on the investment.

Any acquisitions or strategic investments that we pursue are subject to risks and uncertainties.

We intend to pursue growth through acquisitions or strategic investments in new businesses. Completion and timing of any such acquisitions or strategic investments may be subject to a number of contingencies, including the uncertainty in reaching a commercial agreement with our counterparty, our ability to obtain required board, shareholder and regulatory approvals, as well as any required financing (or the risk that these are obtained subject to terms and conditions that are not anticipated). The announcement or consummation of any transaction also may adversely impact our business relationships or engender competitive responses.

Acquisitions could involve numerous additional risks, such as unanticipated litigation, unexpected costs, liabilities, charges or expenses resulting from a transaction, the inability to generate sufficient revenue to offset acquisition costs and any changes in general economic or industry specific conditions. There can be no assurance that the integration of an acquired business will be successful or that an acquired business will prove to be profitable or sustainable. The failure to integrate successfully or to manage the challenges presented by an integration process may adversely impact our financial results. In addition, the proposal and negotiation of acquisitions or strategic investments, whether or not completed, as well as the integration of those businesses into our existing portfolio, could result in substantial expenses and the diversion of our Adviser’s time, attention and resources from our day-to-day operations.

Our ability to manage our growth through acquisitions or strategic investments will depend, in part, on our success in addressing these risks. Any failure to effectively implement our acquisition or strategic investment strategies could have a material adverse effect on our business, financial condition or results of operations.

We cannot guarantee that we will be able to obtain various required licenses in U.S. states or in any other jurisdiction where they may be required in the future.

We are required to have and may be required in the future to obtain various state licenses to, among other things, originate commercial loans, and may be required to obtain similar licenses from other authorities, including outside of the United States, in the future in connection with one or more investments. Applying for and obtaining required licenses can be costly and take several months. We cannot assure investors that we will maintain or obtain all of the licenses that we need on a timely basis. We also are and will be subject to various information and other requirements to maintain and obtain these licenses, and we cannot assure investors that we will satisfy those requirements. Our failure to maintain or obtain licenses that we require, now or in the future, might restrict investment options and have other adverse consequences.

Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy may include potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, U.S. trade policy, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Uncertainty in the wake of Brexit as well as Russia’s invasion of Ukraine, among other current events, could also have negative impacts on the economies of countries in Europe and elsewhere. The military conflict between Russian and Ukraine is ongoing, and its ultimate effects on the U.S. and global economy, as well as our potential portfolio companies, remains uncertain. In addition, interest income derived from loans to foreign companies is not eligible to be distributed to our non-U.S. shareholders free from withholding taxes.

Although most of our investments will be U.S. dollar-denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital gains and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure investors that such strategies will be effective or without risk to us.

We expose ourselves to risks when we engage in hedging transactions.

We may enter into hedging transactions, which may expose us to risks associated with such transactions. We may seek to utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates and the relative value of certain debt securities from changes in market interest rates. Use of these hedging instruments may include counterparty credit risk. To the extent we have non-U.S. investments, particularly investments denominated in non-U.S. currencies, our hedging costs will increase.

Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions were to decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions were to increase. It also may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging strategy will depend on our ability to correctly identify appropriate exposures for hedging, such as currency exchange rate risk and interest rate risk related to specific portfolio companies. We may enter into fixed-to-floating interest rate swaps to continue to align the interest rates of our liabilities with our investment portfolio, which we expect to consist of predominately floating rate loans. However, unanticipated changes in currency exchange rates or other exposures that we might hedge may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary, as may the time period in which the hedge is effective relative to the time period of the related exposure.

For a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the positions being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Income derived from hedging transactions also is not eligible to be distributed to non-U.S. Shareholders free from withholding taxes. Changes to the regulations applicable to the financial instruments we use to accomplish our hedging strategy could affect the effectiveness of that strategy.

Finally, Rule 18f-4 under the Investment Company Act constrains our ability to use swaps and other derivatives. The Fund intends to qualify as a “limited derivatives user” under the rule, which will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions. If the Fund does not qualify as a limited derivatives user, the rule will impose certain requirements on the Fund, including forcing us to reduce our use of derivatives if the value-at-risk of our investment portfolio, including our swap or derivative positions, exceeds 200 percent of a “designated reference portfolio,” which is a designated index that is unleveraged and reflects the market or asset classes in which we invest or our securities portfolio. If we could not identify a suitable reference portfolio, our value-at-risk would not be permitted to exceed 20% of our net assets. In addition, we would be required under the rule to establish a risk management program for our use of swaps or other derivative positions. Based on our anticipated use of derivatives primarily for interest rate hedging purposes, we expect to qualify as a limited derivatives user under the rule. However, we cannot assure investors that we will be treated as a limited derivatives user or that our approach to our use of derivatives will not change.

The market structure applicable to derivatives imposed by the Dodd-Frank Act may affect our ability to use over-the-counter (“OTC”) derivatives for hedging purposes.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted, and the Commodity Futures Trading Commission, or CFTC, and SEC have issued rules to implement, both broad regulatory requirements and broad structural requirements applicable to OTC derivatives (swaps and security-based swaps) markets, participants in these markets and, to a lesser extent, listed commodity futures (and futures options) markets. Similar changes are in the process of being implemented in other major financial markets.

These regulatory changes include, but are not limited to, requirements that certain types of OTC derivatives (currently limited to specified interest rate swaps and index credit default swaps), including those that we may use for hedging activities such as interest rate and credit default swaps, be cleared and traded on regulated platforms. The CFTC continues to approve contracts for central clearing. Exchange trading and central clearing are expected to reduce counterparty credit risk by substituting the clearinghouse as the counterparty to a swap and increase liquidity, but exchange trading and central clearing do not make swap transactions risk free. Our cleared OTC derivatives are expected to be subject to margin requirements established by regulated clearinghouses, including daily exchanges of cash variation (or mark-to-market) margin and an upfront posting of cash or securities initial margin to cover the clearinghouse’s potential future exposure to the default of a party to a particular OTC derivatives transaction. U.S. regulators have also adopted rules imposing margin requirements for OTC derivatives executed with registered swap dealers or security-based swap dealers that are not cleared, with uncleared swaps, such as nondeliverable foreign currency forwards, subject to certain margin requirements that mandate the posting and collection of minimum margin amounts. This requirement may result in the portfolio and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. The margin requirements for cleared and uncleared OTC derivatives may require that our Adviser, in order to maintain its relief from the CFTC’s commodity pool operator (“CPO”) registration requirements, limit our ability to enter into hedging transactions or to obtain synthetic investment exposures, in either case adversely affecting our ability to mitigate risk. Furthermore, any failure by us to fulfill any collateral requirement (e.g., a so-called “margin call”) may result in a default and could have a material adverse impact on our business, financial condition and results of operations.

The Dodd-Frank Act and the rules adopted by the CFTC and SEC thereunder also imposed requirements relating to real-time public and regulatory reporting of OTC derivative transactions, enhanced documentation requirements, position limits on an expanded array of derivatives, and recordkeeping requirements. Reporting of swap data may result in greater market transparency, but may subject a portfolio to additional administrative burdens, and the safeguards established to protect trader anonymity may not function as expected. While these changes are intended to mitigate systemic risk and to enhance transparency and execution quality in the OTC derivative markets, the impact of these changes is not known at this time. Taken as a whole, these changes could significantly increase the cost of using uncleared OTC derivatives to hedge risks, including interest rate and foreign exchange risk; reduce the level of exposure we are able to obtain for risk management purposes through OTC derivatives (including as the result of the CFTC imposing position limits on additional products); reduce the amounts available to us to make non-derivatives investments; impair liquidity in certain OTC derivatives; and adversely affect the quality of execution pricing obtained by us, all of which could adversely impact our investment returns.

Lastly, future CFTC or SEC rulemakings to implement the Dodd-Frank Act requirements could potentially limit or completely restrict our ability to use certain instruments as a part of our investment strategy, increase the costs of using these instruments or make them less effective. The SEC has also indicated that it may adopt new policies on the use of derivatives by registered investment companies. Such policies could affect the nature and extent of our use of derivatives.

European Market Infrastructure Regulation

Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties and trade repositories (as amended, including by Regulation (EU) 2019/834 of the European Parliament and of the Council of 20 May 2019) (“EMIR”) introduced certain requirements in respect of derivative contracts with the result that the Fund will, if entering into derivative transactions with UK or EU based bank counterparties, bear additional obligations and/or costs that may be significant and that would not otherwise have applied when entering into derivative transactions with UK or EU based bank counterparties. EMIR applies throughout the EEA and has been retained and transposed into UK law by virtue of the European Union Withdrawal Act (“EUWA”).

Broadly, EMIR’s requirements in respect of derivative contracts are: (i) mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts; and (iii) reporting and record-keeping requirements in respect of all derivative contracts. The application of these requirements is dependent on the classification of the counterparties as financial counterparties (“FCs”) or non-financial counterparties (“NFCs”). Financial counterparties and non-financial counterparties are further divided into those which have entered into derivatives having a notional value above certain specified thresholds (“FC+” or “NFC+”) and those which do not (“FC-” and “NFC-”). All financial counterparties are subject to certain risk mitigation techniques, including the margining requirements.

The Fund and the Adviser will be categorized as FCs under EMIR and the UK version of EMIR – which means that they are subject to the clearing obligation (if above the clearing threshold) and the other risk mitigation techniques for non-centrally cleared derivatives, including margining.

Non-financial counterparties are also subject to risk mitigation techniques, but are only subject to the margining requirements once exceeding one of the specified thresholds. Under EMIR, a special purpose vehicle established by the Fund (or by the Adviser, acting on the Fund’s behalf) for the purposes of entering into derivative transactions is likely to be considered a NFC unless its trading volume exceeds certain specified thresholds.

Prospective investors should be aware that the regulatory changes arising from EMIR and other European/UK market reforms may raise the costs of entering into derivative contracts and may adversely affect the Fund’s ability to engage in transactions in derivatives including hedging transactions.

If we cease to be eligible for an exemption from regulation as a commodity pool operator, our compliance expenses could increase substantially.

Our Adviser has filed with the National Futures Association (“NFA”) a notice of exclusion from registration with the CFTC as a CPO pursuant to CFTC Rule 4.5. CFTC Rule 4.5 will relieve our Adviser from registering with the CFTC as our CPO, so long as we:

•	continue to be regulated by the SEC as a BDC;

•	confine our trading in CFTC-regulated derivatives within specified thresholds; and

•	are not marketed to the public as a commodity pool or as a vehicle for trading in CFTC-regulated derivatives.

If we were unable to satisfy the conditions of CFTC Rule 4.5 in the future, our Adviser may be subject to registration with the CFTC as a CPO, unless it can rely on a different exclusion, exemption or no-action relief. Registered CPOs must comply with numerous substantive regulations related to disclosure, reporting and recordkeeping, and are required to become members of the NFA, and be subject to the NFA’s rules and bylaws. Compliance with these additional registration and regulatory requirements could increase our expenses and impact performance.

Restricted Nature of Investment Positions

Generally, there will be no readily available market for a substantial number of the Fund’s investments, so most of the Fund’s investments will be difficult to value. Although the Fund does not expect to do so, certain investments may be distributed in kind to the Members and it may be difficult to liquidate the investments received at a price or within a time period that is determined to be ideal by such Members. After a distribution of investments is made to the Members, many Members may decide to liquidate such investments within a short period of time, which could have an adverse impact on the price of such investments. The price at which such investments may be sold by such Members may be lower than the value of such investments determined pursuant to the Board’s valuation policy.

Risks Related to Our Securities

We may not be able to pay you distributions, and our distributions may not grow over time.

Subject to the discretion of our Board and applicable legal restrictions, we intend to make distributions to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or to increase our cash distributions in the future. All distributions will be paid at the discretion of our Board and will depend on our earnings, our net investment income, our financial condition, maintenance of our RIC tax status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

We may need to raise additional capital to grow because we must distribute most of our income.

We may need additional capital to fund growth in our investments. A reduction in the availability of new capital could limit our ability to grow. We must distribute dividends each taxable year of an amount generally at least equal to 90% of our investment company taxable income (as that term is defined in the Code, but determined without regard to any deduction for dividends paid), to our shareholders to maintain our ability to be treated as taxable as a RIC. As a result, any such cash earnings may not be available to fund investment originations. We expect to issue equity securities in private offerings. If we fail to obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on the value of our securities. In addition, our ability to borrow or issue additional preferred stock may be restricted if our total assets are less than the required asset coverage ratio under the Investment Company Act, currently 200% (or 150% upon receipt of certain approvals and subject to certain disclosure requirements) of total borrowings and preferred stock.

A significant portion of our investment portfolio is recorded at fair value as determined in good faith by our Valuation Designee and, as a result, there is uncertainty as to the value of our portfolio investments.

We carry our portfolio investments at market value or, if there is no readily available market value, at fair value. There is no public market or active secondary market for many of the securities of the privately held companies in which we have invested. The majority of our investments are not publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, these securities are valued monthly or quarterly, as applicable, at fair value as determined in good faith by our Valuation Designee (subject to the oversight of our Board’s audit committee).

The determination of fair value, and thus the amount of unrealized losses we may incur in any year, is to a degree subjective. We value these securities monthly or quarterly, as applicable, at fair value as determined in good faith by our Valuation Designee (subject to the oversight of our Board’s audit committee). The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments on its indebtedness and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, they may fluctuate significantly over short periods of time due to changes in market conditions. The determinations of fair value in good faith by our Valuation Designee (subject to our Board oversight) may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from any offering of the Shares. We have not established any limit on the extent to which we may use proceeds from any offering of the Shares to fund distributions, which may reduce the amount of capital we ultimately invest in assets.

We expect to pay distributions out of assets legally available for distribution. In the event that we encounter delays in locating suitable investment opportunities, we may pay our distributions from the proceeds of any offering of the Shares in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of any offering of the Shares also could reduce the amount of capital we ultimately invest in portfolio companies. Accordingly, shareholders who receive the payment of a distribution from us should not assume that such distribution is the result of a net profit earned by us.

Our distributions to Shareholders may be funded from expense reimbursements or waivers of investment advisory fees, some of which are subject to repayment pursuant to our Expense Support and Conditional Reimbursement Agreement.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Adviser and its affiliates, including through the waiver of certain investment advisory fees by our Adviser. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Adviser or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods, except as otherwise disclosed under the terms of this offering. As of the date of this registration statement, the Adviser has paid on our behalf expenses in an amount totaling approximately $2,900,000 with an additional $1,500,000 in accrued expenses. There can be no assurance that the Adviser will be reimbursed for such amount or future amounts paid, and the Adviser will only be reimbursed in accordance with the terms of the Expense Support Agreement.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we will be required to carry our investments at the fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, our Board. Decreases in the fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the fair value of our investments will reduce our NAV.

Our Preferred Shares could adversely affect the value of our Shares.

The issuance of Preferred Shares if any, with distribution or conversion rights, liquidation preferences or other economic terms favorable to the holders of Preferred Shares could adversely affect our Common Shares by making an investment in the Common Shares less attractive. In addition, the distributions on any Preferred Shares we issue must be cumulative. Payment of distributions and repayment of the liquidation preference of Preferred Shares must take preference over any distributions or other payments to our Common Shareholders, and holders of Preferred Shares will not be subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference (other than convertible Preferred Shares that converts into Common Shares). In addition, under the Investment Company Act, any such Preferred Shares would constitute a “senior security” for purposes of the 150% asset coverage test.

Holders of any Preferred Shares we issue will have the right to elect members of the Board and class voting rights on certain matters.

Holders of any Preferred Shares we issue, voting separately as a single class, will have the right to elect two members of the Board at all times that such Preferred Shares are outstanding, and in the event that distributions with respect thereto become two full years in arrears will have the right to elect a majority of the members of the Board until such arrearage is completely eliminated. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our Common Shares and Preferred Shares, both by the Investment Company Act and by requirements imposed by rating agencies or the terms of any credit facility, may impair our ability to maintain our qualification as a RIC for federal income tax purposes. While we would intend to redeem our Preferred Shares to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, we can offer no assurance that such actions could be effected in time to meet the tax requirements.

There are severe economic consequences for defaulting shareholders.

If Shareholders fail to fund their commitment obligations or to make required capital contributions when due, as applicable, the Fund’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A Shareholder’s failure to fund such amounts when due causes that Shareholder to become a defaulting Shareholder. A defaulting Shareholder will have ten business days to cure its deficiency following the written notice from the Fund with regard to the default, after which the Fund may accrue and collect interest on all defaulted amount, require reimbursement for all out-of-pocket expenses in connection with the collection and other efforts, withhold distributions, cause the defaulting Shareholder to forfeit up to 80% of its Shares in the Fund and transfer them to other Shareholders on a pro rata basis, or reduce the defaulting Shareholder’s remaining commitment to zero. If a substantial number of Shareholders become defaulting Shareholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Fund and restrict the Fund’s ability to meet loan obligations. Any single defaulting Shareholder could cause substantial costs to be incurred by the Fund if such default causes the Fund to fail to meet its contractual obligations or if the Fund must pursue remedial action against such Shareholder.

If the Fund fails to meet its contractual obligations related to a portfolio investment due to a defaulting Shareholder, the relevant portfolio company may have a cause of action against the Fund, which may include a claim against assets of the Fund other than the Fund’s interest in such portfolio company. A creditor of the Fund (including a portfolio company with respect to which the Fund has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular portfolio investment and such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole. As a result, if a creditor’s claims relating to a particular portfolio investment exceed the net assets attributable to that portfolio investment, the remaining assets of the Fund will likely be subject to such claim.

A Shareholder’s interest in us could be diluted if we issue additional Shares, which could reduce the overall value of an investment in us.

Our Board may, in its sole discretion, conduct one or more additional private offerings of the Shares. Investors will not have preemptive rights to any Shares we issue in the future. Any such additional offering may have a dilutive effect on existing shareholders. To the extent we issue additional Shares at or below net asset value, after an investor purchases the Shares, an investor’s percentage ownership interest in us will be diluted. If we were to sell the Shares below the then current net asset value per Share in any such additional offering, there would be an immediate dilution to our net asset value per Share. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, an investor may also experience dilution in the net asset and fair value of his, her or its Shares.

As a BDC, we generally are prohibited from selling the Shares at a price below net asset value per Share, which may be a disadvantage as compared with certain public companies. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the fair value of such securities (less any distributing commission or discount). If we raise additional funds by issuing Shares, or senior securities convertible into or exchangeable for our Shares, then the percentage ownership of our Shareholders at that time will decrease, and you will experience dilution. We may sell the Shares, or warrants, options, or rights to acquire such Shares at a price below the then current net asset value of such Shares if (1) our Board and Independent Directors determine that such sale is in our best interests and the best interests of our Shareholders, and (2) our Shareholders, including a majority of those Shareholders who are not affiliated with us, approve such sale.

Our Shareholders will experience dilution in their ownership percentage if they opt out of our distribution reinvestment plan.

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends or other distributions declared by the Board on behalf of investors who do not elect to receive their distributions in cash. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Shares, rather than receiving the cash dividend or other distribution. Shareholders that opt out of our distribution reinvestment plan will experience dilution in their ownership percentage of our Shares over time.

Certain investors will be subject to 1934 Act filing requirements.

Because our Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our shareholders who choose to reinvest their distributions may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our shareholders who hold more than 10% of a class of our shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Special considerations for certain benefit plan investors.

We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” within the meaning of ERISA and the Plan Asset Regulations. In this regard, until such time, if any, as our Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, we intend to limit investment in our Shares by “benefit plan investors” (“Benefit Plan Investors”) to less than 25% of the total value of our Shares (each within the meaning of the Plan Asset Regulations). In this regard, until such time, if any, as our Shares constitute “publicly traded securities” within the meaning of the Plan Asset Regulations, we will have the power, among other things, to (a) reject, in whole or in part, the subscription of any prospective investor to the Fund; (b) withhold consent to the transfer of Shares, including in circumstances where the Adviser determines necessary or desirable in order to facilitate compliance with ERISA or the Plan Asset Regulations; (c) restrict participation in the distribution reinvestment program such that Benefit Plan Investors are not permitted to participate, and (c) call Drawdown Purchases on a non-pro rata basis, and all Shares of the Fund shall be subject to such terms and conditions.

If, notwithstanding our intent, the assets of the Fund were deemed to constitute “plan assets” (within the meaning of ERISA) of any Shareholder that is a Benefit Plan Investor, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a Benefit Plan Investor who decides to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to a Benefit Plan Investor that is an individual retirement account (an “IRA”) that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, to the extent that the Fund represents and/or covenants to any contractual counterparty that (1) the assets of the Fund are not assets of the Benefit Plan Investors that invest in the Fund and/or (2) the transactions entered into between the Fund and the Benefit Plan Investor that invest in the Fund do not constitute “prohibited transactions” under ERISA and the Code, and the applicable representation is untrue and/or the applicable covenant is not met, additional liabilities may be incurred, including as a result of the unwinding of the applicable contract.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

We will carry our investments at market value or, if no market value is ascertainable, at fair value. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. The unprecedented declines in prices and liquidity in the corporate debt markets from mid-2007 through early-2010 resulted in significant net unrealized depreciation in the portfolios of many investment funds, reducing their net asset value. Depending on market conditions, we may face similar losses which could have a material adverse impact on our business, financial condition and results of operations and our net asset value.

We are subject to risks in using custodians and other agents.

We will depend on the services of custodians or other agents to carry out certain securities transactions and administrative services for us. In the event of the insolvency of a custodian, we may not be able to recover equivalent assets in full as we will rank among the custodian’s unsecured creditors in relation to assets which the custodian borrows, lends or otherwise uses. In addition, our cash held with a custodian may not be segregated from the custodian’s own cash, and we therefore may rank as unsecured creditors in relation thereto. The inability to recover assets from the custodian could have a material impact on our performance.

Investing in our shares involves a high degree of risk and is highly speculative.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.

The NAV of our shares may fluctuate significantly.

The NAV and liquidity, if any, of the market for our shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to RICs or BDCs;

•	loss of RIC or BDC status;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of either our adviser or certain of its respective key personnel;

•	uncertainty surrounding the strength of U.S. economic recovery;

•	uncertainty between the U.S. and other countries with respect to trade policies, treaties and tariffs;

•	significant volatility in the market price and trading volume of companies in the sector in which we operate, which are not necessarily related to the operating performance of these companies;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Risks Related to the Adviser and Its Affiliates; Conflicts of Interest

Our Adviser and its affiliates, including our officers and some of our directors, could face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our Shareholders.

Many of our portfolio investments are expected to be made in the form of securities that are not publicly traded. As a result, our Adviser, as Valuation Designee, determines the fair value of these securities in good faith. In connection with that determination, our Adviser may provide our Board with valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. In addition, certain of our Investment Committee members that are not on our Board have an indirect pecuniary interest in our Adviser. The participation of our Adviser in our valuation process, and the indirect pecuniary interest in our Adviser of certain of our Investment Committee members, could result in a conflict of interest because the Base Management Fee is based, in part, on our net assets, and our Incentive Fees are based, in part, on unrealized depreciation.

The part of the Base Management Fee and Incentive Fees payable to our Adviser that relates to our net investment income is computed and paid on income that may include interest income that has been accrued for GAAP (without any adjustments) but not yet received in cash, such as OID, debt instruments with PIK interest, interest and zero coupon securities. This fee structure may be considered to involve a conflict of interest for our Adviser to the extent that it may encourage our Adviser to favor debt financings that provide for deferred interest, rather than current cash payments of interest. Our Adviser may have an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the fees even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because our Adviser is not obligated to reimburse us for any fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued.

We may make investments that could give rise to a conflict of interest.

We will not invest in, or hold securities of, companies that are controlled by our affiliates’ other clients. However, our affiliates’ other clients may invest in, and gain control over, one of our portfolio companies. If our affiliates’ other client or clients gain control over one of our portfolio companies, this may create conflicts of interest and subject us to certain restrictions under the Investment Company Act. As a result of these conflicts and restrictions, our Adviser may be unable to implement our investment strategies as effectively as they could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, our Adviser may be unable to engage in certain transactions that they would otherwise pursue. In order to avoid these conflicts and restrictions, our Adviser may choose to exit these investments prematurely and, as a result, we may forego positive returns associated with such investments. In addition, to the extent that another client holds a different class of securities than us as a result of such transactions, our interests may not be aligned. Our ability to enter into transactions with our affiliates may be restricted.

As a BDC, we are prohibited under the Investment Company Act from participating in transactions with certain of our affiliates without the prior approval of a majority of the Independent Directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board. The Investment Company Act also prohibits certain “joint” transactions with certain of our affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness), without prior approval of our Board and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser or have investment advisers under common control. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a fund managed by our Adviser or its respective affiliates except under certain circumstances or with the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We may, however, invest alongside our Adviser’s and/or its affiliates’ other clients, in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations, guidance and exemptive relief orders. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time or that there may not be inadvertent errors in the application of our Adviser’s allocation policy.

We, the Adviser, and other affiliates have applied for an amended exemptive relief that permits us flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts sponsored or managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions, as well as regulatory requirements and other relevant factors. We cannot assure you, however, that we will continue to develop opportunities that comply with such limitations.

In situations where co-investment with our affiliates’ other clients is not permitted under the Investment Company Act and related rules, existing or future staff guidance or the terms and conditions of exemptive relief granted to our Adviser and its affiliates by the SEC, our Adviser will need to decide which client or clients will proceed with the investment. Generally, we will not be entitled to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, we will not be permitted to participate. Moreover, except in certain circumstances, we will be unable to invest in any issuer in which an affiliates’ other client holds a controlling interest. These restrictions may limit the scope of investment opportunities that would otherwise be available to us.

The time and resources that individuals associated with our Adviser devote to us may be diverted, and we may face additional competition due to the fact that our Adviser is not prohibited from raising money for or managing other entities that make the same types of investments that we target.

Our Adviser will not be prohibited from raising money for and managing future investment entities that make the same types of investments as those we target. As a result, the time and resources that our Adviser devotes to us may be diverted. During times of intense activity in other programs, our Adviser may devote less time and resources to our business than is necessary or appropriate. In addition, we will compete with such other entities for the same investors and investment opportunities. We may co-invest with such investment entities only to the extent permitted by the Investment Company Act, the rules and regulations under the Investment Company Act and the exemptive relief under the Investment Company Act that we, the Adviser and other affiliates received from the SEC. However, even with such exemptive relief, we are unable to participate in certain transactions originated by our Adviser or its affiliates. Affiliates of our Adviser, whose primary business includes the origination of investments, engage in investment advisory businesses with accounts that compete with us. Affiliates of our Adviser have no obligation to make their originated investment opportunities available to us.

Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose its key professional(s), our ability to achieve our investment objective could be significantly harmed.

We have no internal management capacity or employees other than our appointed executive officers and depend upon the investment expertise, skill and network of business contacts of our Adviser to achieve our investment objective. Our Adviser evaluates, negotiates, structures, executes, monitors and services our investments. Our future success will depend to a significant extent on the continued service and coordination of our Adviser’s senior investment professionals. The departure of a significant number of our Adviser’s senior investment professionals could have a material adverse effect on our ability to achieve our investment objective.

Our ability to achieve our investment objective also depends on our Adviser’s ability to identify, analyze, invest in, finance and monitor companies that meet our investment criteria. Our Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us and facilitating access to financing on acceptable terms depend on the involvement of investment professionals in an adequate number and of adequate sophistication to handle the flow of transactions. To achieve our investment objective, our Adviser will need to retain, hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. Our Adviser may not be able to find qualified investment professionals in a timely manner or at all. Any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Our Adviser is able to resign upon 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Adviser has the right, under the Investment Advisory Agreement, to resign at any time upon 60 days written notice, whether we have found a replacement or not. If our Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the value of our Common Share may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Our Administrator is able to resign from its role as Administrator under the Administration Agreement, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

Our Administrator has the right to resign under the Administration Agreement upon 60 days’ written notice, whether a replacement has been found or not. If our Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition are likely to be adversely affected and the value of our Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

The Advisory Agreement and the Administration Agreement were not negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Because at the time we had not yet commenced operations as a BDC and negotiated the agreements with an affiliate of our Adviser and our Administrator, the Advisory Agreement and the Administration Agreement were negotiated between related parties. Consequently, while the terms of each were subject to approval by our Board, including a majority of Independent Directors, such terms, including the advisory fees payable under the Investment Advisory Agreement may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Our Adviser’s liability is limited under the Advisory Agreement, and we are required to indemnify our Adviser against certain liabilities, which may lead our Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Our Adviser does not assume any responsibility to us other than to render the services described in the Advisory Agreement, and it will not be responsible for any action of our Board in declining to follow our Adviser’s advice or recommendations.

General Risks Relating to an Investment in the Fund

Generally

The Fund and the Adviser have been established in connection with the Plan of Conversion and Private Offering and, as of the date of this registration statement, have limited prior operating history. Accordingly, the Fund does not have performance history for prospective investors to consider when making a decision to invest in the Fund.

Limited Data

All information and statements provided in this registration statement are provided “as is,” with no guarantee of completeness, accuracy and timeliness, or of the results obtained from the use of such information or statements. Except where otherwise indicated, all information and statements provided herein are presented as of, and based on matters as they exist on, the date this registration statement was originally prepared, have not been audited, are incomplete, and may not be updated or otherwise revised to reflect information that subsequently becomes available, or circumstances existing or changes occurring after such date. Audax Private Debt undertakes no obligation to update the information or statements provided herein, and delivery of this registration statement as of any future date does not mean that Audax Private Debt has updated the information herein. Unless stated otherwise herein, neither the delivery of this registration statement at any time, nor any sale, will under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date this registration statement was originally prepared.

High Risk of Investment Loss

An investment in the Fund involves a high level of risk. In considering an investment in the Fund, prospective investors should understand that the Fund may not achieve its investment objectives, and should be prepared to bear capital losses that might result from investments.

Future and Past Performance

The performance of the Adviser’s Principals prior investments is not necessarily indicative of the Fund’s future results. While the Adviser intends for the Fund to make investments that have estimated returns commensurate with the risks undertaken, there can be no assurances that any targeted internal rate of return or positive return on investment will be achieved. On any given investment, partial or complete loss of principal or capital is possible. There may be limitations on the Fund’s ability to operate as intended due to regulations, market conditions, or other factors, any of which could result the Fund failing to achieve its target return. The performance of the loans that the Principals have made in prior vehicles may not be indicative of the performance of unitranche/stretch senior, or other investments that the Fund makes in the future.

It is uncertain as to when profits, if any, will be realized by the Fund.

By making long-term investments, it is uncertain when we will realize profits. Losses on unsuccessful investments may be realized before gains on successful investments are realized. The return of capital and the realization of gains, if any, generally will occur only upon the partial or complete disposition or refinancing of an investment. While an investment may be sold at any time, it is generally expected that this will not occur for a number of years after the initial investment. Furthermore, the expenses of our operations (including the annual Management Fee payable to the Adviser) may exceed its income, thereby requiring that the difference be paid from the our capital.

Debt investments in general raise certain risks.

The Fund is expected to make debt investments that may become non-performing in the future. In addition to the risks of borrower default, portfolio company assets may be mismanaged or otherwise may have declined in value and/or may in the future decline in value. Borrowers may contest enforcement of credit agreements or other remedies, seek bankruptcy protection against such enforcement, and/or bring claims for lender liability. Moreover, in certain situations, because the Fund, in the exercise of its remedies or rights under loan documents, may obtain contractual rights to participate in or to influence the management of borrowers, the likelihood is increased that a borrower may claim that the Fund interfered with the borrower’s business, acted in bad faith in exercising its management rights or otherwise acted in a manner giving rise to a claim for lender liability. The exercise of remedies may not be led or controlled by the Fund, and may be led or controlled by a holder of a different class of securities which may be in conflict with the interests of the Fund. As a lender, the Fund may also be subject to penalties for violations of state usury limitations, which may result in penalties assessed against the Fund or other liability to the Fund.

In addition, investments in loans may involve workout negotiations or restructuring. However, even if a restructuring were successfully accomplished, there are risks of a substantial reduction in the interest rate and/or a substantial write-down of the principal of such loans, each of which may also have adverse tax consequences.

The leveraged nature of portfolio companies and susceptibility to economic downturns raise risks.

Some of the portfolio companies in which we will invest may be highly leveraged, thereby increasing the degree of credit risk inherent in each investment. Leverage often imposes restrictive financial and operating covenants on a company, in addition to the burden of debt service, and may impair its ability to finance future operations and capital needs or to pay principal and interest on our investments when due. The leveraged capital structure of portfolio companies will increase the exposure of our investments to any deterioration in a company’s condition or industry, competitive pressures, or an adverse economic environment.

Although unlikely, Fund investments may also be subordinated or junior to senior or priority indebtedness, some or all of which may be secured. In the event any portfolio company cannot generate adequate cash flow to meet debt service, the Fund may suffer a partial or total loss of capital invested in the portfolio company, which could adversely affect the Fund’s returns.

The Fund’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in the Fund’s investments, which could lead to investment losses.

Before making an investment, the Fund will assess the strengths and weaknesses of the borrowers and guarantors, as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Fund will rely on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that the Fund’s due diligence process will uncover all relevant facts or that any investment will be successful.

Inaccurate information received from potential borrowers and guarantors could have a negative impact on the Fund’s financial condition and results of operation. In deciding whether to extend credit or enter into transactions with potential borrowers and their guarantors, the Fund is forced to rely on information furnished to the Fund by or on behalf of these potential borrowers and/or guarantors, including financial statements. The Fund also must rely on representations of potential borrowers and guarantors as to the accuracy of that information. The Fund’s performance could be negatively impacted to the extent the Fund relies on financial statements or other information that is misleading or inaccurate.

Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, localized or global financial crises or other sources of political, social or economic unrest.

Such erosion of confidence may lead to or extend a localized or global economic downturn. In addition, limited availability of credit for consumers, homeowners and businesses, including credit used to acquire businesses, in an uncertain environment or economic downturn may have an adverse effect on the economy generally and on the ability of the Fund and its portfolio companies to execute their respective strategies and to receive an attractive multiple of earnings on the disposition of businesses. Economic uncertainty or a general economic downturn may have an adverse effect upon the Fund’s portfolio companies.

Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the asset management industry, tax law, immigration policy, environmental protection and/or climate change policies or regulations and/or government entitlement programs during the life of the Fund could have a material adverse impact on the Fund and its investments. More generally, legislative acts, rulemaking, adjudicatory or other governmental activities, including in particular by the U.S. Congress, the SEC, the Federal Reserve, the Financial Industry Regulatory Authority, Inc. or other governmental, quasi-governmental or self-regulatory bodies, agencies and regulatory organizations could make it more difficult (or less attractive) for the Fund to achieve its investment objectives or for some or all of the Fund’s portfolio entities to engage in their respective businesses.

The ongoing armed conflict as a result of the war and international conflict in Ukraine and the Middle East have caused global uncertainty and may have a material adverse impact on us and our portfolio companies.

The Russian invasion of Ukraine and the conflict in the Middle East have led, are currently leading, and for an unknown period of time may continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby and could have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests or may invest), and therefore could adversely affect the performance of the Fund’s investments. Furthermore, the aforementioned conflicts and the varying involvement of the United States and other NATO countries could preclude prediction as to their ultimate adverse impact adverse impact on global economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Fund and the performance of its investments or operations, and the ability of the Fund to achieve its investment objectives. Additionally, to the extent that third parties, investors, or related customer bases have material operations or assets in such conflict zones, they may have adverse consequences related to the ongoing conflicts.

The ultimate course of conflicts such as the conflicts between Russia and Ukraine and in the Middle East, and their impact on global economic and commercial activity and conditions, and on the operations, financial condition and performance of the Fund or any particular industry, business or investee country, as well as the duration and severity of such effects, is impossible to predict. Developing and further governmental actions (military or otherwise) and international negotiations over such conflicts may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks and systems in ways that are adverse to the investment strategy which the Fund intends to pursue, all of which could adversely affect the Fund’s ability to fulfill its investment objectives.

Inflation and deflation present risks for us.

Inflation risk is the risk that the value of certain investments or income thereon will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the our investments can decline. Deflation risk is the risk that prices decline over time – the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of companies in which we invest and may make defaults more likely, which may result in a decline in the value of our investments. In recent years, multiple world governments, as well as inter-governmental institutions, have undertaken, and in some cases may still be undertaking, various forms of fiscal stimulus measures, including setting interest rates that are at historic lows and undertaking, so called “quantitative easing.” Such stimuli, unless successfully managed and scaled back at the appropriate time, may be inflationary. In addition, there is significant concern in macroeconomic terms about the levels of indebtedness carried by certain governments. The U.S. and other developed economies have begun to experience higher than normal inflation rates. It remains unclear whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time or have a significant effect on the U.S. or other economies. While bringing with it a range of issues, one of the consequences of an extended period of a higher-than-desired level of inflation, is often to erode in real terms the value of government debt. This element of debt erosion may create an incentive for governments to be less robust in seeking to deal with inflation than might otherwise have been the case had the government concerned not suffered from a high level of indebtedness. If such inflation occurs it would have the negative consequences for the Fund set out above.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we will be permitted to make or that impose limits on our ability to pledge a significant amount of our assets to secure loans or that restrict the operations of a portfolio company, any of which could harm us and our Shareholders and the value of our investments, potentially with retroactive effect. For example, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which influences many aspects of the financial services industry, have been amended or repealed, and the Code has been substantially amended and reformed. Any amendment or repeal of legislation, or changes in regulations or regulatory interpretations thereof, could create uncertainty in the near term, which could have a material adverse impact on our business, financial condition and results of operations.

In addition, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to change our investment strategy in order to avail ourselves to new or different opportunities. Such changes could differ materially from the strategies and plans set forth in this registration statement and may shift our investment focus from the areas of expertise of our Adviser.

The effect of global climate change may adversely affect our business and impact the operations of our portfolio companies.

We and our portfolio companies will face risks associated with climate change including risks related to the impact of climate- and ESG-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends, and risks stemming from the physical impacts of climate change.

New climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations, which could negatively affect us or our portfolio companies and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively.

Further, advances in climate science may change society’s understanding of sources and magnitudes of negative effects on climate, which could negatively impact portfolio company financial performance and regulatory jeopardy. For our portfolio companies, business trends related to climate change may require capital expenditures, product or service redesigns, and changes to operations and supply chains to meet changing customer expectations. While this can create opportunities, not addressing these changed expectations could create business risks for portfolio companies.

The Fund may invest in or extend credit to companies that are located in, or have operations or customers in, areas that are subject to climate change. Significant physical effects of climate change including extreme weather events such as hurricanes or floods, can also have an adverse impact on certain of our portfolio companies and investments, especially our portfolio companies that rely on locations in the affected areas. Any investments located in or with customers in coastal regions may be affected by any future increases in sea levels or in the frequency or severity of hurricanes and tropical storms, whether such increases are caused by global climate changes or other factors. There may be significant physical effects of climate change that have the potential to materially impact the Fund’s business and operations. As a result of these physical effects of climate change, the Fund may be vulnerable to the following: risks of property damage to the companies or properties in which the Fund is directly or indirectly invested; indirect financial and operational impacts from disruptions to the operations of the companies in which the Fund is directly or indirectly invested from severe weather; increased insurance premiums and deductibles or a decrease in the availability of coverage, for investments or companies or properties in which the Fund is directly or indirectly invested that are in areas subject to severe weather; decreased net migration to areas in which investments are located, resulting in lower than expected demand for the products and services of the investments; increased insurance claims and liabilities; increase in energy cost impacting operational returns; changes in the availability or quality of water or other natural resources on which the business depends; decreased consumer demand for consumer products or services resulting from physical changes associated with climate change (e.g., warmer temperatures or decreasing shoreline could reduce demand for residential and commercial properties previously viewed as desirable); incorrect long-term valuation of investments due to changing conditions not previously anticipated at the time of the investment; and economic disruptions arising from the foregoing.

As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions to increase as well. For example, unseasonal or violent weather events can have a material impact to businesses that focus on tourism or recreational travel. Additionally, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues.

Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Artificial Intelligence Technologies

Recent technological advances in artificial intelligence and machine learning technologies (collectively, “AI Technologies”), including, for example, the OpenAI ChatGPT application, create opportunities as well as risks for Audax Private Debt, the Adviser, the Fund, other Audax Vehicles, investments and portfolio companies. While Audax Private Debt is evaluating ways to utilize AI Technologies in connection with its business, operating and investment activities, it expects certain of its portfolio companies will use such technologies. Actual usage of such AI Technologies will vary across the business of Audax Private Debt, and while Audax Private Debt expects from time to time to adopt and adjust usage policies and procedures governing the use of AI Technologies by its personnel, there is a risk of misuse of such AI Technologies.

Further, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate, nor does Audax Private Debt generally expect to be involved in the collection of such data or development of such algorithms in the ordinary course. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact Audax Private Debt, the Fund, the Fund’s investments or the Fund’s portfolio companies to the extent they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn Audax Private Debt, the Fund and its investments and portfolio companies, to the extent such AI Technologies are used, more susceptible to cybersecurity threats. In addition, Audax Private Debt, the Fund and the Fund’s investments and portfolio companies could be exposed to risks to the extent third-party service providers or any counterparties use AI Technologies in their business activities. Audax Private Debt will not be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services utilizing AI Technologies are provided. In addition, AI Technologies may be competitive with the business of certain portfolio companies or increase the potential for obsolescence of a portfolio company’s products or services (particularly as the capabilities of AI Technologies improve), and accordingly the increased adoption and use of AI Technologies may have an adverse effect on portfolio companies or their respective businesses. For more information on risks relating to information security and data use see “Item 1A. Risk Factors—Risks Related to Our Business and Structure—Cybersecurity risks and cyber incidents may adversely affect our business or those of our portfolio companies by causing a disruption to our operations, a compromise or corruption of confidential information and/or damage to business relationships, or those of our portfolio companies, all of which could negatively impact our business, results of operations or financial condition” and “—General Risks Related to an Investment in the Fund—European. Data Privacy and Security Laws.”

Moreover, use of AI Technologies by any of the parties described in the previous paragraphs could include the input of confidential information (including material non-public information and personal information) in contravention of non-disclosure agreements or by Audax Private Debt personnel or other related parties in contravention of Audax Private Debt’s policies and procedures (or by any such parties in accordance with Audax Private Debt’s policies, procedures and/or non-disclosure agreements), and in any case, could result in such confidential information becoming part of a dataset that is accessible by AI Technologies applications and users. The use of AI Technologies, including potential inadvertent disclosure of confidential Audax Private Debt information, could also lead to legal and regulatory investigations and enforcement actions.

Regulations related to AI Technologies may also impose certain obligations on organisations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance, could have an adverse effect on Audax Private Debt, the Fund and its investments and portfolio companies.

AI Technologies and their current and potential future applications, including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future risks related thereto.

Market and interest rate fluctuations may pose risks for us.

A portion of our returns will be derived from the realization of capital gains that will depend in part upon the market conditions at that time. The condition of the public and private financial markets, as well as the general economic climate, may have an adverse impact on investment value and therefore the ability to generate favorable returns on investment. General fluctuations in the market prices of securities and interest rates may adversely affect our investment opportunities and the value of our investments.

The majority of our debt investments will be floating rates, based on a spread to the SOFR or the prime rate. General interest rate fluctuations may have a substantial negative impact on our investments, including those with an interest floor. Any fluctuations in general interest rates would affect the reference rates used in the interest calculation on our investment. Any of these fluctuations individually, or in the aggregate, may have an adverse impact on the overall return of on our investments.

If general interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds, if any, would not be accompanied by increased interest income from such fixed-rate investments.

To the extent we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates or a decrease in the spread between the rate at which we borrow and the rate at which we invest will not have a material adverse effect on our net investment income to the extent we use debt to finance investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income.

The financial projections of our portfolio companies could prove inaccurate.

We generally evaluate the capital structure of portfolio companies on the basis of financial projections prepared by the management of such portfolio companies. These projected operating results will normally be based primarily on judgments of the management of the portfolio companies. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable with accuracy, along with other factors may cause actual performance to fall short of the financial projections that were used to establish a given portfolio company’s capital structure. Because of the leverage that is typically employed by our portfolio companies, this could cause a substantial decrease in the value of our investment in the portfolio company. The inaccuracy of financial projections could thus cause our performance to fall short of our expectations.

Contingent Liabilities Upon Disposition

In connection with the disposition of an investment, the Fund and the Adviser may be required to make (and/or be responsible for another person’s or entity’s breach of) representations and warranties, e.g., about the business and financial affairs of the applicable portfolio company, the condition of its assets and the extent of its liabilities, in each case generally in the nature of representations and warranties typically made in connection with the sale of similar businesses, and may be responsible for the content of disclosure documents under applicable securities laws. They may also be required to indemnify the purchasers of such investment or underwriters to the extent that any such representations or disclosure documents are inaccurate. These arrangements may result in contingent liabilities, which would be borne by the Fund and, ultimately, its investors.

We may enter into repurchase agreements.

Subject to our investment objective and policies, we may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by us of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that we will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). We will not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, we could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of our right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.

We may be exposed to litigation risks.

In the ordinary course of its business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of us and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Adviser’s and the Principals’ time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. To the extent we seek to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, we will be subject to enhanced risks of litigation, regulatory actions and other proceedings. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by us and would reduce net assets.

Director Liability

Although historically Audax Private Debt has done so only in a limited number of instances, the Fund may receive the right to appoint one or more representatives to the board of directors (or similar governing body) of the portfolio companies in which it invests. Serving on the board of directors (or similar governing body) of a portfolio company exposes the Fund’s representatives, and ultimately the Fund, to potential liability. Not all portfolio companies may obtain insurance with respect to such liability, and the insurance that portfolio companies do obtain may be insufficient to adequately protect officers and directors from such liability. In addition, involvement in litigation can be time consuming for such persons and can divert the attention of such persons from the Fund’s investment activities.

Public Company Holdings

Although it is not expected, the Fund’s investment portfolio may contain securities issued by publicly held companies. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to dispose of such securities and debt at certain times, increased likelihood of shareholder litigation and insider trading allegations against such companies’ executives and board members, including the Principals, and increased costs associated with each of the aforementioned risks. However, the Fund will not permit 10% or more of its total assets to be comprised of listed equity securities, other than such securities acquired or held, in the reasonable determination of the Adviser, (a) for liquidity purposes for the Fund, (b) for the purpose of making the issuer of such security a private, non-listed issuer, or (c) prior to the issuer of such security listing on a national securities exchange.

To the extent we make investments in restructurings and reorganizations they may be subject to greater regulatory and legal risks than other traditional investments in portfolio companies.

We may make investments in restructurings that involve, or otherwise invest in the debt securities of, companies that are experiencing or are expected to experience severe financial difficulties. These severe financial difficulties may never be overcome and may cause such companies to become subject to bankruptcy proceedings. Investments in companies operating in workout or bankruptcy modes present additional risks, including fraudulent conveyance, voidable preference and equitable subordination risks. Further, these investments could subject us to certain additional potential liabilities that may exceed the value of our original investment. For instance, under certain circumstances, payments to us and our distributions to Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes relating to fraudulent conveyances, voidable preferences, lender liability and a court’s discretionary power to disallow, subordinate or disenfranchise particular claims. Under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure investors that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action.

European Data Privacy and Security Laws

Regulation (EU) 2016/679 (“GDPR”), which following the United Kingdom’s withdrawal from the EU is incorporated into the law of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (SI 2019/419) (“UK GDPR”), imposes stringent operational requirements on entities which process personal data and provides for onerous penalties of up to the greater of 4% of an organization’s annual worldwide turnover or EUR 20 million/GBP 17.5 million respectively for breaches, including in respect of requirements to report personal data breaches, to inform individuals about how their personal data will be collected and used or to implement or maintain appropriate security systems and protocols. While the Fund and the Adviser will endeavor to maintain processes, procedures and systems to avoid such breaches and penalties, there can be no assurance that these will always be effective in doing so. The UK’s data protection authority, the Information Commissioner’s Office, has indicated that it will continue to enforce the UK GDPR in line with the enforcement of the GDPR in the EU. However, any future divergence between the EU and UK data protection regimes may create a greater dual regulatory compliance burden in circumstances where entities are subject to both regimes. In addition, the GDPR and UK GDPR, along with recent legal developments in Europe, impose restrictions and have created complexity regarding transfers of personal data from the EU and the UK to the U.S. For example, the European Commission introduced updated Standard Contractual Clauses in 2021 for international transfers of personal data, and the UK has introduced an international data transfer agreement to be used for restricted transfers from the UK, as well as a UK addendum to the Standard Contractual Clauses, both of which came into effect on March 21, 2022. This changing landscape and the process of ensuring that such restricted transfers continue to comply with the GDPR and the UK GDPR may lead to additional costs and increase overall risk exposure for the Fund and the Adviser.

Electronic Delivery of Information

Pursuant to the subscription agreement entered into by any Member, each Member is expected to consent to electronic delivery (including email, facsimile or posting on the Fund’s web-based investor reporting site or other Internet service in accordance with the LLC Agreement) of (i) any notices or communications required or contemplated to be delivered to such Member by the Fund, the Adviser or any of their respective affiliates pursuant to applicable law or regulation (including the Advisers Act), at the option of the person making such delivery, and (ii) capital call notices; other notices, requests, demands, consents and communications; and financial statements, reports, schedules, certificates or opinions required to be provided to such Member under the LLC Agreement or under any side letter or other similar agreement with such Member. There will be certain costs and risks (e.g., system outages) associated with electronic delivery, and there can be no assurance that any electronic delivery method is secure. The Adviser generally will not be responsible for any computer viruses, malfunctions, information theft or other problems that may be associated with the use of electronic delivery in connection with the Fund’s activities.

CFIUS and Similar Non-U.S. Regulatory Regimes

Current laws and regulations in various jurisdictions give heads of state and regulatory bodies the authority to block or impose conditions with respect to acquisitions of, and investments in, local entities by foreign persons if that acquisition or investment threatens to impair national or economic security or is otherwise deemed undesirable. In addition, many jurisdictions restrict foreign investment by taking steps including but not limited to placing limitations on foreign investment, implementing investment screening or approval mechanisms, and restricting the employment of foreigners as key personnel. In addition, a number of U.S. states are passing and implementing state laws prohibiting or otherwise restricting the acquisition of interests in real property located in the state by foreign persons (“Foreign Ownership Laws”).

In some cases, the Fund’s investments involving a U.S. business (including a U.S. branch or subsidiary of a company domiciled outside of the United States) may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”). In the event that CFIUS or any non-U.S. equivalent thereof reviews one or more investments or in the event that Foreign Ownership Laws or the Outbound Investment Screening Regime (as defined below) applies to a particular investment, there can be no assurance that the Fund will be able to maintain or proceed with such investments on terms that are acceptable to the managing member.

CFIUS may recommend that the U.S. President block such transactions, or CFIUS may impose conditions on such transactions, certain of which may materially and adversely affect the Fund’s ability to execute its investment strategy. Additionally, CFIUS or any non-U.S. equivalent thereof may seek to impose limitations on one or more such investments that may prevent the Fund from maintaining or pursuing investment opportunities that the Fund otherwise would have maintained or pursued which could adversely affect the performance of the Fund’s investment in such portfolio investments and thus the performance of the Fund. Legislation to reform CFIUS was signed into law on August 13, 2018, and final regulations implementing this legislation were enacted in 2020. The legislation and its implementing regulations, among other things, expand the scope of CFIUS’s jurisdiction to cover more types of transactions and empower CFIUS to scrutinize more closely investments in U.S. “critical infrastructure,” “critical technology,” and “sensitive personal data” companies, including investments involving foreign shareholders that may be deemed “non-passive.” These reforms could impact the ability of non-U.S. shareholders to participate in the Fund’s investments, which may impair the Fund’s ability to execute its investment strategy. They could also increase the number of transactions involving the Fund that would be subject to CFIUS review and investigation as well as the timing and substantive risks described above. The outcome of CFIUS’s and other foreign direct investment processes may be difficult to predict, and there is no guarantee that, if applicable to a Portfolio Entity, the decisions of CFIUS would not adversely impact the Fund’s investment in such entity. The Limited Liability Company Agreement contains certain provisions that may require certain shareholders to be excluded from participating in an investment, for example where their participation is at risk of jeopardizing the Fund’s ability to successfully acquire, hold, operate, sell, transfer, exchange, pledge or dispose of a prospective portfolio investment in light of legal, regulatory or other similar considerations.

In response to mounting national security concerns regarding foreign ownership of U.S. land, several U.S. states have recently enacted or proposed Foreign Ownership Laws in an effort to limit foreign ownership of real property. These Foreign Ownership Laws may impact the ability of non-U.S. shareholders to participate in the Fund’s investments, which may impair the Fund’s ability to execute its investment strategy. Across the United States, additional proposals to limit foreign ownership of real property are currently working their way through the legislative process, and it is expected that many such proposals will become law in the near future.

Further, the U.S. President signed an Executive Order in August 2023 which establishes an outbound investment screening regime that is intended to regulate investment by U.S. persons into a “country of concern” relating to certain advanced technology sectors that could impact military, intelligence, surveillance, or cyber-enabled capabilities (the “Outbound Investment Screening Regime”). The Outbound Investment Screening Regime is currently undergoing a rulemaking process by the U.S. Department of the Treasury and is not expected to be implemented until final rules are promulgated. As initially proposed, the Outbound Investment Screening Regime would prohibit or require notification for certain investments in companies that are engaged in covered national security technologies (initial proposals include semiconductors and microelectronics; quantum information technologies; and certain artificial intelligence systems). As a result of the Outbound Investment Screening Regime, the Fund may incur significant delays and costs, be altogether prohibited from making a particular investment, or impede or restrict syndication or sale of Fund assets to certain buyers, all of which could adversely affect the Fund’s ability to meet its investment objectives.

These laws could limit the Fund’s ability to invest in certain entities or impose burdensome notification requirements, operational restrictions, or delays in pursuing and consummating transactions. The effect of such laws could also result in the Fund excluding (in whole or in part) the participation of certain shareholders from certain transactions. As a result, other shareholders may be required to provide additional capital to make the investment and would have a larger pro rata share than if all the shareholders had participated.

The Fund’s investments outside of the United States may also face delays, limitations, or restrictions as a result of notifications made under and/or compliance with these legal regimes and rapidly-changing agency practices. Other countries continue to establish and/or strengthen their own national security investment clearance regimes, including in response to U.S. encouragement of other countries to impose CFIUS-like regulations on foreign investment in certain sectors and assets on national security grounds. These regulatory regimes could have a corresponding effect of limiting the Fund’s ability to make investments in such countries. Examples include:

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India: In April 2020, the Government of India issued Press Note No. 3 (2020 Series), which updated the country’s existing national security regime such that any foreign investment (i) by or from an entity of any country that shares its land border with India or (ii) whose beneficial owner of an investment into India is situated in, or is a citizen of, any country that shares its land border with India, can only be made with prior approval of the Government of India. Further clarity is awaited from the Government of India on what constitutes beneficial ownership, but the application of this rule may inhibit the Fund’s ability to consummate investments involving India. As a result, the Fund may incur significant delays and costs or be altogether prohibited from making a particular investment, all of which could adversely affect the Fund’s ability to meet its investment objectives. Uncertainty resulting from the application of the NDI Rules may also lead to higher amounts of, or longer durations of, borrowings by the Fund and may require partial or full exclusion of any shareholders from countries bordering India from such investments.

•

EU: Following the EU’s implementation of an EU-wide mechanism to coordinate the screening of foreign investment on national security grounds across EU Member States in October 2020, the majority of EU Member States have now introduced foreign investment screening regimes which could impede, restrict, and/or delay the Fund’s investments that have a nexus with the European Union.

•

Australia: Legislation passed in 2020 expands the criteria used to determine whether a transaction must be formally identified to the country’s Foreign Investment Review Board and affords the government new call-in powers to review transactions that may pose a national security risk. United Kingdom: On January 4, 2022, the screening regime under the National Security and Investment Act 2021 entered into force, requiring mandatory notification for certain acquisitions in 17 strategic sectors and giving the UK government broad powers to review certain acquisitions in any economic sector.

Other jurisdictions are similarly in the midst of ongoing reform that may establish further restrictions and increase risk by enhancing governments’ powers to scrutinize, impose conditions on, and potentially block mergers, acquisitions, and other transactions. These requirements and the disclosure process may delay or otherwise impact the Fund’s acceptance and drawdown of Capital Commitments from certain investors and approval of transfers by or to certain shareholder. Delays in the Fund’s ability to accept or draw down Capital Commitments may adversely impact the ability of the Fund to make investments in countries such as India, the European Union, Australia, and the UK and the timing of such investments. The foregoing requirements may also result in circumstances in which the Fund determines not to pursue certain potential investment opportunities in these countries. Heightened scrutiny of foreign direct investment worldwide may also make it more difficult for the Fund to identify suitable buyers for investments upon exit and may constrain the universe of exit opportunities for an investment in an issuer. As a result of such regimes, the Fund may incur significant delays and costs, be altogether prohibited from making a particular investment, or impede or restrict syndication or sale of Fund assets to certain buyers, all of which could adversely affect the Fund’s ability to meet its investment objectives.

Enhanced Scrutiny and Potential Regulation of the Private Investment Fund Industry and the Financial Services Industry

The alternative asset management and financial services industries are subject to enhanced governmental scrutiny and/or increased regulation, and a number of legislative initiatives have been signed into law affecting alternative investment firms, including the Dodd-Frank Act, a key feature of which is the potential extension of prudential regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to nonbank financial companies that are not currently subject to such regulation but that are determined to pose risk to the U.S. financial system. The Dodd-Frank Act defines a “nonbank financial company” as a company that is predominantly engaged in activities that are financial in nature. The Financial Stability Oversight Council (the “FSOC”), an interagency body created to monitor and address systemic risk, has the authority to subject such a company to supervision and regulation by the Federal Reserve (including capital, leverage and liquidity requirements) if the FSOC determines that such company is systemically important, in that its material financial distress or the riskiness of its activities could pose a threat to the financial stability of the United States. The Dodd-Frank Act does not contain any minimum size requirements for such a determination by the FSOC, and it is possible that it could be applied to private funds, particularly large, highly leveraged funds.

The Dodd-Frank Act also imposes a number of restrictions on the relationship and activities of banking organizations with certain private equity funds and hedge funds and other provisions that affect the private equity industry, either directly or indirectly. Included in the Dodd-Frank Act is the so-called “Volcker Rule,” (as amended, and together with its implementing regulations) which generally prohibits any “banking entity” (generally defined as (i) any insured depository institution, subject to certain exceptions including for a depository institution that (together with every company that controls it) has $10 billion or less in total consolidated assets and trading assets and liabilities that are less than 5% of total consolidated assets, (ii) any company that controls such an institution, (iii) a non-U.S. bank that is treated as a bank holding company for purposes of U.S. banking law, and (iv) any affiliate or subsidiary of the foregoing entities) from sponsoring or acquiring or retaining an ownership interest in a private equity fund or hedge fund that is not subject to the provisions of the Investment Company Act in reliance upon either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, subject to certain exceptions. Prospective investors in the Fund that are banking entities should consult their bank regulatory counsel prior to making an investment.

The Dodd-Frank Act, as well as future related legislation, may have an adverse effect on the private equity industry generally and/or on Audax Private Debt or the Fund, specifically. Therefore, there can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on Audax Private Debt or otherwise impede the Fund’s activities. Federal, state, and local legislators and regulators regularly introduce measures or take actions that may modify the regulatory requirements applicable to the financial industry. Changes in laws, regulations or regulatory policies could adversely affect the private equity industry generally and/or Audax Private Debt or the Fund in substantial and unpredictable ways. We cannot predict if new legislation or regulations will be enacted or adopted and, if enacted or adopted, the effect that it would have on the private investment fund industry. In that regard, prospective investors should note that any significant changes in, among other things, banking and financial services regulation, including the regulation of the asset management industry, could have a material adverse impact on the Fund and its activities.

There is no public market for the Shares, and we do not expect any market for the Shares to develop.

There is no existing trading market for the Shares. We do not expect any market for the Shares to develop in the future or, if developed, such market may not be sustained. In the absence of a trading market or unless we choose to conduct a tender offer, an investor may be unable to liquidate an investment in the Shares.

We may be unable to invest a significant portion of the net proceeds of any offering of the Shares on acceptable terms in an acceptable timeframe.

Delays in investing the net proceeds of any offering of the Shares may impair our performance. We cannot assure you we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of any offering of the Shares on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

Before investing our cash on hand, we will invest such primarily in cash equivalents, U.S. government securities and other high-quality debt instruments maturing in one year or less from the time of investment. This will produce returns that are significantly lower than the returns that we expect to achieve when our portfolio is fully invested in securities meeting our investment objective. As a result, any distributions that we pay while our portfolio is not fully invested in securities meeting our investment objective may be lower than the distributions that we may be able to pay when our portfolio is fully invested in securities meeting our investment objective.

Shareholders may be subject to filing requirements under the Exchange Act as a result of an investment in us.

Because the Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of the Shares has to be disclosed in a Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their distributions may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Although we provide in our quarterly statements the amount of outstanding Shares and the amount of the investor’s Shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of 10% or more of the Shares are subject to reporting obligations under Section 16(a) of the Exchange Act.

Shareholders may be subject to the short-swing profits rules under the Exchange Act as a result of an investment in us.

Persons with the right to appoint a director or who hold more than 10% of a class of the Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered stock within a six-month period.

Certain U.S. Federal Income Tax Risks

To the extent that we do not realize income or choose not to retain after-tax realized net capital gains, we will have a greater need for additional capital to fund our investments and operating expenses.

To maintain our RIC status for U.S. federal income tax purposes, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes equal to at least 90% of our investment company taxable income and net tax-exempt income for that taxable year, and may either distribute or retain our realized net capital gains from investments. Unless investors elect to reinvest distributions, earnings that we are required to distribute to shareholders will not be available to fund future investments. Accordingly, we may have insufficient funds to make new and follow-on investments, which could have a material adverse effect on our financial condition and results of operations. Because of the structure and objectives of our business, we may experience operating losses and expect to rely on proceeds from sales of investments, rather than on interest and dividend income, to pay our operating expenses. We cannot assure investors that we will be able to sell our investments and thereby fund our operating expenses.

We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code, including as a result of our failure to satisfy the RIC distribution requirements.

Although we intend to elect to be treated as a RIC for U.S. federal income tax purposes, we cannot assure investors that we will be able to continue to qualify for and maintain RIC status. To maintain RIC status under the Code and to avoid corporate-level U.S. federal income tax, we must meet the following annual distribution, income source and asset diversification requirements:

•	We must distribute (or be treated as distributing) dividends for tax purposes in each taxable year equal to at least 90% of each of:

•

the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses or, investment company taxable income, if any, for that taxable year; and

•	our net tax-exempt income for that taxable year.

The asset coverage ratio requirements under the Investment Company Act and financial covenants under our loan and credit agreements could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. In addition, as discussed in more detail below, our income for tax purposes may exceed our available cash flow. If we are unable to obtain cash from other sources, we could fail to satisfy the distribution requirements that apply to a RIC. As a result, we could lose our RIC status and become subject to corporate-level U.S. federal income tax.

•	We must derive at least 90% of our gross income for each taxable year from distributions, interest, gains from the sale of or other disposition of stock or securities or similar sources.

•

We must meet specified asset diversification requirements at the end of each quarter of our taxable year. The need to satisfy these requirements to prevent the loss of RIC status may result in our having to dispose of certain investments quickly on unfavorable terms. Because most of our investments will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to maintain our qualification for tax treatment as a RIC for any reason, the resulting U.S. federal income tax liability could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

Our portfolio investments may present special tax issues.

Investments in below-investment grade debt instruments and certain equity securities may present special tax issues for us. U.S. federal income tax rules are not entirely clear about certain issues, including when we may cease to accrue interest, OID or market discount, when and to what extent certain deductions may be taken for bad debts or worthless equity securities, how payments received on obligations in default should be allocated between principal and interest income, as well as whether exchanges of debt instruments in a bankruptcy or workout context are taxable. These matters could cause us to recognize taxable income for U.S. federal income tax purposes, even in the absence of cash or economic gain, and require us to make taxable distributions to our shareholders to maintain our RIC status or preclude the imposition of either U.S. federal corporate income or excise taxation. Additionally, because such taxable income may not be matched by corresponding cash received by us, we may be required to borrow money or dispose of other investments to be able to make distributions to our Shareholders. These and other issues will be considered by us, to the extent determined necessary, so that we aim to minimize the level of any U.S. federal income or excise tax that we would otherwise incur.

If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, certain U.S. Shareholders may be treated as having received an additional distribution from us in the amount of such U.S. Shareholders’ allocable share of the Base Management Fee and Incentive Fees paid to our Adviser and certain of our other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholders.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC. If we are not treated as a “publicly offered RIC” for any calendar year, each U.S. Shareholder that is an individual, trust or estate will be treated as having received an additional distribution from us in the amount of such U.S. Shareholder’s allocable share of the Base Management Fees and Incentive Fees paid to our Adviser and certain of our other expenses for the calendar year, and the relevant portion of the fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such U.S. Shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

To the extent OID or PIK constitutes a portion of our income, we will be exposed to risks associated with the deferred receipt of cash representing such income.

Our investments may include instruments issued with OID or PIK provisions. To the extent OID or PIK constitutes a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including:

•	instruments issued with OID may have unreliable valuations because the accruals require judgments about collectability.

•

instruments issued with OID may create heightened credit risks because the inducement to trade higher rates for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower.

•

for accounting purposes, cash distributions to shareholders derived from OID income are not considered to have been made from our paid-in capital, although they may be paid from the proceeds of any offering of the Shares. Thus, although a distribution of OID income comes from the cash invested by the shareholders, the Investment Company Act does not require that shareholders be given notice of this fact.

•	in the case of PIK “toggle” debt, a PIK election has the simultaneous effects of increasing the AUM, thereby increasing our base management fee, and increasing our investment income.

•	OID creates risk of non-refundable cash payments to our Adviser based on non-cash accruals that may never be realized.

•

in addition, in the event we recognize deferred loan interest income in excess of our available capital as a result of our receipt of PIK interest, we may be required to liquidate assets in order to pay a portion of the Base Management Fee.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash and representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or we may engage in transactions, including debt modifications or exchanges, that require us to recognize income without the corresponding receipt of cash. We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discount and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any OID or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

We may not be able to pay distributions to holders of our Common Shares or Preferred Shares, our distributions to holders of our Common Shares or Preferred Shares may not grow over time, and a portion of our distributions to holders of our Common Shares or Preferred Shares may be a return of capital for U.S. federal income tax purposes.

We intend to pay quarterly distributions to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we are unable to satisfy the asset coverage test applicable to us as a BDC, our ability to pay distributions to our shareholders will be limited. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our qualification for RIC tax treatment, compliance with applicable BDC regulations, compliance with covenants under our debt financing agreements, if any, and such other factors as our Board may deem relevant from time to time.

The distributions we pay to our shareholders in a year may exceed our net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes that would reduce a shareholder’s adjusted tax basis in its Shares or shares of preferred shares and correspondingly increase such shareholder’s gain, or reduce such shareholder’s loss, on disposition of such shares. Distributions in excess of a shareholder’s adjusted tax basis in its Shares or shares of preferred shares will generally constitute capital gains to such shareholder.

Shareholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of the

RIC’s net ordinary income or capital gains when they are not. Accordingly, shareholders should read carefully any written disclosure accompanying a distribution from us and the information about the specific tax characteristics of our distributions provided to shareholders after the end of each calendar year, and should not assume that the source of any distribution is our net ordinary income or capital gains.

Some of our investments may be subject to corporate-level income tax.

We may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Shares or the value or the resale potential of our investments.

Certain shareholders may be subject to U.S. dividend withholding tax on our distributions.

A Shareholder will be subject to U.S. federal dividend withholding tax on our distributions unless a withholding tax exemption applies. A Shareholder may also be subject to U.S. federal withholding tax if it does not comply with applicable U.S. tax requirements to certify its status for U.S. tax purposes. Amounts that are withheld, to the extent in excess of the Shareholder’s U.S. federal income tax liability, can generally be recovered by filing a U.S. federal income tax return; however, the administrative burden and cost of filing such a U.S. federal income tax return may outweigh the benefit of recovering such amounts. See Appendix C for a discussion of U.S. federal dividend withholding tax rules.

ITEM 2.	FINANCIAL INFORMATION

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Discussion of Management’s Operating Plans

Overview

We were originally organized on July 23, 2024 as a limited partnership under the laws of the State of Delaware. Prior to converting to a limited liability company under Delaware law on April 10, 2025 and electing to be regulated as a BDC on April 23, 2025, we operated as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act. We have elected to be treated as a BDC under the Investment Company Act, and we intend to elect to be treated as a RIC under Subchapter M of the Code and to qualify as a RIC annually thereafter. As a BDC and a RIC, we must comply with certain regulatory requirements, such as the requirement to invest at least 70% of our assets in Qualifying Assets, source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our investment company taxable income and tax-exempt interest.

Under our Advisory Agreement, we have agreed to pay the Adviser a management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs.

We intend to invest primarily in senior secured first lien loans, with minority exposure to second lien loans, subordinated or mezzanine loans, and equity and equity-like investments, such as equity and/or warrant kickers, in privately owned U.S. middle market companies. We use the term “middle market companies” to generally refer to companies with $15 million to $100 million of annual EBITDA, though we may invest in smaller or larger companies if attractive opportunities are available that are otherwise consistent with the strategy of the Fund. We expect that a majority of our investments will be in directly originated loans. Our investment strategy will also include a smaller allocation to more liquid credit investments such as broadly syndicated loans and corporate bonds which may be used for the purposes of maintaining liquidity for our share repurchase program and liquidity management.

Our investment objective is to generate current income and, to a lesser extent, capital appreciation. We seek to meet our investment objective by:

•

utilizing Audax Private Debt’s investment team’s experience in middle market credit underwriting, senior team members of which average nearly 26 years of middle market debt investing through all phases of the credit cycle;

•	benefiting from the platform developed by Audax Private Debt, including its broad deal sourcing capabilities, investment expertise across the capital structure and proprietary industry insights;

•	performing thorough credit analyses on investment opportunities with a focus on principal preservation and downside protection;

•	building a diversified portfolio of investments by company and industry; and

•	rigorously monitoring company and portfolio performance.

Most of our investments will be in private U.S. companies, however (subject to compliance with BDC requirements to invest at least 70% of assets in “eligible portfolio companies,” which are generally privately offered securities issued by U.S. private or thinly-traded companies) we may also invest to some extent in non-U.S. companies. We may also invest in publicly traded loans or securities of larger corporate issuers on an opportunistic basis when market conditions create compelling potential return opportunities. Under normal circumstances, we will invest at least 80% of our total assets (which includes net assets plus borrowings for investment purposes) directly or indirectly in Private Credit Instruments. Derivative instruments will be counted towards our 80% policy to the extent they have economic characteristics similar to Private Credit Instruments. To the extent the Fund determines to invest indirectly in Private Credit Instruments, it may invest through certain synthetic instruments, which will be valued at market value or, if no market value is ascertainable, at fair value for the purpose of complying with the above mentioned policy. When determining the fair value of such a transaction, equity and/or warrant kickers offered in connection with such private credit transaction may be taken into account. The Fund will notify its shareholders at least 60 days prior to any change to the 80% investment policy described above.

Revenues

We plan to generate revenue primarily in the form of interest on the debt securities that we hold and capital gains, if any, on equity securities that we may acquire in portfolio companies.

Expenses

The costs associated with the investment team and staff of the Adviser, when and to the extent engaged in providing investment advisory services and management services to us, will be paid for by the Adviser. We bear all other fees, costs and expenses of our activities, operations, administration and transactions, including, but not limited to: (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our Chief Compliance Officer, Chief Financial Officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any internal audit group personnel of Audax Private Debt or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

With respect to costs incurred in connection with our organization and initial private offering, the Adviser has agreed to advance all such costs on our behalf. Unless the Adviser elects to cover such expenses pursuant to the Expense Support Agreement we entered into with the Adviser, we will be obligated to reimburse the Adviser for such advanced expenses in accordance with the terms of the Expense Support Agreement. See “Item 1. Business—Expense Support and Conditional Reimbursement Agreement.”

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

All costs incurred by the Fund in connection with its initial Private Offering and organization have been advanced by the Adviser or its affiliates subject to recoupment. The Adviser or its affiliates may in some circumstances be reimbursed for past payments of organization and offering costs made on the Fund’s behalf.

Portfolio and Investment Activity

Our portfolio and investment activity for the three-month period ended March 31, 2025 and for the period from October 10, 2024 (commencement of operations) to December 31, 2024 was as follows:

December 31, 2024	March 31, 2025 (unaudited)	October 10, 2024 (commencement of operations) to December 31, 2024
Investments made in portfolio companies	$25,859,566	$676,324,104
Investments sold	(58,036,961)	(742,319)
Net activity before repaid investments	$(32,177,395)	$675,581,785
Investments repaid	(18,436,411)	(29,187,835)
Net Investment activity	$(50,613,806)	$646,393,950
Portfolio companies at beginning of period	43	—
Number of new portfolio companies	2	44
Number of exited portfolio companies	(1)	(1)
Portfolio companies at end of period	44	43
Number of investments made in existing portfolio companies	30	43

*	Totals may not foot due to rounding

Our portfolio composition and weighted average yields as of March 31, 2025 and December 31, 2024 was as follows:

	March 31, 2025 (unaudited)	December 31, 2024
Portfolio composition, at fair value:		—
First lien secured debt	$549,609,804	$600,377,145
Unsecured debt	—	—
Weighted average yields, at amortized cost:	—	—
First lien secured debt	9.85%	10.11%
Unsecured debt portfolio	—	—
Total portfolio	9.85%	10.11%
Interest rate type, at fair value:	—	—
Fixed rate amount	—	$287,327
Floating rate amount	$549,609,804	$600,089,818
Fixed rate, as percentage of total	—	0.05%
Floating rate, as percentage of total	100%	99.95%
Interest rate type, at amortized cost:	—	—
Fixed rate amount	$4,224,562	$3,973,959
Floating rate amount	$552,067,737	$597,964,668
Fixed rate, as percentage of total	0.76%	0.66%
Floating rate, as percentage of total	99.24%	99.34%
Hedging	—	—

Hedging

The Fund may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but the Fund does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. The Fund will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance that any hedging strategy employed by the Fund will be successful.

The Fund intends to qualify as a “limited derivatives user” under Rule 18f-4 under the Investment Company Act, which generally will require the Fund to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of our private offerings of our shares, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Adviser and the Administrator), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our shares.

Critical Accounting Policies

The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies, including those relating to the valuation of our investment portfolio, are described below. The critical accounting policies should be read in connection with our risk factors as disclosed in “Item 1A. Risk Factors.”

Investments at Fair Value

The Fund follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

In accordance with ASC 820, these inputs are summarized into the following hierarchy:

•	Level 1: Quoted prices in available active markets for identical financial instruments that the Adviser has the ability to access at the measurement date.

•	Level 2: Quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3: Inputs that are unobservable and significant to the overall fair value measurement for the asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

This includes investment securities that are valued using “bid” and “ask” prices obtained from independent third party pricing services or directly from brokers (described in further detail below). Classifying securities as Level 3 is based on reviewing ASC 820-10-35 (formerly FSP No. 157-3, issued on October 10, 2008). As quotes received from independent third party pricing services or directly from brokers are generally indicative and not binding, and may also not be based on actual transactions, these inputs typically do not qualify as Level 2 inputs and therefore, in most cases, will be considered Level 3 inputs.

Under ASC 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset, which may be a hypothetical market, and excludes transaction costs. The principal market for any asset is the market with the greatest volume and level of activity for such asset in which the reporting entity would or could sell or transfer the asset. In determining the principal market for an asset or liability under ASC 820, it is assumed that the reporting entity has access to such market as of the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

The Adviser determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. When available, the Adviser bases the fair value of a large portion of the Company’s investments on directly observable market prices or on market data derived from comparable assets. The Adviser’s valuation policy considers the fact that no ready market exists for many of the securities in which the Company invests and that fair value for the Company’s investments must be determined using unobservable inputs. The Adviser’s valuation policy is intended to provide a consistent basis for determining the fair value of the Company’s portfolio.

Inputs used to measure the fair value of an investment reflect management’s best estimate of assumptions that would be used by market participants in pricing such investment in a hypothetical transaction. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize upon the sale or liquidation of such investments.

Investment Valuation Process

The Fund’s assets and liabilities will be valued in accordance with the valuation policies and procedures of the Fund and the Adviser, as may be amended from time to time, a copy of which will be available upon request. Such valuations will be made in accordance with Rule 2a-5 under the Investment Company Act, the SEC rule governing the valuation of a BDC’s portfolio investments, and U.S. GAAP. The Board has designated the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the Investment Company Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Fund’s investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Fund’s Board. Even though the Board designated the Adviser as its “valuation designee,” the Board’s audit committee continues to be responsible for overseeing the processes for determining fair valuation.

When market prices are readily available, the Adviser shall value the Fund’s investments at the current market price. Where it is possible to obtain independent third party market quotes for securities, the Adviser will use these quotes to obtain a value for those securities.

The Fund’s investments are expected to include loans and other instruments that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Adviser. The Adviser will determine fair value for those investments through a valuation process that will be conducted at the end of each fiscal quarter by the valuation committees of our Adviser with the assistance of the Adviser’s investment and management personnel, finance and compliance teams, third-party valuation agents, and guidance from outside counsel, and reviewed by the audit committee of our Board.

The Adviser will utilize the following multi-step process each quarter in determining fair value for the Fund’s investments for which market quotations are not readily available:

•

First, the Adviser’s investment professionals responsible for the portfolio investment and other senior members of the Adviser’s investment and management team, with oversight from the Adviser’s finance team, will make initial valuations of each investment;

•

Second, the Adviser’s investment professionals and management team, with oversight by the Adviser’s finance and compliance team, will document the preliminary valuation conclusions and oversee sample testing of valuations with third-party valuation agents;

•	Third, the preliminary valuation conclusions will be presented to the Adviser’s valuation committees as relevant, for consideration;

•	Fourth, the Adviser’s valuation committees will discuss the recommended valuations and determine, in good faith, the fair value of each investment;

•	Fifth, the valuation determinations of the Adviser’s valuation committees will be presented to the Adviser and then shared with the Fund’s chief executive officer and chief financial officer; and

•	Sixth, the Adviser will provide certain quarterly and annual reports to the Board.

Investment Income Recognition

Interest Income. Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income. The Fund may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Fund’s statement of operations. If at any point the Fund believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Fund’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Fund has not yet collected cash.

Dividend Income. Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income. The Fund may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income. Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including valuation risk, interest rate risk and currency risk.

Valuation Risk. Because there is not a readily available market value for most of the investments in our portfolio, we value most of our portfolio investments at fair value as determined in good faith by the Adviser under the oversight of our Board based on, among other things, the input of our management and Audit Committee. Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. See “Item 1. Business—Investment Valuation Process” and “Item 2. Financial Information—Critical Accounting Policies—Investment Valuation Process.” Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 2. Financial Information—Discussion of Management’s Operating Plans” and “—Critical Accounting Policies—Investments at Fair Value.”

Interest Rate Risk. Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

We may hedge against interest rate fluctuations from time-to-time by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the Investment Company Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments.

U.S. Federal Income Taxes

The Fund intends to elect to be taxed as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not have to pay corporate-level federal income taxes on any net ordinary income or net capital gains that the Fund distributes to its shareholders from its tax earnings and profits. To obtain and maintain the Fund’s RIC tax treatment, the Fund must meet certain source-of-income and asset diversification requirements as well as distribute at least 90% of its investment company taxable income in respect of each taxable year to the holders of its Shares.

Results of Operations

On October 1, 2024, we held our first closing as a private fund. The initial closing included 6 investors, committing a total of $273 million, including $3 million from an affiliate of the Adviser. A subsequent closing for 4 investors, committing an aggregate of $101 million, including $1 million from an affiliate of the Adviser, was held on October 3, 2024. We held our final closing as a private fund on February 24, 2025, with 10 investors in such closing committing an aggregate of $194 million, including $2 million from an affiliate of the Adviser, bringing the aggregate commitments in the private fund to $568 million, including $6 million from an affiliate of the Adviser. Operating results for the three-month period ended March 31, 2025 and the period from October 10, 2024 (commencement of operations) to December 31, 2024 was as follows (dollar amounts in millions):

	Three-Month Period Ended March 31, 2025	Period Ended December 31, 2024
Total investment income	$15,745,632	$15,148,231
Net expenses	(6,507,728)	(5,286,045)
Net investment income	$9,237,904	$9,862,186
Net unrealized appreciation (depreciation)	(3,745,683)	4,942,932
Net realized gain (loss)	853,370	(795,832)
Net increase (decrease) in net assets resulting from operation	$6,345,591	$14,009,286

*	Totals may not foot due to rounding

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows (dollar amounts in millions):

	Three-Month Period Ended March 31, 2025	Period Ended December 31, 2024
Investment income	$15,745,632	$15,148,231
Interest income	$14,873,408	$14,709,736
Dividend income	$307,856	—
PIK interest income	$564,368	$222,671
Other income	—	$215,824

*	Totals may not foot due to rounding

For the three-month period ended March 31, 2025 and the period from October 10, 2024 (commencement of operations) to December 31, 2024, total investment income was $15,745,632 and $15,148,231, respectively, driven by our initial deployment of capital. The size of our investment portfolio at fair value was $598,218,372 at March 31, 2025 and $650,974,766 at December 31, 2024, and the weighted average yield on the debt and income producing portfolio at fair value was 9.85% and 10.11%, respectively.

Expenses

Expenses were as follows (dollar amounts in millions):

	Three-Month Period Ended March 31, 2025	Period Ended December 31, 2024
Management Fees	$1,068,966	$1,413,314
Incentive Fees	—	—
Service Fees	—	—
Interest and other debt expenses	$5,874,038	$3,586,357
Organization costs	—	$1,571,831
Offering costs	—	—
Directors’ fees	—	—
Shareholder servicing fees	—	—
Administrative service expenses	$169,441	$151,360
Other general and administrative expenses	$309,126	$1,073,495
Total expenses	$7,421,571	$7,796,357
Management Fees and Incentive Fees waived	$(913,843)	(477,471)
Expense support	—	(2,032,841)
Net Expenses	$6,507,728	$5,286,045

*	Totals may not foot due to rounding

For the three-month period ended March 31, 2025 and the period from October 10, 2024 (commencement of operations) to December 31, 2024, net expenses were $6,507,728 and $5,286,045, respectively, primarily attributable to interest and other debt expenses. For the three-month period ended March 31, 2025 and the year ended December 31, 2024, interest and other debt expenses was driven by $332,742,475 and $285,820,654 of average borrowings, respectively, at a total annualized cost of debt of 6.49% and 6.79%, respectively. For the three-month period ended March 31, 2025 and the period from October 10, 2024 (commencement of operations) to December 31, 2024, we accrued gross base management fees before waivers of $1,068,966 and $1,413,314, respectively. Offsetting those fees, we recognized base management fee waivers of $913,843 and $477,471, respectively.

Net Realized Gain (Loss)

Net realized gain (loss) was comprised of the following (dollar amounts in millions):

	Three-Month Period Ended March 31, 2025	Period Ended December 31, 2024
Non-controlled/non-affiliated investments	856,495	(792,735)
Foreign currency transactions	(3,125)	(3,097)
Net realized gains (losses)	853,370	(795,832)

*	Totals may not foot due to rounding

For the three-month period ended March 31, 2025 and the period from October 10, 2024 (commencement of operations) to December 31, 2024, we recognized gross realized gains of $869,528 and $14,285, respectively, and gross realized (losses) of $(16,518) and $(810,117), respectively, resulting in net realized gain (loss) of $853,370 and $(795,832), respectively.

Net Unrealized Gain (Loss)

Net unrealized gain (loss) was comprised of the following (dollar amounts in millions):

	Three-Month Period Ended March 31, 2025	Period Ended December 31, 2024
Non-controlled/non-affiliated investments	(3,745,691)	4,943,111
Foreign currency forward contracts	—	—
Foreign currency transactions	8	(179)
Net realized gains (losses)	(3,745,683)	4,942,932

*	Totals may not foot due to rounding

For the three-month period ended March 31, 2025 and the period from October 10, 2024 (commencement of operations) to December 31, 2024, we recognized $3,864,023 and $12,162,745 gross unrealized gains on investments, respectively, and gross unrealized losses on investments of $(7,609,706) and $(7,219,813), respectively, including the impact of transferring unrealized to realized gains (losses), resulting in net change in unrealized gain (loss) of $(3,745,683) and $4,942,932, respectively.

Related Parties

See “Item 7. Certain Relationships And Related Transactions, And Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	Properties.

Our headquarters are located at 320 Park Avenue, New York, NY 10022 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	Security Ownership Of Certain Beneficial Owners And Management

As of June 12, 2025, following the Conversion, there were 14,987,189.75 Common Shares outstanding and as of June 10, 2025, the aggregate NAV of all Common Shares outstanding was $343,519,042. The following table sets forth information with respect to the expected beneficial ownership of our Common Shares as of the date of this Registration Statement, by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding shares of our Common Shares;

•	each of our Directors and executive officers; and

•	all of our Directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement.

Name and address	Shares Beneficially Owned
	Number	Percentage
Interested Directors(1)
Kevin Magid	—	—
Rahman Vahabzadeh	—	—
Steven Ruby	—	—
Independent Directors(1)
Daryl B. Brown	—	—
Patrick H. Dowling.	—	—
David G. Moyer	—	—
Joseph F. Nemia	—	—
Executive Officers who are not Directors(1)
Michael Rettagliata	—	—
Jason Scoffield	—	—
Grant Bokerman	—	—
Other
Audax Institutional Feeder, LP(2)	4,917,043.14	32.81%
ALPS Private Credit I(3)	1,281,056.51	8.55%
State of Wisconsin Investment Board(4)	1,281,056.51	8.55%
Migdal Sal Pension—Private Debt Investments(5)	3,234,896.78	21.58%
State Teachers Retirement System of Ohio(6)	1,921,584.77	12.82%
All officers and Directors as a group (10 persons)	—	—

*	Represents less than 1%.
(1)	The address for each Director and executive officer is c/o Audax PDB Management Company, LLC, 320 Park Avenue, New York, NY 10022.
(2)	The address for Audax Institutional Feeder, LP is 6A, route de Trèves, 2633 Senningerberg, Luxembourg.
(3)	The address for ALPS Private Credit I is Unit 602, 6th Floor, 100 Queen’s Road, Central, Hong Kong.
(4)	The address for State of Wisconsin Investment Board is 4703 Madison Yards Way, Suite 700, Madison, WI 53705.
(5)	The address for Migdal Sal Pension – Private Debt Instruments is Efal 4 Petach Tikva 4951104, Israel.
(6)	The address for State Teachers Retirement System of Ohio is 275 East Broad Street, Columbus, OH 43215.

ITEM 5.	Directors And Executive Officers

The Fund’s business and affairs are managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of the Valuation Designee’s monthly or quarterly valuation of our assets, as applicable, and oversight of our financing arrangements and corporate governance activities. Our Board consists of seven members, four of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the Investment Company Act and are “independent,” as determined by the Board. These individuals are referred to as “Independent Directors.” With respect to interested Directors that are employed by the Adviser or one of its affiliates, such Directors shall automatically be deemed removed as a Director of the Fund simultaneously with the cessation of such Director’s employment with the Adviser or its affiliate (for any reason, including termination with or without cause). Our Board elects the Fund’s executive officers, who serve at the discretion of the Board.

Board of Directors and Executive Officers

Directors

Information regarding the Board is as follows:

Name	Age	Position	Director Since
Interested Director:
Kevin Magid	61	Director; Chairperson; Chief Executive Officer	2025
Rahman Vahabzadeh	51	Director	2025
Steven Ruby	49	Director	2025
Independent Director:
Daryl B. Brown	59	Director	2025
Patrick H. Dowling	68	Director	2025
David G. Moyer	64	Director	2025
Joseph F. Nemia	64	Director	2025

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is c/o Audax Private Credit Fund, LLC, 320 Park Avenue, 19th Floor, New York, New York 10022.

Executive Officers

Information regarding the executive officers of the Fund that are not Directors is as follows:

Name	Age	Position
Michael Rettagliata	43	Chief Financial Officer
Jason Scoffield	47	Chief Compliance Officer
Grant Bokerman	40	Secretary

Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Our directors have been divided into two groups – interested directors and Independent Directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the Investment Company Act. An Independent Director is a director who is not an “interested person.”

Interested Directors

Kevin P. Magid. Mr. Magid joined our Board, effective April 2025, and acts as its Chairperson. Mr. Magid also serves as a Director for Audax Credit BDC. Mr. Magid founded and has led Audax Private Debt since its inception in 2000 and is responsible for overseeing all aspects of the Audax Private Debt business. Mr. Magid is also a member of the Investment Committee. Previously, Mr. Magid spent over 13 years as a leveraged finance professional and served as a Managing Director in the Leveraged Finance/Merchant Banking Group of CIBC World Markets Corp. Mr. Magid started his career at Drexel Burnham Lambert, and also worked at Wasserstein Perella and Kidder Peabody, principally in a leveraged finance role. Mr. Magid received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. in Economics from Tufts University.

Steven Ruby. Mr. Ruby joined our Board, effective April 2025. Mr. Ruby joined Audax Group in 2003 as one of the early members of the Audax Private Debt investment team. Mr. Ruby is presently the Co-Head of Originated Debt at Audax Private Debt, overseeing the unitranche and junior debt investment teams. Mr. Ruby is responsible for originating and executing new investments and monitoring portfolio companies. Mr. Ruby is also a member of the Investment Committee. Previously, Mr. Ruby was at Greenwich Street Capital (GSC) Partners. While at GSC Partners, Mr. Ruby focused on investing in distressed securities, high yield bonds and leveraged loans. Prior to GSC Partners, he was at DLJ Investment Partners, where he worked on mezzanine investments, and he started his career at Donaldson, Lufkin & Jenrette, Inc. Mr. Ruby received an Honors in Business Administration from the Richard Ivey School of Business and a B.A. from the University of Western Ontario.

Rahman Vahabzadeh. Mr. Vahabzadeh joined our Board, effective April 2025. Mr. Vahabzadeh joined Audax Group in 2001 as one of the early members of the Audax Private Debt investment team. Mr. Vahabzadeh is presently the Co-Head of Originated Debt at Audax Private Debt, overseeing the unitranche and junior debt investment teams. Mr. Vahabzadeh is responsible for originating and executing new investments and monitoring portfolio companies. Mr. Vahabzadeh is also a member of the Investment Committee. Prior to joining Audax, Mr. Vahabzadeh was at TCW/Crescent Mezzanine where he focused on identifying, evaluating and investing in mezzanine opportunities and monitoring portfolio companies. Mr. Vahabzadeh began his career in the Global Energy Group of Salomon Brothers, and also worked in the Private Equity Group of Merrill Lynch & Co. Mr. Vahabzadeh received a B.A. from Princeton University.

Independent Directors

Daryl B. Brown. Mr. Brown joined our Board, effective April 2025. Mr. Brown has 27 years of experience in the finance industry. Mr. Brown currently serves as a Venture Partner at Taurus Private Markets, LLC, and is responsible for sourcing and performing due diligence on new investment opportunities as well as portfolio monitoring. Mr. Brown began his private equity career in 2001. Prior to joining Taurus Private Markets in February 2025, Mr. Brown was a Director and Portfolio Manager in the Private Markets Group at DuPont Capital Management where he was responsible for sourcing investment opportunities, making partnership investments (both primary and secondary) and co-investments, monitoring existing investments, raising capital from prospective investors, investor relations, and managing the Investment Analyst program. Prior to joining the Private Markets Group at DuPont Capital Management, Mr. Brown served as a Stable Value and Retirement Savings Plan Analyst from 1996 to 2001 providing investment and educational support for the options in the DuPont Retirement Savings Plan. Prior to joining DuPont Capital Management, Mr. Brown was an Associate Actuary in DuPont’s Finance Division where he provided valuation support of the pension liabilities in the DuPont pension plans. Mr. Brown served in that role from 1991 to 1996. Mr. Brown has chaired the Investment Advisory Committee since 2014 and previously served as the Vice Chair of the Stewardship & Finance Commission at Bethel AME Church Wilmington, DE. Mr. Brown has served as a trustee for the Pension Board of New Castle County (Delaware) Employees’ Plan since 2016. Mr. Brown is a CFA charterholder and holds a B. S. in Mathematics from the University of Texas and a MBA from the University of Delaware.

Patrick H. Dowling. Mr. Dowling joined our Board, effective April 2025. Mr. Dowling has over 40 years of experience in the finance industry. Mr. Dowling also serves as a Director for Audax Credit BDC. Since 2014,

Mr. Dowling has served as Senior Managing Director of Seabury Capital Management LLC, and the Chier Compliance Officer for Seabury Securities LLC, focusing on the Aviation, Aerospace & Defense industries for the Investment Banking and Merchant Banking groups. Mr. Dowling was formerly a partner with Massif Partners LP (“Massif Partners”) from 2010-2014, where he was the Chief Investment Officer of Massif Partners Private Debt. Prior to Massif Partners, Mr. Dowling was a Senior Managing Director & Group Head of Aerospace & Defense at Tygris Commercial Finance Group (“Tygris”), where he was also a corporate officer and founder from 2008-2010. Previously, he was Managing Director & General Manager of CIT Leveraged Finance Transportation from 2005-2008, where he was responsible for providing global solutions to manufacturers, suppliers and service providers seeking debt, leasing and structured financings, and served as a member of CIT Group Inc.’s Management Committee. Mr. Dowling was at GE Capital’s Commercial Finance group from 1984-2005, where he served as Managing Director & Industry Leader – Aerospace & Defense. Mr. Dowling was member of the board of directors for Airlink and now serves as an Ambassador, the board of directors for the USO of Metropolitan New York, serves on several U.S. Chamber of Commerce Committees and was formerly the Chaiman of the Miss Kate Foundation, the board of directors f member or the Institute for Defense & Business Foundation and board of directors member for Penske Truck Leasing. Mr. Dowling received a J.D. from Pace University School of Law and a B.S. in Accounting from Fordham University and as well is a Certified Public Accountant and holds is FINRA Series 7 and 24 qualified.

David G. Moyer. Mr. Moyer joined our Board, effective April 2025. Mr. Moyer has over 30 years of corporate finance experience. Mr. Moyer also serves as a Director for Audax Credit BDC. Since March 2003, Mr. Moyer has served as President of Principal Advisors Group, LLC and as Senior Managing Director of CEA Atlantic Advisors, LLC, the FINRA registered broker dealer of Communications Equity Associates (“CEA Group”). In March 2003, Mr. Moyer (through Principal Advisors Group, LLC) and CEA Group formed a joint venture, CEA Principal Advisors Group, focused on raising private equity and debt capital and providing M&A and strategic financial advice to early stage and middle market public and private companies. Mr. Moyer served as Managing Director, Office of the Chairman, for CEA Group from 1998 to 2003. Prior to CEA Group, Mr. Moyer was EVP and Partner of Solomon Broadcasting International, L.P. from 1996-1998. From 1981 to 1996, Mr. Moyer held various positions throughout General Electric Company and GE Capital including Senior Vice President of GE Capital Equity Capital Group, Inc. and Senior Vice President/Team Leader of the Merchant Banking/Leveraged Lending Division of GE Capital Corporate Finance Group, Inc., where he specialized in domestic and international media and communications corporate finance and executed senior, mezzanine and equity financing commitments for leveraged buyouts, restructurings, recapitalizations and growth equity investments in the United States, Canada, Europe, and Latin America. Mr. Moyer received an M.B.A. from Harvard Business School and a B.A. in Economics from Syracuse University. Mr. Moyer is a FINRA registered securities principal and a graduate of the GE Financial Management Program.

Joseph F. Nemia. Mr. Nemia joined our Board, effective April 2025. Mr. Nemia has over 30 years of experience in corporate finance. Mr. Nemia also serves as a Director for Audax Credit BDC. Mr. Nemia joined TD Bank, N.A. in 2011 as head of their Asset-Based Lending group. Prior to that, Mr. Nemia was at RBS Citizens Financial Group (“RBS”) from 2008-2010, where he served as President of RBS Commercial Finance and managed their asset-based finance business lines. Prior to RBS, Mr. Nemia was at CIT Group Inc. from 2006-2008, where he served as President of CIT Commercial and Industrial. Mr. Nemia was a founding member of GE Capital’s Commercial Finance group, where he served from 1992-2006, and was instrumental in the middle market build out of their asset-based lending segment. Mr. Nemia began his career at The Chase Manhattan Bank, N.A. in 1981 and also worked at The Connecticut Bank and Trust Company, N.A. and The Bank of New York Company, N.A. Mr. Nemia is a trustee of National Jewish Health and Research Center and is on the Board of Trustees of Loyola School in New York City and a member of Loyola School’s Finance and Audit Committees. He was also a past chairman of the Commercial Finance Association. Mr. Nemia received an M.B.A. in Finance and a B.B.A. in Accounting from Pace University.

Executive Officers Who Are Not Directors

Michael Rettagliata, Chief Financial Officer. Mr. Rettagliata was elected the Chief Financial Officer of the Fund, effective April 2025. Mr. Rettagliata joined Audax Group in 2017. Previously, Mr. Rettagliata was a Vice President on the Real Estate Debt Strategies (BREDS) team at The Blackstone Group. He also previously worked as a Senior Accountant at Deloitte Consulting. Mr. Rettagliata received a BS in Accounting from Quinnipiac University.

Jason Scoffield, Chief Compliance Officer. Mr. Scoffield was elected the Chief Compliance Officer of the Fund, effective April 2025. Mr. Scoffield joined Audax Group in 2015. Previously, Mr. Scoffield was Counsel at Morgan, Lewis & Bockius LLP and Bingham McCutchen LLP, where he advised private fund clients and other investment advisers. Mr. Scoffield received a received a J.D. from Duke University School of Law and a B.A. from Brigham Young University.

Grant Bokerman, Secretary. Mr. Bokerman was elected the Secretary of the Fund, effective April 2025. Mr. Bokerman joined Audax Group in 2024. Previously, Mr. Bokerman was a Managing Director at Blackstone Inc., where he supported Blackstone’s credit business as legal counsel. He also previously worked as a Corporate Associate with Debevoise & Plimpton LLP in New York, with roles in the finance and mergers and acquisitions practice groups. Mr. Bokerman received a J.D. from the Ohio State University Moritz College of Law and a B.A. from the Ohio State University.

Leadership Structure and Oversight Responsibilities

Our Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements, cybersecurity and the services, expenses and performance of service providers to us. Among other things, our Board approves the appointment of our Adviser and our officers, reviews and monitors the services and activities performed by our investment adviser and our executive officers.

Our Board designates a chair to preside over the meetings of the Board and to perform other duties as may be assigned to him or her by the Board. We do not have a fixed policy as to whether the chair of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chair and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and the best interests of our shareholders at such times.

Mr. Magid will serve as the chair of our Board. We believe that Mr. Magid’s familiarity with our investment platform and extensive knowledge of the financial services industry qualifies him to serve as the chair of our Board.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices will include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, as well as the establishment of a Nominating and Corporate Governance Committee and an Audit Committee, each consisting solely of Independent Directors for the purposes of the NYSE corporate governance rules and, in the case of the Audit Committee, Rule 10A-3 under the Exchange Act. During executive sessions, the chair of the Audit Committee or his or her designee will act as presiding director. In addition, our corporate governance practices include the appointment of our Chief Compliance Officer, with whom the Independent Directors meet in executive session without the presence of interested directors and other members of management for administering our compliance policies and procedures. While certain non-management members of our Board currently participate on the boards of directors of other companies, we do not view their participation as excessive or as interfering with their duties on our Board.

Our Board will perform its risk oversight function primarily through its committees and monitoring by our Chief Compliance Officer in accordance with its compliance policies and procedures.

As described below in more detail under “—Board Committees—Audit Committee,” the Audit Committee will assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities will include overseeing our accounting and financial reporting policies and procedures, our systems of internal controls regarding finance and accounting, and audits of our financial statements. The Audit Committee will also discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

Our Board will also perform its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Our Chief Compliance Officer will prepare a written report annually discussing the adequacy and effectiveness of our compliance policies and procedures. The Chief Compliance Officer’s report, which will be reviewed by the Board, will address:

•	the adequacy of our compliance policies and procedures and certain of our service providers since the last report;

•	any material changes to these policies and procedures or recommended changes; and

•	any compliance matter that has occurred about which the Board would reasonably need to know to oversee our compliance activities and risks.

In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Directors periodically, typically every quarter, but in no event less than once each year.

We believe that the Board’s role in risk oversight will be effective and appropriate given the extensive regulation to which we are already subject to as a BDC. Specifically, as a BDC, we must comply with numerous regulatory requirements that control the levels of risk in its business and operations, including limitations under the Investment Company Act on the amount of borrowings, debt securities or preferred stock we may incur or issue. In addition, we generally have to invest at least 70% of our total assets in “qualifying assets” and, subject to certain exceptions, we generally are not permitted to invest in any portfolio company in which our affiliates currently has an investment. In addition, we intend to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, we must, among other things, meet certain source of income, asset diversification and distribution requirements.

Further, we believe that the Board’s structure and practices will enhance its risk oversight because our Independent Directors separately meet in executive sessions with the Chief Compliance Officer and independent registered public accounting firm without any conflict that could be perceived to discourage critical review.

We believe that the Board’s role in risk oversight must be evaluated on a case-by-case basis and that its existing role in risk oversight is appropriate.

Communications with Directors

Our Board has established procedures whereby our shareholders and other interested parties may communicate with any member of our Board, the chairman of any of our Board committees or with our non-management directors as a group by mail addressed to the applicable directors or directors group, in the care of the General Counsel and Chief Compliance Officer, Jason Scoffield, Audax PBD Management Company, LLC, 320 Park Avenue, 19th Floor, New York, New York 10022. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

In addition, information on how to report issues related to financial statement disclosures, accounting, internal accounting controls or auditing matters to our Board or the Independent Directors via email is available upon request.

Board Committees

We currently have two standing committees: the Audit Committee and the Nominating and Corporate Governance Committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us. Under the LLC Agreement, the Fund is not required to hold annual meetings.

Audit Committee

The Audit Committee will operate pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent accountants, reviewing the arrangements for, scope and results of the audit engagement with our independent accountants, pre-approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our financial and accounting policies, procedures and internal accounting controls. The Audit Committee shall be comprised of the number of Independent Directors as the Board shall determine from time to time, such number not to be less than four. The Audit Committee is presently composed of four persons, including Daryl B. Brown, Patrick H. Dowling, David G. Moyer and Joseph F. Nemia, all of whom are considered independent for purposes of the Investment Company Act. Joseph F. Nemia serves as the chair of the Audit Committee. Our Board has determined that Joseph F. Nemia qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the Investment Company Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will operate pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of Independent Directors. The Nominating and Corporate Governance Committee shall be comprised of the number of Independent Directors as the Board shall determine from time to time, such number not to be less than three. The Nominating and Corporate Governance Committee consists of four persons, including Daryl B. Brown, Patrick H. Dowling, David G. Moyer and Joseph F. Nemia, all of whom are considered independent for purposes of the Investment Company Act. David G. Moyer serves as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a shareholder if such shareholder complies with the advance notice provisions of our bylaws.

ITEM 6.	Executive Compensation

Compensation of Directors

No compensation is paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the Investment Company Act. We pay each Independent Director as follows:

•

$85,000, with an additional $1,500 payable for each quarterly board meeting, plus $1,000 for any special meetings; however, for Independent Directors of the Fund that are also Independent Directors of Audax Credit BDC Inc. (together with the Fund, the “Audax BDCs”), the aggregate fee payable to each such Independent Director for services to both Audax BDCs will be $140,000, allocated between the Audax BDCs based on their respective AUMs, with the same additional fees per quarterly board meeting (for an aggregate payment of $3,000 across the Audax BDCs in each quarter) and for any special meeting.

We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Adviser, the Administrator or its affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

For the avoidance of doubt, the Fund will bear its allocable portion of the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of the Adviser or any of its affiliates; and (c) all other expenses of the Fund’s operations, administrations and transactions, The Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Company’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s Shareholders. See “Item 1. Business—Advisory Agreement” and “Item 7. Certain Relationships And Related Transactions, And Director Independence.”

ITEM 7.	Certain Relationships And Related Transactions, And Director Independence

Advisory Agreement; Administration Agreement

We entered into the Advisory Agreement with the Adviser pursuant to which we will pay Management Fees and Incentive Fees to the Adviser and the Administration Agreement with the Administrator. In addition, pursuant to the Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See “Item 1. Business—Advisory Agreement,” “ —Administration Agreement and Administrative Fee” and “—Expense Support and Conditional Reimbursement Agreement.” Each of the Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of Independent Directors, or by the holders of a majority of our outstanding voting securities and a majority of the Independent Directors.

Expense Support Agreement

We entered into the Expense Support Agreement with the Adviser pursuant to which the Adviser may elect to pay Expense Payments on our behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. See “Item 1. Business—Expense Support and Conditional Reimbursement Agreement.”

Trademark License Agreement

We entered into the trademark license agreement (the “Trademark License Agreement”) with 101 Huntington Holdings LLC (the “Licensor”) pursuant to which the Licensor has agreed to grant us a non-exclusive, royalty-free license to use the name “Audax”, “Audax Private Debt” and any derivative thereof (the “Licensed Marks”). Under this agreement, we have the right to use the Licensed Marks for so long as Audax PDB Management Company, LLC or one of its affiliates remains our Adviser. Other than with respect to this limited license, we will have no legal right to the Licensed Marks. This license agreement will remain in effect for so long as the Advisory Agreement with our Adviser is in effect, provided that this license agreement shall be terminable by Licensor, at any time and in its sole discretion, in the event that we or the Licensor receive notice of any third party claim arising out of our use of the Licensed Marks; by either party upon sixty (60) days’ prior written notice to the other party; or by Licensor at any time in the event we assign or attempt to assign or sublicense this license agreement or any of our rights or duties hereunder without the prior written consent of the Licensor.

Director Independence

Pursuant to the Limited Liability Company Agreement, a majority of the Board will consist of independent directors. The Fund refers to independent directors as directors who are not “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act) of the Fund or Audax Group. On an annual basis, each member of the Board is required to complete a questionnaire eliciting information to assist the Board in determining whether the Independent Directors continue to be independent under the Investment Company Act. The Board limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to Independent Directors. For more information regarding the independence of our directors, see “Item 5. Directors And Executive Officers.”

Based on the foregoing independence standard and the recommendation of the Nominating and Corporate Governance Committee, after reviewing all relevant transactions and relationships between each director, or any of his or her family members, and the Fund or Audax Group, the Board has determined that Messrs. Brown, Dowling, Moyer and Nemia qualify as Independent Directors.

ITEM 8.	Legal Proceedings

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

ITEM 9.	Market Price Of And Distributions On The Registrant’s Common Equity And Related Shareholder Matters

Market Information

Our outstanding Shares will be offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. There is no public market for our Shares currently, nor do we expect one to develop.

Because our Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless they satisfy applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with our LLC Agreement. Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Shares will be offered for subscription on a continuous basis. Each investor in the Private Offering will purchase Shares pursuant to a Subscription Agreement.

The initial purchase price for our Shares is $25.00 per share upon our election to be regulated as a BDC. Thereafter, the purchase price per Common Share will equal our Per Share NAV as determined within 48 hours of the applicable closing date, excluding Sundays and holidays, of such sale (taking into account any investment valuation adjustments from the latest valuation date in accordance with the valuation policies and procedures of the Adviser), subject to certain exceptions.

As previously noted, prior to the Conversion, the Fund operated as a private fund exempt from registration under the Investment Company Act pursuant to Section 3(c)(7). Pursuant to subscription agreements with the private fund, investors in the private fund made Capital Commitments to purchase limited partner interests and were required to fund capital contributions to purchase limited partner interests. In addition, such subscription agreements required that, to the extent Anchor Investors had any unfunded Capital Commitments immediately prior to the Conversion, such Anchor Investors would enter into a subscription agreement with the Fund that had a similar drawdown structure. Accordingly, such Anchor Investors may have capital called alongside monthly subscriptions or intra-month during the Interim Period.

Holders

The Fund’s common Shareholders are entitled to one vote for each Common Share held on all matters submitted to a vote of Shareholders and do not have cumulative voting rights. Shareholders are entitled to receive proportionately any distributions declared by the Board, subject to any preferential distribution rights of outstanding Preferred Shares. The rights of common Shareholders are subject to the LLC Agreement. Please see “Item 4. Security Ownership Of Certain Beneficial Owners And Management” for disclosure regarding the holders of our Shares.

Valuation of Portfolio Securities

The Fund will determine the NAV per share of its Shares monthly and as necessary, which will be subject to the limitations of Section 23(b) of the Investment Company Act (which generally prohibits us from selling Shares at a price below the then-current NAV of the Shares as determined within 48 hours, excluding Sundays and holidays, of such sale (taking into account any investment valuation adjustments from the latest valuation date in accordance with the valuation policies and procedures of the Adviser), subject to certain exceptions). The NAV will be determined based on the value of assets less liabilities, including accrued fees and expenses, as of any date of determination.

For further information on how the Fund will value its investments, see “Item 1. Business—Investment Valuation Process” and “Item 2. Financial Information—Critical Accounting Policies—Investment Valuation Process.”

Distribution Policy

As a BDC, we intend to elect to be treated and to qualify as a RIC for U.S. federal income tax purposes. Our status as a RIC will enable us to deduct qualifying distributions to our Shareholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of income and gains that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•	maintain an election under the Investment Company Act to be treated as a BDC;

•

derive in each taxable year at least 90% of our gross income from distributions, interest, gains from the sale or other disposition of Shares or securities and other specified categories of investment income; and

•	maintain diversified holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of our taxable year:

•

at least 50% of the value of our total gross assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if our holdings of such issuer are greater in value than 5% of our total assets or greater than 10% of the outstanding voting securities of such issuer, and

•

no more than 25% of the value of our assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

We may earn various fees which will not be treated as qualifying income for purposes of the 90% gross income test. We may also earn other types of income that will not be treated as qualifying income for purposes of the 90% gross income test.

To maintain our status as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (as that term is defined in the Code, which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to Shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but may reinvest distributions on behalf of those investors that do not elect to receive their distributions in cash. See “Item 1. Business—Distribution Reinvestment Plan” for a description of our distributions policy. One or more of the considerations described below, however, could result in the deferral of distributions until the end of the fiscal year.

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions will be taxable to our Shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Subject to certain limitations under the Code, such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of an individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

The Code provides certain relief from RIC disqualification due to inadvertent failures to comply with the 90% gross income test and the diversification tests described above, although there could be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% gross income test or the diversification test described above.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our Shareholders their share of the foreign taxes paid by us.

Reports to Shareholders

Annual and quarterly reports, including audited financial statements filed with the SEC, will be made available to investors.

Depending on legal requirements, the Fund may provide this information to Shareholders via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about the Fund will also be available on the SEC’s website at www.sec.gov.

ITEM 10.	Recent Sales Of Unregistered Securities

On October 1, 2024, October 3, 2024, and February 24, 2025 the private fund held closings, accepting an aggregate of $568 million in Capital Commitments, including $6 million committed by an affiliate of the Adviser, in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act, to purchase interests of the private fund. As of the date of the Conversion, the private fund had called capital in the amount of $326 million of such Capital Commitments to purchase interests of the private fund, which interests were then converted to 13,601,380.43 Shares.

Each purchaser of Shares in the Private Offering will be required to represent that it is: (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Shares sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act; and (ii) is acquiring the Shares purchased by it for investment and not with a view to resale or distribution. We did not engage in general solicitation or advertising with regard to the private placement and did not offer securities to the public in connection with such issuance and sale.

ITEM 11.	Description Of Registrant’s Securities To Be Registered

Description of our Shares

General

Under the terms of our LLC Agreement, we are authorized to issue an unlimited number of Common Shares and Preferred Shares. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future. We do not intend for the Shares offered to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. For purposes of this section, the holders of Common Shares are defined as “Common Shareholders” and the holders of Preferred Shares are defined as “Preferred Shareholders”.

Common Shares

Under the terms of the LLC Agreement, we retain the right to accept subscriptions for our Shares. In addition, Common Shareholders are entitled to one vote for each Common Share held on all matters submitted to a vote of Shareholders and do not have cumulative voting rights. Shareholders are entitled to receive proportionately any distributions declared by the Board, subject to any preferential distribution rights of outstanding Preferred Shares. Upon our liquidation, dissolution or winding up, the Shareholders will be entitled to receive ratably our net assets available after the payment of (or establishment of reserves for) all debts and other liabilities and will be subject to the prior rights of any outstanding preferred shares. Shareholders have no redemption, conversion or preemptive rights. The rights, preferences and privileges of Shareholders are subject to the rights of the holders of any Preferred Shares that we may designate and issue in the future.

Preferred Shares

The Private Offering does not include an offering of Preferred Shares. However, under the terms of the LLC Agreement, our Board is authorized to issue one class of Preferred Shares without approval of the Shareholders. Prior to the issuance of a series of Preferred shares, the Board is required by the LLC Agreement to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Investment Company Act limits our flexibility as certain rights and preferences of the Preferred Shares require, among other things:

(i)

immediately after issuance and before any distribution is made with respect to the Shares, we must meet an asset coverage ratio of total assets to total senior securities, which include all of our borrowings and any Preferred Shares; and

(ii)

at any time when there are outstanding Preferred Shares, if any are issued, the Preferred Shareholders must be entitled as a class to elect two directors at all times, which directors may be additional directors or existing directors designated by the Board to be elected by the Preferred Shareholders, and to elect a majority of the directors if and for so long as distributions on the Preferred Shares are unpaid in an amount equal to two full years of distributions on the Preferred Shares.

Transfer and Resale Restrictions

Shareholders may transfer their Shares provided that the transferee satisfies applicable eligibility and/or suitability requirements, and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with our LLC Agreement. No transfer will be effectuated except by registration of the transfer on the Fund’s books. Each transferee must agree to be bound by the restrictions set forth in the LLC Agreement and all other obligations as an investor in the Fund.

We intend to sell our Shares in private offerings in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities

Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire our Shares in such private offerings are required to complete, execute and deliver an assignment agreement, a Subscription Agreement, a joinder to our LLC Agreement and related documentation, which includes customary representations and warranties, certain covenants and restrictions and indemnification provisions.

Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our shares after such costs would be less than the net asset value per share.

Limited Liability of the Shareholders

No Shareholder or former Shareholder, in its capacity as such, will be liable for any of our debts, liabilities or obligations except as provided in the LLC Agreement and to the extent otherwise required by law. Each Shareholder and former Shareholder will be required to pay to us any unpaid balance of any payments that he, she or it is expressly required to make to us pursuant to the LLC Agreement or pursuant to such Shareholder’s Subscription Agreement, as the case may be.

Redemptions by the Fund

Shareholders have no redemption or preemptive rights.

Delaware Law and Certain LLC Agreement Provisions

Organization and Duration

We were formed as a Delaware limited partnership on July 23, 2024, and converted to a Delaware limited liability company on April 10, 2025. We will remain in existence until we are dissolved, wound up and terminated in accordance with the LLC Agreement or pursuant to Delaware law.

Purpose

Under the LLC Agreement, we are permitted to engage in any business act or activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business act or activity.

Agreement to be Bound by the LLC Agreement; Power of Attorney

By executing the Subscription Agreement (which signature page constitutes a counterpart signature page to the LLC Agreement), each investor accepted by the Fund is agreeing to be admitted as a member of the Fund and bound by the terms of the LLC Agreement. Pursuant to the LLC Agreement, each Common Shareholder grants to any duly authorized representative of the Fund a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The LLC Agreement also grants the Board the authority to make certain amendments to the LLC Agreement and grants duly authorized representatives a power of attorney to effect any such amendment to the LLC Agreement.

Resignation and Removal of Directors; Procedures for Vacancies

Any director may resign at any time by submitting his or her written resignation to the Board or secretary of the Fund. Such resignation will take effect at the time of its receipt by the Fund unless another time be fixed in the resignation, in which case it will become effective at the time so fixed. The acceptance of a resignation is not required to make it effective. Any or all of the directors may be removed by the affirmative vote of a majority of the full Board; provided, that any or all directors appointed by Preferred Shareholders, if any, may be removed only by the affirmative vote of Preferred Shareholders holding at least 66 2/3% of all our then-outstanding Preferred Shares.

Except as otherwise provided in the LLC Agreement or by applicable law, including the Investment Company Act, any newly created directorship on the Board that results from an increase in the number of directors, and any vacancy occurring in the Board that results from the death, resignation, retirement, disqualification or removal of a director or other cause, will be filled by the appointment and affirmative vote of a majority of the remaining directors in office, although less than a quorum (with a quorum being a majority of the total number of directors), or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship will hold office until his or her death, resignation, retirement, disqualification or removal.

Action by Shareholders

Under the LLC Agreement, Shareholder action can be taken only at a meeting of Shareholders at which a quorum is present or by written consent in lieu of a meeting by Shareholders representing at least the number of Shares required to approve the matter in question.

Our Board, the Chair of the Board, our Chief Executive Officer or Shareholders holding a majority of the Shares entitled to vote at the meeting may call a meeting of Shareholders. Only business specified in our notice of meeting (or supplement thereto) may be conducted at a meeting of Shareholders.

Amendment of the LLC Agreement

Except as otherwise provided in the LLC Agreement, the terms and provisions of the LLC Agreement may be amended with the consent of the Board (which term includes any waiver, modification, or deletion of the LLC Agreement) during or after the term of the Fund, together with the prior written consent of:

1.	If no Preferred Shares have been issued and are outstanding, the consent of Common Shareholders holding a majority of the issued and outstanding Common Shares; and

2.

If Preferred Shares have been issued and are outstanding, (i) in the case of an amendment not affecting the rights of Preferred Shareholders, Common Shareholders holding a majority of the issued and outstanding Common Shares, (ii) in the case of an amendment not affecting the rights of the Common Shareholders (including rights or protections with respect to tax consequences of Common Shareholders), Preferred Shareholders holding a majority of the issued and outstanding Preferred Shares, and (iii) in case of an amendment affecting the rights (including rights or protections with respect to tax consequences of Common Shareholders) of both the Common Shareholders and Preferred Shareholders, Common Shareholders holding a majority of the issued and outstanding Common Shares and Preferred Shareholders holding a majority of the issued and outstanding Preferred Shares.

Notwithstanding clauses (a) or (b) above, certain limited amendments, as set forth in the LLC Agreement, may be made with the consent of the Board and without the need to seek the consent of any Common Shareholder or Preferred Shareholder.

Merger, Sale or Other Disposition of Assets

Subject to any restrictions of the Investment Company Act and applicable law, the Board may, without the approval of our Shareholders, cause us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or series of transactions, or approve on our behalf, the sale, exchange or disposition of all or substantially all of our assets. Our Board may also cause the sale of all or substantially all of our assets under a foreclosure or other realization without Shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the LLC Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Submission to Jurisdiction; Waiver of Jury Trial

Pursuant to the LLC Agreement, each Common Shareholder accepts the non-exclusive jurisdiction of courts of the State of New York located in New York County or the U.S. District Court for the Southern District of New York located in New York County. Submission to such jurisdiction may result in litigation in a venue that a Shareholder could view as inconvenient or less favorable in the absence of such provision. Furthermore, each Shareholder, by becoming a member of the Fund and agreeing to be bound by the terms of the LLC Agreement waives its right to a trial by jury to the fullest extent permitted by law in any claim or cause of action directly or indirectly based upon or arising out of the LLC Agreement. Compliance with anti-money laundering requirements will subject the Fund and the Adviser to increased costs, regulatory obligations, and reporting burdens.

Books and Reports

The Fund is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP. For financial reporting purposes, our fiscal year is a calendar year ending December 31.

ITEM 12.	Indemnification Of Directors And Officers

The LLC Agreement provides that, to the fullest extent permitted by applicable law, none of our officers, directors, employees or agents will be liable to us or to any shareholder for any act or omission performed or omitted by any such person (including any acts or omissions of or by another officer, director, employee or agent), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations and duties involved in the conduct of his or her office.

The LLC Agreement provides that, to the fullest extent permitted by law, we will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that he or she is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding except for expenses, judgments, fines and amounts incurred by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

In addition, to the fullest extent permitted by law, we will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit except for expenses incurred by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office and except that no indemnification will be made in respect of any claim, issue or matter by or in the right of the Fund as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under the indemnification provision of the LLC Agreement, to the fullest extent permitted by law, expenses (including reasonable attorneys’ fees) incurred by an officer, director, employee or agent of the Fund in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Fund in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent of the Fund to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Fund pursuant to the provisions of the LLC Agreement.

So long as we are regulated under the Investment Company Act, the above indemnification and limitation of liability is limited by the Investment Company Act or by any valid rule, regulation or order of the SEC thereunder. The Investment Company Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations and duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and directors.

ITEM 13.	Financial Statements And Supplementary Data

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	Financial Statements And Exhibits

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements And Supplementary Data.”

(b) Exhibits

Exhibit Index

3.1	Certificate of Conversion*

3.2	Certificate of Formation*

3.3	Limited Liability Company Agreement*

4.1	Form of Subscription Agreement*

10.1	Advisory Agreement*

10.2	Administration Agreement*

10.3	Trademark License Agreement*

10.4	Distribution Reinvestment Plan*

10.5	Expense Support Agreement*

10.6	Transfer Agency Agreement*

10.7	Custodian Agreement*

10.8	Form of Funds of Funds Agreement*

10.9	Loan and Servicing Agreement**

21.1	List of Subsidiaries**

(*)	Incorporated by reference to the Fund’s registration statement on Form 10 (File No. 000-56739), filed on April 23, 2025.
(**)	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AUDAX PRIVATE CREDIT FUND, LLC

By:	/s/ Grant Bokerman
Name: Grant Bokerman
Title: Secretary

Date: June 17, 2025

[Signature Page to Form 10]

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audax Private Credit Fund, LP

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Assets, Liabilities and Partners’ Capital

March 31, 2025 and December 31, 2024

(Expressed in U.S. Dollars)

	March 31, 2025 (unaudited)	December 31, 2024
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost of $597,020,952 and $646,031,655, respectively)	$598,218,372	$650,974,766
Cash and cash equivalents	76,317,923	31,592,264
Interest receivable	3,348,898	2,399,856
Due from Management Company	398,305	398,305
Receivable from affiliates	—	306,938
Receivable from Limited Partners	618,951	—
Receivable for loan repayment	56,650	181,269
Escrow receivable	48,338	—

Total assets	$679,007,437	$685,853,398

Liabilities
Borrowings under leverage facility, net	$323,917,475	$340,592,475
Short-term borrowings	8,955,802	—
Interest payable	5,749,038	3,503,024
Payable to Management Company	324,565	1,087,203
Deferred tax liability	618,951	—
Accounts payable and accrued expenses	338,676	190,492
Payable for investments purchased	—	186,020

Total liabilities	339,904,507	345,559,214

Commitments and Contingencies (Note 7)
Partners’ Capital
General Partner	4,427,276	4,521,350
Limited Partners	334,675,654	335,772,834

Total partners’ capital	339,102,930	340,294,184

Total liabilities and partners’ capital	$679,007,437	$685,853,398

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Operations

For the three months ended March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Investment income
Non-controlled/non-affiliated investments:
Interest income	$15,437,776
Dividend income	307,856

Total investment income	15,745,632

Expenses
Interest expense and credit facility fees	5,749,038
Management fees	1,068,966
Administration fees	169,441
Professional fees	126,911
Amortization of deferred financing costs	125,000
Investment expenses	13,538
Other expenses	168,677

Total operating expenses	7,421,571

Management fee waiver	(913,843)

Net expenses	6,507,728

Net investment income	9,237,904

Realized and unrealized gains (losses) on investments
Net realized gains (losses) :
Non-controlled/non-affiliated investments:	856,495

Net realized gain	856,495
Net change in unrealized appreciation (depreciation) :
Non-controlled/non-affiliated investments	(3,745,691)

Net change in unrealized depreciation	(3,745,691)
Net realized and unrealized loss on investments	(2,889,196)

Realized and unrealized gains (losses) on foreign currency:
Net realized loss on foreign currency	(3,125)
Net change in unrealized gain on foreign currency	8

Net realized and unrealized loss on foreign currency	(3,117)

Net increase in partners’ capital resulting from operations	$6,345,591

The Partnership commenced operations on October 10, 2024, thus there is no Consolidated Statement of Operations presented for the three months ended March 31, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Changes in Partners’ Capital

For the three months ended March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

	General Partner	Limited Partners	Total Partners’ Capital
Balance, December 31, 2024	$4,521,350	$335,772,834	$340,294,184
Distributions	(83,096)	(7,453,749)	(7,536,845)
Net investment income	95,625	9,142,279	9,237,904
Net realized gains	8,534	844,836	853,370
Net change in unrealized depreciation	(37,457)	(3,708,226)	(3,745,683)
Performance incentive allocation	(77,680)	77,680	—

Balance, March 31, 2025	$4,427,276	$334,675,654	$339,102,930

The Partnership commenced operations on October 10, 2024, thus there is no Consolidated Statement of Change in Partners’ Capital presented for the three months ended March 31, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Cash Flows

For the three months ended March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Cash flows from operating activities:
Net increase in partners’ capital resulting from operations	$6,345,591
Adjustments to reconcile net increase in partners’ capital resulting from operations provided by operating activities:
Net realized gain	(856,495)
Net change in unrealized depreciation	3,745,691
Non-cash interest income, including payment in-kind and original issue discount accretion	(746,608)
Amortization of financing costs	125,000
Increase in interest receivable	(949,042)
Increase in receivable from Limited Partners	(618,951)
Decrease in receivable from affiliates	306,938
Decrease in receivable for loan repayment	124,619
Increase in escrow receivable	(48,338)
Increase in interest payable	2,246,014
Decrease in payable to Management Company	(762,638)
Increase in deferred tax liability	618,951
Increase in accounts payable and accrued expenses	148,184
Decrease in payable for investments purchased	(186,020)
Investment Activity:
Purchase of investments	(13,196,657)
Borrowings on revolving credit facilities	(12,662,909)
Proceeds from disposition and repayments of investments	60,476,670
Repayments on revolving credit facilities	15,996,702

Net Investment Activity	50,613,806

Net cash provided by operating activities	60,106,702

Cash flows from financing activities:
Proceeds from capital contributions
Capital called	104,391,083
Return of capital called	(104,391,083)

—
Distributions to Partners
General Partner	(83,096)
Limited Partners	(7,453,749)

(7,536,845)
Repayments for leverage facility	(16,800,000)

(16,800,000)
Short-term borrowings	8,955,802

8,955,802
Net cash used for financing activities	(15,381,043)

Net change in cash and cash equivalents	44,725,659

Cash and cash equivalents:
Cash and cash equivalents, beginning of period	31,592,264

Cash and cash equivalents, end of period	$76,317,923

Supplemental non-cash information:
Payment-in-kind (“PIK”) interest income	$564,368

Interest paid pursuant to the leverage facility	$3,325,144

The Partnership commenced operations on October 10, 2024, thus there is no Consolidated Statement of Cash Flows presented for the three months ended March 31, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Aerospace & Defense
Blue Raven Solutions	(g)	Sr. Secured First Lien	S+	8.50%, 1.00% PIK	13.07%	10/10/2024	12/21/2026	10,842,433	$10,842,433	$10,842,433

									$10,842,433	$10,842,433

Air Freight & Logistics
Magnate	(g)	Sr. Secured First Lien	S+	5.50%	9.80%	2/19/2025	12/29/2028	4,987,500	4,888,808	4,888,808

									$4,888,808	$4,888,808

Capital Markets
Cerity Partners		Sr. Secured First Lien	S+	5.25%	9.56%	10/10/2024	7/30/2029	24,034,581	24,034,581	24,034,581
Cerity Partners		Delayed Draw Term Loan	S+	5.25%	9.56%	10/10/2024	7/30/2029	988,139	988,139	988,139

									$25,022,720	$25,022,720

Commercial Services & Supplies
Russell Landscape Group	(g)	Sr. Secured First Lien	S+	5.50%	9.82%	10/10/2024	4/11/2030	4,289,182	4,185,278	4,289,182
ScentAir		Sr. Secured First Lien	S+	5.25%	9.80%	10/10/2024	1/26/2026	11,566,665	11,566,665	11,566,665

									$15,751,943	$15,855,847

Construction & Engineering
A1 Garage Door Service		Sr. Secured First Lien	S+	4.50%	8.82%	10/10/2024	12/22/2028	4,741,606	4,741,606	4,741,606
Cumming Group		Sr. Secured First Lien	S+	4.75%	9.08%	10/10/2024	11/16/2027	23,207,042	23,207,042	23,207,042
Cumming Group		Delayed Draw Term Loan	S+	4.75%	9.08%	10/10/2024	11/16/2027	1,787,617	1,787,617	1,787,617
HR Green	(g)	Sr. Secured First Lien	S+	5.25%	9.55%	10/10/2024	1/28/2030	5,742,610	5,628,528	5,742,610

									$35,364,793	$35,478,875

Diversified Consumer Services
Heritage Partners	(g)	Sr. Secured First Lien	S+	5.75%	10.20%	10/10/2024	12/22/2026	12,461,099	12,250,159	10,196,667
Heritage Partners	(g)	Delayed Draw Term Loan	S+	5.75%	10.20%	10/10/2024	12/22/2026	5,868,790	5,739,931	4,802,313
Kalkomey	(g)	Sr. Secured First Lien	S+	5.25%	9.55%	10/10/2024	6/18/2031	17,092,853	16,793,286	17,092,853
Ned Stevens		Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	11/1/2029	15,226,240	15,226,240	15,226,240
RotoCo	(g)	Sr. Secured First Lien	S+	5.50%	9.95%	10/10/2024	6/30/2028	13,062,042	13,029,440	12,139,974
RotoCo	(g)	Delayed Draw Term Loan	S+	5.50%	9.95%	10/10/2024	6/30/2028	41,624	41,525	38,686
SavATree	(g)	Sr. Secured First Lien	S+	5.00%	9.30%	10/10/2024	6/6/2031	10,830,670	10,718,289	10,830,670

									$73,798,870	$70,327,403

Energy Equipment & Services
Allied Power Group	(g)	Sr. Secured First Lien	S+	5.25%	9.55%	10/10/2024	5/16/2029	7,151,029	6,991,906	7,151,029

									$6,991,906	$7,151,029

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f) (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Financial Services
Cherry Bekaert		Sr. Secured First Lien	S+	5.25%	9.57%	10/10/2024	6/30/2028	12,527,564	$12,527,564	$12,527,564
Cherry Bekaert		Delayed Draw Term Loan	S+	5.25%	9.57%	10/10/2024	6/30/2028	4,577,126	4,577,126	4,577,126
Prime Pensions	(g)	Sr. Secured First Lien	S+	5.25%	9.56%	10/10/2024	2/26/2030	6,737,995	6,655,418	6,737,995

									$23,760,108	$23,842,685

Health Care Equipment & Supplies
The InterMed Group	(g)	Sr. Secured First Lien	S+	6.50%	10.79%	10/10/2024	12/24/2029	6,089,932	6,030,996	5,995,501
USMed-Equip	(g)	Sr. Secured First Lien	S+	5.75%	10.19%	10/10/2024	11/24/2026	25,272,862	25,165,793	25,272,862

									$31,196,789	$31,268,363

Health Care Providers & Services
Avita Pharmacy		Sr. Secured First Lien	S+	5.00%	9.45%	10/10/2024	11/6/2026	25,254,280	25,254,280	25,254,280
MDpanel		Sr. Secured First Lien	S+	6.50%	10.88%	10/10/2024	8/2/2029	5,897,310	5,897,310	5,897,310
OrthoNebraska		Sr. Secured First Lien	S+	6.50%	10.90%	10/10/2024	7/31/2028	4,807,839	4,807,839	4,807,839

									$35,959,429	$35,959,429

Hotels, Restaurants & Leisure
Taymax Group		Sr. Secured First Lien	S+	5.41%	9.84%	10/10/2024	7/31/2026	14,523,676	14,523,676	14,523,676
Taymax Group		Delayed Draw Term Loan	S+	5.41%	9.84%	10/10/2024	7/31/2026	8,080,580	8,080,580	8,080,580

									$22,604,256	$22,604,256

Insurance
SIAA (Alliance Holdings)		Sr. Secured First Lien	S+	4.75%	9.05%	10/10/2024	4/30/2030	25,200,013	25,200,013	25,200,013

									$25,200,013	$25,200,013

Internet Software & Services
Power Digital		Sr. Secured First Lien	S+	5.50%	10.06%	10/10/2024	3/10/2028	11,241,071	11,241,071	11,241,071
Power Digital		Delayed Draw Term Loan	S+	5.50%	10.06%	10/10/2024	3/10/2028	645,460	645,460	645,460

									$11,886,531	$11,886,531

IT Services
Allyant	(g) (i)	Sr. Secured First Lien	S+	5.75%	10.20%	10/10/2024	10/30/2026	22,973,892	22,936,879	22,973,892
Goldensource		Sr. Secured First Lien	S+	4.75%	9.07%	10/10/2024	5/12/2028	8,190,770	8,190,770	8,190,770
Lighthouse		Sr. Secured First Lien	S+	5.00%	9.45%	10/10/2024	4/30/2027	21,519,321	21,519,321	21,519,321

									$52,646,970	$52,683,983

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f) (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Machinery
Tank Holdings	(g)	Sr. Secured First Lien	S+	5.82%	10.25%	2/6/2025	3/31/2028	6,402,199	$6,304,306	$6,304,306
Tank Holdings	(g)	Delayed Draw Term Loan	S+	5.82%	10.25%	2/6/2025	3/31/2028	613,342	600,197	600,197

									$6,904,503	$6,904,503

Professional Services
Foundation Source		Sr. Secured First Lien	S+	5.00%	9.30%	10/10/2024	9/6/2030	13,571,210	13,571,210	13,571,210
Magna Legal Services		Sr. Secured First Lien	S+	5.00%	9.32%	10/10/2024	11/22/2029	13,844,738	13,844,738	13,844,738
Magna Legal Services		Delayed Draw Term Loan	S+	5.00%	9.32%	10/10/2024	11/22/2029	3,875,835	3,875,835	3,875,835

									$31,291,783	$31,291,783

Software
AIA Contract Documents		Sr. Secured First Lien	S+	5.25%	9.64%	10/10/2024	10/30/2026	19,433,775	$19,433,775	$19,433,775
AmpliFi	(g)	Sr. Secured First Lien	S+	5.00%	9.32%	10/10/2024	4/23/2030	9,547,947	9,328,281	9,547,947
Tribute Technology		Sr. Secured First Lien	S+	6.30%	10.63%	10/10/2024	10/30/2028	15,131,818	15,131,818	15,121,391
Tribute Technology		Delayed Draw Term Loan	S+	6.30%	10.63%	10/10/2024	10/30/2028	3,391,867	3,391,867	3,390,095
Unison Global		Sr. Secured First Lien	S+	5.00%	9.32%	10/10/2024	9/19/2028	14,888,247	14,888,247	14,888,247

									$62,173,988	$62,381,455

Trading Companies & Distributors
Industrial Service Group		Sr. Secured First Lien	S+	5.75%	10.04%	10/10/2024	12/7/2028	7,049,536	7,049,536	7,049,536
Industrial Service Group		Delayed Draw Term Loan	S+	5.75%	10.04%	10/10/2024	12/7/2028	3,670,533	3,670,533	3,670,533
National Trench Safety	(g)	Sr. Secured First Lien	S+	5.50%	9.90%	10/10/2024	12/3/2026	18,822,117	18,665,551	18,822,117

									$29,385,620	$29,542,186

						Total APCF SPV I, LLC			$505,671,463	$503,132,302

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Capital Markets
Cerity Partners	(h)	Revolving Credit Facility	S+	5.25%	9.56%	10/10/2024	7/30/2029	851,471	$851,471	$851,471

									$851,471	$851,471

Commercial Services & Supplies
Russell Landscape Group	(g) (h)	Delayed Draw Term Loan	S+	5.50%	9.82%	10/10/2024	4/11/2030	1,314,171	1,294,366	1,314,171
ScentAir		Revolving Credit Facility	S+	5.25%	9.80%	10/10/2024	1/26/2026	1,565,413	1,565,413	1,565,413

									$2,859,779	$2,879,584

Construction & Engineering
A1 Garage Door Service	(h) (k)	Delayed Draw Term Loan	S+	4.50%	8.82%	10/10/2024	12/22/2028	1,656,814	1,656,814	1,656,814
Cumming Group	(g) (h) (k)	Delayed Draw Term Loan	S+	4.75%	9.08%	10/10/2024	11/16/2027	1,604,775	1,597,623	1,604,775
Cumming Group	(h)	Revolving Credit Facility	S+	4.75%	9.08%	10/10/2024	11/16/2027	157,472	157,472	157,472

									$3,411,909	$3,419,061

Diversified Consumer Services
Heritage Partners	(g) (h)	Revolving Credit Facility	S+	5.75%	10.20%	10/10/2024	12/22/2026	2,446,670	2,422,811	2,002,061
Ned Stevens	(g) (k)	Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	11/1/2029	2,620,664	2,619,379	2,620,664
Ned Stevens	(h)	Revolving Credit Facility	S+	5.00%	9.33%	10/10/2024	11/1/2029	256,427	256,427	256,427
RotoCo	(g) (h)	Revolving Credit Facility	S+	5.50%	9.95%	10/10/2024	6/30/2028	1,092,568	1,089,562	1,015,442
SavATree	(g)	Sr. Secured First Lien	S+	5.00%	9.30%	10/10/2024	6/6/2031	1,341,647	1,340,434	1,341,647

									$7,728,613	$7,236,241

Financial Services
Cherry Bekaert	(g) (h) (k)	Delayed Draw Term Loan	S+	5.25%	9.57%	10/10/2024	6/30/2028	1,636,470	1,633,534	1,636,470
Prime Pensions	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.56%	10/10/2024	2/26/2030	645,947	637,802	645,947

									$2,271,336	$2,282,417

Health Care Equipment & Supplies
The InterMed Group	(g)	Revolving Credit Facility	S+	6.50%	10.79%	10/10/2024	12/24/2029	1,770,973	1,762,026	1,743,513
USMed-Equip	(g) (h)	Revolving Credit Facility	S+	5.75%	10.19%	10/10/2024	11/24/2026	2,055,266	2,049,106	2,055,266

									$3,811,132	$3,798,779

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Health Care Providers & Services
Hilco Vision	(g)	Sr. Secured First Lien	S+	6.00%	10.45%	10/10/2024	9/6/2025	13,580,859	$6,847,246	$5,043,559
MDpanel	(g) (h)	Delayed Draw Term Loan	S+	6.50%	10.88%	10/10/2024	8/2/2029	783,178	780,641	783,178

									$7,627,887	$5,826,737

Hotels, Restaurants & Leisure
Taymax Group	(g) (h)	Revolving Credit Facility	S+	5.41%	9.84%	10/10/2024	7/31/2026	1,022,672	1,031,181	1,022,672

									$1,031,181	$1,022,672

Internet Software & Services
Power Digital	(h)	Revolving Credit Facility	S+	5.50%	10.06%	10/10/2024	3/10/2028	573,535	573,535	573,535

									$573,535	$573,535

IT Services
Goldensource	(h)	Revolving Credit Facility	S+	4.75%	9.07%	10/10/2024	5/12/2028	838,258	838,258	838,258

									$838,258	$838,258

Professional Services
Dwellworks	(g)	Sr. Secured First Lien	S+	6.50%	10.98%	10/10/2024	3/31/2027	10,725,228	7,666,726	9,994,387
Dwellworks (Tranche B-1)	(g)	Sr. Secured First Lien	Fixed 18.00%	(Cash 9.00%, PIK 9.00%)	18.00%	10/10/2024	3/31/2027	5,819,559	4,224,562	—
Foundation Source	(g) (h) (k)	Delayed Draw Term Loan	S+	5.00%	9.30%	10/10/2024	9/6/2030	3,517,434	3,501,228	3,517,434

									$15,392,516	$13,511,821

Software
Tribute Technology	(h)	Revolving Credit Facility	S+	6.30%	10.63%	10/10/2024	10/30/2028	848,464	848,446	848,464
Unison Global	(h)	Delayed Draw Term Loan	S+	5.00%	9.32%	10/10/2024	9/19/2028	612,319	612,319	612,319

									$1,460,765	$1,460,783

Trading Companies & Distributors
Industrial Service Group	(h)	Revolving Credit Facility	S+	5.75%	10.04%	10/10/2024	12/7/2028	1,024,573	1,024,573	1,024,573
National Trench Safety	(g) (h)	Revolving Credit Facility	S+	5.50%	9.90%	10/10/2024	12/3/2026	1,751,570	1,737,881	1,751,570

									$2,762,454	$2,776,143

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j)
Aerospace & Defense
Blue Raven Solutions	(j)	Class A Units						1,374,300	$—	$1,514,040

									$—	$1,514,040

Commercial Services & Supplies
ScentAir	(j)	Class A Units						858,937	806,166	876,368

									$806,166	$876,368

Construction & Engineering
A1 Garage Door Service	(j)	Class A Common Units						781	1,368,519	1,630,837

									$1,368,519	$1,630,837

Diversified Consumer Services
Ned Stevens	(j)	Class A Capital Units						1,737	1,902,090	2,019,858

									$1,902,090	$2,019,858

Energy Equipment & Services
Allied Power Group	(j)	Class A Units						400,281	400,281	610,259

									$400,281	$610,259

Food Products
Florida Food Products	(j)	Common Units						1,536,658	1,530,282	1,257,386

									$1,530,282	$1,257,386

Health Care Equipment & Supplies
The InterMed Group	(j)	Class A Preferred Units						5,699	291,352	218,885
USMed-Equip	(j)	Common Units						13,738	1,010,898	1,208,102

									$1,302,250	$1,426,987

Health Care Providers & Services
Avita Pharmacy	(j)	Class A Common Units						1,273,295	471,761	1,202,776
Avita Pharmacy	(j)	Preferred Units						1,187,627	1,705,127	1,835,265

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Avita Pharmacy	(j)	Junior Preferred Units						22,654	$27,131	$28,793
Hilco Vision	(j)	Preferred Units						515,362	—	—
Hilco Vision	(j)	Senior Preferred Units						50,706	—	—
MDpanel	(j)	Class A Units						764,074	735,554	753,427
Shearwater Health		Class A Common Stock						687	1,839,961	1,674,818

									$4,779,534	$5,495,079

Insurance
SIAA (Alliance Holdings)	(j)	Common Units						7,635	1,162,945	1,535,009

									$1,162,945	$1,535,009

Internet Software & Services
Power Digital	(j)	Class L Common Units						81,934	852,220	974,602

									$852,220	$974,602

IT Services
Allyant	(j) (i)	Common Shares						5	1,533,996	1,027,571
Goldensource	(j)	Class A Membership Interests						327,445	441,589	700,754
Lighthouse	(j)	LP Interests						3,519	7,453,218	9,489,505
Voyatek	(j)	Class C LP Units						1,337	404,003	381,320

									$9,832,806	$11,599,150

Professional Services
Dwellworks	(j)	Preferred Units						984,915	—	—
Foundation Source	(j)	Class A Common						1,784	1,962	2,586
Foundation Source	(j)	Class B Common						1,782,212	1,962,132	2,583,446

									$1,964,094	$2,586,032

Software
PracticeTek	(j)	LP Interests						1,441,373	1,796,905	1,810,297
Tribute Technology	(j)	Class A-1 Units						1,570	1,241,560	1,072,447

									$3,038,465	$2,882,744

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Trading Companies & Distributors
National Trench Safety	(j)	Common Units						7,161	$642,983	$738,133

									$642,983	$738,133

				Total Audax Private Credit Subsidiary, LLC					$80,203,471	$81,623,986

APCF Equity, LLC
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j)
Commercial Services & Supplies
Russell Landscape Group	(j)	Class A Units						5,528	$552,762	$636,841

									$552,762	$636,841

Containers & Packaging
Novvia Group	(j)	Common Units						28,290	650,105	594,195

									$650,105	$594,195

Diversified Consumer Services
Heritage Partners	(j)	Series A Units						695,947	357,387	—
Kalkomey	(j)	Class A Units						116,815	1,168,155	1,101,531

									$1,525,542	$1,101,531

Entertainment
Backstage	(j)	Class A-3 Units						5,801	406,596	2,193,343

									$406,596	$2,193,343

Financial Services
Cherry Bekaert	(j)	Class A Units						618,019	1,089,101	1,628,597
Prime Pensions	(j)	LP Interests						668,564	671,421	617,814

									$1,760,522	$2,246,411

Health Care Providers & Services
OrthoNebraska	(j)	LP Interests						34,285	436,908	460,422

									$436,908	$460,422

Hotels, Restaurants & Leisure
Taymax Group	(j)	Class A Units						12,729	2,543,230	2,633,777

									$2,543,230	$2,633,777

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF Equity, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Professional Services
Magna Legal Services	(j)	Class A Units						14,607	$1,577,591	$1,957,380

									$1,577,591	$1,957,380

Software
AIA Contract Documents	(j)	Common Units						419,925	607,884	612,104

									$607,884	$612,104

Trading Companies & Distributors
Industrial Service Group	(j)	Class A Units						622	1,058,917	1,000,119
Industrial Service Group	(j)	Class A-1 Units						19	25,961	25,961

									$1,084,878	$1,026,080

					Total APCF Equity, LLC				$11,146,018	$13,462,084

					Total Portfolio Investments				$597,020,952	$598,218,372

(a)	All securities represent investments in companies based in the United States of America, unless otherwise noted. All of these investments are subject to restrictions as to their resale or transfer.
(b)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Partnership owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of March 31, 2025, all of the Partnership’s investments were non-controlled, non-affiliated.

(c)	All investments are exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act.
(d)

Unless indicated otherwise, all investments are valued using Level 3 inputs within the FASB Accounting Standard Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) fair value hierarchy. Refer to Note 3 – Investments in the accompanying Notes to Consolidated Financial Statements for additional information.

(e)	At March 31, 2025, the cost of investments for income tax purposes was $597,328,808 and the net unrealized depreciation was $889,564.
(f)

Investments within APCF SPV I, LLC are pledged as collateral to the leverage facility. Refer to Note 7 – Commitments and Contingencies in the accompanying Notes to Consolidated Financial Statements for additional information.

(g)	Includes a portion of original issue discount and payment-in-kind, where applicable. The interest rate shown was the current rate as of March 31, 2025 and changes periodically.
(h)

Position or portion thereof is an unfunded loan commitment. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. Refer to Note 7—Commitments and Contingencies in the accompanying Notes to Consolidated Financial Statements for additional information.

(i)	The company headquarters for Allyant is located in Canada.
(j)	Equity investments are non-income producing.
(k)	All or portion of this security has an open position related to short-term borrowings.

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

(l)	The following shows the composition of the Partnership’s portfolio at fair value by investment type and industry as of March 31, 2025.

Industry	Sr. Secured First Lien	% of NAV
Aerospace & Defense	$10,842,433	3.2%
Air Freight & Logistics	4,888,808	1.4%
Capital Markets	25,874,191	7.6%
Commercial Services & Supplies	18,735,431	5.5%
Construction & Engineering	38,897,936	11.5%
Diversified Consumer Services	77,563,644	22.9%
Energy Equipment & Services	7,151,029	2.1%
Financial Services	26,125,102	7.7%
Health Care Equipment & Supplies	35,067,142	10.3%
Health Care Providers & Services	41,786,166	12.3%
Hotels, Restaurants & Leisure	23,626,928	7.0%
Insurance	25,200,013	7.4%
Internet Software & Services	12,460,066	3.7%
IT Services	53,522,241	15.8%
Machinery	6,904,503	2.0%
Professional Services	44,803,604	13.2%
Software	63,842,238	18.8%
Trading Companies & Distributors	32,318,329	9.5%

Total	$549,609,804	162.08%

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

March 31, 2025

(Expressed in U.S. Dollars)

(unaudited)

Industry	Common and Preferred Equity	% of NAV
Aerospace & Defense	$1,514,040	0.4%
Commercial Services & Supplies	1,513,209	0.4%
Construction & Engineering	1,630,837	0.5%
Containers & Packaging	594,195	0.2%
Diversified Consumer Services	3,121,389	0.9%
Energy Equipment & Services	610,259	0.2%
Entertainment	2,193,343	0.6%
Financial Services	2,246,411	0.7%
Food Products	1,257,386	0.4%
Health Care Equipment & Supplies	1,426,987	0.4%
Health Care Providers & Services	5,955,501	1.8%
Hotels, Restaurants & Leisure	2,633,777	0.8%
Insurance	1,535,009	0.5%
Internet Software & Services	974,602	0.3%
IT Services	11,599,150	3.4%
Professional Services	4,543,412	1.3%
Software	3,494,848	1.0%
Trading Companies & Distributors	1,764,213	0.5%

Total	$48,608,568	14.33%

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Aerospace & Defense
Blue Raven Solutions	(g)	Sr. Secured First Lien	S+	8.50%, 1.00% PIK	14.28%	10/10/2024	12/21/2026	10,892,417	$10,892,417	$10,892,417

									$10,892,417	$10,892,417

Capital Markets
Cerity Partners		Sr. Secured First Lien	S+	5.25%	9.76%	10/10/2024	7/30/2029	24,096,204	24,096,204	24,096,204
Cerity Partners		Delayed Draw Term Loan	S+	5.25%	9.76%	10/10/2024	7/30/2029	990,644	990,644	990,644

									$25,086,848	$25,086,848

Commercial Services & Supplies
Russell Landscape Group	(g)	Sr. Secured First Lien	S+	5.50%	9.95%	10/10/2024	4/11/2030	4,299,985	4,191,573	4,299,985
ScentAir		Sr. Secured First Lien	S+	5.25%	10.34%	10/10/2024	1/26/2026	11,597,104	11,597,104	11,597,104

									$15,788,677	$15,897,089

Construction & Engineering
A1 Garage Door Service		Sr. Secured First Lien	S+	4.75%	9.11%	10/10/2024	12/22/2028	4,753,733	4,753,733	4,753,733
Cumming Group		Sr. Secured First Lien	S+	5.25%	9.50%	10/10/2024	11/16/2027	23,266,840	23,266,840	23,266,840
HR Green	(g)	Sr. Secured First Lien	S+	5.25%	9.87%	10/10/2024	1/28/2030	5,757,111	5,635,771	5,757,111

									$33,656,344	$33,777,684

Containers & Packaging
Novvia Group		Sr. Secured First Lien	S+	6.00%	10.46%	10/10/2024	12/23/2026	25,782,521	25,782,521	25,782,521

									$25,782,521	$25,782,521

Diversified Consumer Services
Heritage Partners	(g)	Sr. Secured First Lien	S+	5.75%	10.26%	10/10/2024	12/22/2026	12,493,634	12,251,530	12,300,601
Heritage Partners	(g)	Delayed Draw Term Loan	S+	5.75%	10.26%	10/10/2024	12/22/2026	5,884,114	5,736,141	5,793,202
Kalkomey	(g)	Sr. Secured First Lien	S+	5.25%	9.58%	10/10/2024	6/18/2031	17,135,800	16,826,310	17,135,800
Ned Stevens		Sr. Secured First Lien	S+	5.50% - 6.50%	10.84%	10/10/2024	11/1/2029	15,264,401	15,264,401	15,264,401
RotoCo	(g)	Sr. Secured First Lien	S+	5.50%	9.96%	10/10/2024	6/30/2028	14,089,493	14,053,258	13,406,875
RotoCo	(g)	Delayed Draw Term Loan	S+	5.50%	9.96%	10/10/2024	6/30/2028	44,898	44,768	42,724
SavATree	(g)	Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	6/6/2031	10,857,404	10,741,494	10,857,404

									$74,917,902	$74,801,007

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f) (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Energy Equipment & Services
Allied Power Group	(g)	Sr. Secured First Lien	S+	5.25%	9.74%	10/10/2024	5/16/2029	7,169,041	$6,999,455	$7,169,041

									$6,999,455	$7,169,041

Financial Services
Cherry Bekaert		Sr. Secured First Lien	S+	5.25%	9.61%	10/10/2024	6/30/2028	12,559,722	12,559,722	12,559,722
Prime Pensions	(g)	Sr. Secured First Lien	S+	5.25%	9.76%	10/10/2024	2/26/2030	6,755,010	6,666,062	6,755,010

									$19,225,784	$19,314,732

Health Care Equipment & Supplies
The InterMed Group	(g)	Sr. Secured First Lien	S+	6.50%	11.09%	10/10/2024	12/24/2029	6,105,428	6,043,858	6,035,509
USMed-Equip	(g)	Sr. Secured First Lien	S+	5.75%	10.49%	10/10/2024	11/24/2026	25,338,498	25,199,949	25,338,498

									$31,243,807	$31,374,007

Health Care Providers & Services
Avita Pharmacy		Sr. Secured First Lien	S+	5.25%	9.85%	10/10/2024	11/6/2025	25,270,484	25,270,484	25,270,484
MDpanel		Sr. Secured First Lien	S+	6.50%	10.88%	10/10/2024	8/2/2029	5,912,278	5,912,278	5,912,278
OrthoNebraska		Sr. Secured First Lien	S+	6.50%	10.93%	10/10/2024	7/31/2028	4,819,707	4,819,707	4,819,707
Shearwater Health		Sr. Secured First Lien	S+	5.00%	9.48%	10/10/2024	9/30/2025	10,451,742	10,451,742	10,451,742
Summit Spine		Sr. Secured First Lien	S+	5.00%	9.46%	10/10/2024	6/2/2027	17,719,496	17,719,496	17,719,496

									$64,173,707	$64,173,707

Hotels, Restaurants & Leisure
Taymax		Sr. Secured First Lien	S+	5.33% - 6.00%	9.87%	10/10/2024	7/31/2026	14,560,937	14,560,937	14,560,937
Taymax		Delayed Draw Term Loan	S+	5.33% - 6.00%	9.87%	10/10/2024	7/31/2026	8,101,218	8,101,218	8,101,218

									$22,662,155	$22,662,155

Insurance
SIAA (Alliance Holdings)		Sr. Secured First Lien	S+	6.25% - 6.75%	10.74%	10/10/2024	4/28/2028	18,224,599	18,224,599	18,224,599
SIAA (Alliance Holdings)		Delayed Draw Term Loan	S+	6.25% - 6.75%	10.74%	10/10/2024	4/28/2028	6,975,414	6,975,414	6,975,414

									$25,200,013	$25,200,013

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f) (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Internet Software & Services
Power Digital		Sr. Secured First Lien	S+	5.75%	10.34%	10/10/2024	3/10/2028	11,269,968	$11,269,968	$11,269,968
Power Digital		Delayed Draw Term Loan	S+	5.75%	10.34%	10/10/2024	3/10/2028	647,094	647,094	647,094

									$11,917,062	$11,917,062

IT Services
Allyant	(g) (i)	Sr. Secured First Lien	S+	5.50%	10.00%	10/10/2024	10/30/2026	22,982,482	22,938,897	22,982,482
Goldensource		Sr. Secured First Lien	S+	5.25%	9.92%	10/10/2024	5/12/2028	8,214,836	8,214,836	8,214,836
Lighthouse		Sr. Secured First Lien	S+	5.00%	9.48%	10/10/2024	4/30/2027	21,576,210	21,576,210	21,576,210

									$52,729,943	$52,773,528

Professional Services
Foundation Source		Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	9/6/2030	13,605,567	13,605,567	13,605,567
Magna Legal Services		Sr. Secured First Lien	S+	5.00%	9.46%	10/10/2024	11/22/2029	13,880,146	13,880,146	13,880,146
Magna Legal Services		Delayed Draw Term Loan	S+	5.00%	9.46%	10/10/2024	11/22/2029	3,885,716	3,885,716	3,885,716

									$31,371,429	$31,371,429

Software
AIA Contract Documents		Sr. Secured First Lien	S+	5.25%	9.94%	10/10/2024	10/30/2026	19,454,772	19,454,772	19,454,772
AmpliFi	(g)	Sr. Secured First Lien	S+	5.00%	9.36%	10/10/2024	4/23/2030	9,571,998	9,340,383	9,571,998
Tribute Technology	(g)	Sr. Secured First Lien	S+	5.50% - 6.50%	10.66%	10/10/2024	10/30/2028	15,171,291	15,169,353	15,171,291
Tribute Technology	(g)	Delayed Draw Term Loan	S+	5.50% - 6.50%	10.66%	10/10/2024	10/30/2028	3,400,631	3,400,188	3,400,631
Unison Global		Sr. Secured First Lien	S+	5.00%	9.37%	10/10/2024	9/19/2028	14,926,422	14,926,422	14,926,422

									$62,291,118	$62,525,114

Trading Companies & Distributors
Industrial Service Group		Sr. Secured First Lien	S+	5.75%	10.34%	10/10/2024	12/7/2028	7,067,565	7,067,565	7,067,565
Industrial Service Group		Delayed Draw Term Loan	S+	5.75%	10.34%	10/10/2024	12/7/2028	3,679,859	3,679,859	3,679,859
National Trench Safety	(g)	Sr. Secured First Lien	S+	5.50%	9.93%	10/10/2024	12/3/2026	18,870,503	18,695,283	18,750,673

									$29,442,707	$29,498,097

						Total APCF SPV I, LLC			$543,381,889	$544,216,451

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Commercial Services & Supplies
Russell Landscape Group	(g) (h)	Delayed Draw Term Loan	S+	5.50%	9.95%	10/10/2024	4/11/2030	1,317,465	$1,301,916	$1,317,465
Russell Landscape Group	(g) (h)	Revolving Credit Facility	S+	5.50%	9.95%	10/10/2024	4/11/2030	213,940	208,627	213,940
ScentAir		Revolving Credit Facility	S+	5.25%	10.34%	10/10/2024	1/26/2026	1,565,413	1,565,413	1,565,413

									$3,075,956	$3,096,818

Construction & Engineering
A1 Garage Door Service	(h)	Delayed Draw Term Loan	S+	4.75%	9.11%	10/10/2024	12/22/2028	1,661,041	1,661,041	1,661,041
Cumming Group	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.50%	10/10/2024	11/16/2027	3,016,610	3,011,195	3,016,610
Cumming Group	(h)	Revolving Credit Facility	S+	5.25%	9.50%	10/10/2024	11/16/2027	314,944	314,944	314,944

									$4,987,180	$4,992,595

Containers & Packaging
Novvia Group	(h)	Revolving Credit Facility	S+	6.00%	10.46%	10/10/2024	12/23/2026	1,653,771	1,653,771	1,653,771

									$1,653,771	$1,653,771

Diversified Consumer Services
Heritage Partners	(g) (h)	Revolving Credit Facility	S+	5.75%	10.26%	10/10/2024	12/22/2026	2,446,670	2,419,208	2,408,868
Ned Stevens	(h)	Delayed Draw Term Loan	S+	5.50% - 6.50%	10.84%	10/10/2024	11/1/2029	2,498,591	2,498,591	2,498,591
RotoCo	(g) (h)	Revolving Credit Facility	S+	5.50%	9.96%	10/10/2024	6/30/2028	1,298,713	1,295,086	1,235,792
SavATree		Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	6/6/2031	868,692	868,692	868,692
SavATree	(h)	Delayed Draw Term Loan	S+	5.00%	9.33%	10/10/2024	6/6/2031	476,266	476,266	476,266
SavATree	(g) (h)	Revolving Credit Facility	S+	5.00%	9.33%	10/10/2024	6/6/2031	119,577	118,292	119,577

									$7,676,135	$7,607,786

Financial Services
Cherry Bekaert	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.61%	10/10/2024	6/30/2028	6,229,357	6,225,259	6,229,357
Prime Pensions	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.76%	10/10/2024	2/26/2030	647,570	639,137	647,570

									$6,864,396	$6,876,927

Health Care Equipment & Supplies
The InterMed Group	(g)	Revolving Credit Facility	S+	6.50%	11.09%	10/10/2024	12/22/2028	1,770,973	1,761,531	1,750,691
USMed-Equip	(g) (h)	Revolving Credit Facility	S+	5.75%	10.49%	10/10/2024	11/24/2026	1,541,450	1,533,376	1,541,450

									$3,294,907	$3,292,141

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Health Care Providers & Services
Hilco Vision	(g)	Sr. Secured First Lien	S+	6.00% (3.00% Cash + 3.00% PIK)	10.50%	10/10/2024	9/6/2025	13,580,859	$6,847,245	$5,117,977
MDpanel	(h)	Delayed Draw Term Loan	S+	6.50%	10.88%	10/10/2024	8/2/2029	603,724	603,724	603,724
Summit Spine		Revolving Credit Facility	S+	5.00%	9.46%	10/10/2024	6/2/2027	2,481,375	2,481,375	2,481,375

									$9,932,344	$8,203,076

Hotels, Restaurants & Leisure
Taymax	(g) (h)	Revolving Credit Facility	S+	5.33% - 6.00%	9.87%	10/10/2024	7/31/2026	1,246,284	1,044,215	1,022,672

									$1,044,215	$1,022,672

Internet Software & Services
Power Digital	(h)	Revolving Credit Facility	S+	5.75%	10.34%	10/10/2024	3/10/2028	655,469	655,469	655,469

									$655,469	$655,469

IT Services
Goldensource	(h)	Revolving Credit Facility	S+	5.25%	9.92%	10/10/2024	5/12/2028	838,258	838,258	838,258

									$838,258	$838,258

Professional Services
Dwellworks	(g)	Sr. Secured First Lien	S+	6.50%	10.98%	10/10/2024	3/31/2027	10,438,717	7,380,215	10,438,717
Dwellworks (Tranche B-1)	(g)	Sr. Secured First Lien	Fixed - 18.00%	(Cash 9.00%, PIK 9.00%)	10.98%	10/10/2024	3/31/2027	5,568,956	3,973,959	287,327
Foundation Source	(h)	Delayed Draw Term Loan	S+	5.00%	9.33%	10/10/2024	9/6/2030	2,925,025	2,915,475	2,925,025

									$14,269,649	$13,651,069

Software
Tribute Technology	(g) (h)	Revolving Credit Facility	S+	5.50% - 6.50%	10.66%	10/10/2024	10/30/2028	848,464	848,409	848,464
Unison Global	(h)	Delayed Draw Term Loan	S+	5.00%	9.37%	10/10/2024	9/19/2028	613,854	613,854	613,854

									$1,462,263	$1,462,318

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Trading Companies & Distributors
Industrial Service Group	(h)	Revolving Credit Facility	S+	5.75%	10.34%	10/10/2024	12/7/2028	1,298,124	$1,298,124	$1,298,124
National Trench Safety	(g) (h)	Revolving Credit Facility	S+	5.50%	9.93%	10/10/2024	12/3/2026	1,519,317	1,504,071	1,509,670

									$2,802,195	$2,807,794

COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j)
Aerospace & Defense
Blue Raven Solutions		Class A Units						1,374,300	$—	$—

									$—	$—

Commercial Services & Supplies
ScentAir		Class A Units						858,937	806,166	814,332

									$806,166	$814,332

Construction & Engineering
A1 Garage Door Service		Class A Common Units						781	1,368,519	1,654,183

									$1,368,519	$1,654,183

Diversified Consumer Services
Ned Stevens		Class A Capital Units						1,737	1,902,090	1,878,708

									$1,902,090	$1,878,708

Energy Equipment & Services
Allied Power Group		Class A Units						400,281	400,281	516,362

									$400,281	$516,362

Food Products
Florida Food Products		Common Units						1,536,658	1,530,282	1,257,386

									$1,530,282	$1,257,386

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Health Care Equipment & Supplies
The InterMed Group		Class A Preferred Units						5,699	$291,352	$240,544
USMed-Equip		Common Units						13,738	1,010,898	1,208,102

									$1,302,250	$1,448,646

Health Care Providers & Services
Avita Pharmacy		Class A Common Units						1,273,295	471,761	1,032,709
Avita Pharmacy		Preferred Units						1,187,627	1,705,127	1,791,450
Avita Pharmacy		Junior Preferred Units						22,654	27,131	28,236
Hilco Vision		Preferred Units						515,362	—	—
Hilco Vision		Senior Preferred Units						50,706	—	—
MDpanel		Class A Units						764,074	735,554	721,055
Shearwater Health		Class A Common Stock						687	2,072,203	2,105,085
Summit Spine		Class A Units						1,488,825	3,232,016	4,420,005

									$8,243,792	$10,098,540

Insurance
SIAA (Alliance Holdings)		Common Units						7,635	1,162,945	1,203,878

									$1,162,945	$1,203,878

Internet Software & Services
Power Digital		Class L Common Units						81,934	852,220	924,955

									$852,220	$924,955

IT Services
Allyant		Common Shares						5	1,533,996	1,253,627
Goldensource		Class A Membership Interests						327,445	441,589	723,460
Lighthouse		LP Interests						3,519	7,450,164	9,280,900
Voyatek		Class C LP Units						1,337	404,003	399,645

									$9,829,752	$11,657,632

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Professional Services
Dwellworks		Preferred Units						984,915	$—	$—
Foundation Source		Class A Common						1,718	1,896	2,158
Foundation Source		Class B Common						1,716,159	1,896,144	2,156,311

									$1,898,040	$2,158,469

Software
PracticeTek		LP Interests						1,441,373	1,796,905	1,922,662
Tribute Technology		Class A-1 Units						1,570	1,241,560	1,156,272

									$3,038,465	$3,078,934

Trading Companies & Distributors
National Trench Safety		Common Units						7,161	642,983	542,945

									$642,983	$542,945

					Total Audax Private Credit Subsidiary, LLC				$91,534,523	$93,395,664

APCF Equity, LLC
Commercial Services & Supplies
Russell Landscape Group		Class A Units						5,528	$552,762	$500,870

									$552,762	$500,870

Containers & Packaging
Novvia Group		Common Units						28,290	650,105	635,716

									$650,105	$635,716

Diversified Consumer Services
Heritage Partners		Series A Units						695,947	357,387	341,915
Kalkomey		Class A Units						116,815	1,168,155	1,174,726

									$1,525,542	$1,516,641

Entertainment
Backstage		Class A-3 Units						5,801	406,596	2,193,342

									$406,596	$2,193,342

Financial Services
Cherry Bekaert		Class A Units						618,019	1,089,101	1,418,624
Prime Pensions		LP Interests						668,564	666,607	593,859

									$1,755,708	$2,012,483

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF Equity, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Health Care Providers & Services
OrthoNebraska		LP Interests						34,285	$436,908	$451,417

									$436,908	$451,417

Hotels, Restaurants & Leisure
Taymax		Class A Units						12,729	$2,543,230	$2,637,034

									$2,543,230	$2,637,034

Professional Services
Magna Legal Services		Class A Units						14,607	1,577,591	1,803,485

									$1,577,591	$1,803,485

Software
AIA Contract Documents		Common Units						419,925	607,884	611,544

									$607,884	$611,544

Trading Companies & Distributors
Industrial Service Group		Class A Units						622	1,058,917	1,000,119

									$1,058,917	$1,000,119

						Total APCF Equity, LLC			$11,115,243	$13,362,651

						Total Portfolio Investments			$646,031,655	$650,974,766

(a)	All securities represent investments in companies based in the United States of America, unless otherwise noted. All of these investments are subject to restrictions as to their resale or transfer.
(b)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Partnership owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2024, all of the Partnership’s investments were non-controlled, non-affiliated.

(c)	All investments are exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act.
(d)

Unless indicated otherwise, all investments are valued using Level 3 inputs within the FASB Accounting Standard Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) fair value hierarchy. Refer to Note 3 – Investments in the accompanying Notes to Consolidated Financial Statements for additional information.

(e)	At December 31, 2024, there is no difference between the book and tax cost of investments and unrealized values.
(f)

Investments within APCF SPV I, LLC are pledged as collateral to the leverage facility. Refer to Note 7 – Commitments and Contingencies in the accompanying Notes to Consolidated Financial Statements for additional information.

(g)	Includes a portion of original issue discount and payment-in-kind, where applicable. The interest rate shown was the current rate as of December 31, 2024 and changes periodically.

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

(h)

Position or portion thereof is an unfunded loan commitment. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. Refer to Note 7 – Commitments and Contingencies in the accompanying Notes to Consolidated Financial Statements for additional information.

(i)	The company headquarters for Allyant is located in Canada.
(j)	Equity investments are non-income producing.
(k)	The following shows the composition of the Partnership’s portfolio at fair value by investment type and industry as of December 31, 2024.

Industry	Sr. Secured First Lien	% of NAV
Aerospace & Defense	$10,892,417	3.2%
Capital Markets	25,086,848	7.4%
Commercial Services & Supplies	18,993,907	5.6%
Construction & Engineering	38,770,279	11.4%
Containers & Packaging	27,436,292	8.1%
Diversified Consumer Services	82,408,793	24.2%
Energy Equipment & Services	7,169,041	2.1%
Financial Services	26,191,659	7.7%
Health Care Equipment & Supplies	34,666,148	10.2%
Health Care Providers & Services	72,376,783	21.3%
Hotels, Restaurants & Leisure	23,684,827	7.0%
Insurance	25,200,013	7.4%
Internet Software & Services	12,572,531	3.7%
IT Services	53,611,786	15.8%
Professional Services	45,022,498	13.2%
Software	63,987,432	18.8%
Trading Companies & Distributors	32,305,891	9.5%

Total	$600,377,145	176.43%

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Industry	Common and Preferred Equity	% of NAV
Commercial Services & Supplies	$1,315,202	0.4%
Construction & Engineering	1,654,183	0.5%
Containers & Packaging	635,716	0.2%
Diversified Consumer Services	3,395,349	1.0%
Energy Equipment & Services	516,362	0.2%
Entertainment	2,193,342	0.6%
Financial Services	2,012,483	0.6%
Food Products	1,257,386	0.4%
Health Care Equipment & Supplies	1,448,646	0.4%
Health Care Providers & Services	10,549,957	3.1%
Hotels, Restaurants & Leisure	2,637,034	0.8%
Insurance	1,203,878	0.4%
Internet Software & Services	924,955	0.3%
IT Services	11,657,632	3.4%
Professional Services	3,961,954	1.2%
Software	3,690,478	1.1%
Trading Companies & Distributors	1,543,064	0.5%

Total	$50,597,621	14.87%

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2025

(unaudited)

Note 1. Organization

Audax Private Credit Fund, LP (the “Partnership”), a Delaware limited partnership was formed on July 23, 2024. The Partnership is expected to convert to a Delaware limited liability company and elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As of March 31, 2025, the Partnership is taxed as a partnership for U.S. federal income tax purposes. Subsequent to March 31, 2025 the Partnership intends to elect, and qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Partnership commenced operations on October 10, 2024, the effective closing date of the Master Transaction Agreement (the “MTA”) between the Partnership and affiliated funds. The purpose of the Partnership is to seek to make loans to private middle market companies based primarily in the United States and Canada, including unitranche and stretch senior secured loans, first and second lien loans, and select investments in equity and other similar investments, which may be facilitated through an MTA.

The General Partner of the Partnership is Audax Private Credit Business, LP (“the General Partner”). The Partnership is managed by Audax Management Company (NY), LLC (the “Management Company”).

Note 2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on ASC Topic 946, “Financial Services — Investment Companies” (“ASC 946”). In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of the consolidated financial statements for the periods presented, have been included.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management of the Partnership to make estimates and assumptions that affect reported amounts and disclosure in the consolidated financial statements. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ and these differences could be material.

Consolidation

As provided under Regulation S-X and ASC 946, the Partnership will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Partnership. Accordingly, the Partnership consolidated the results of the Partnership’s wholly-owned subsidiaries.

As of March 31, 2025 and December 31, 2024, APCF SPV I, LLC (the “SPV”), Audax Private Credit Subsidiary, LLC, and APCF Equity, LLC, Delaware limited liability companies (the “Subsidiaries”), are wholly owned subsidiaries of the Partnership that are consolidated. All intercompany balances and transactions have been eliminated in consolidation. The SPV is the borrower under the Partnership’s leverage facility (Note 7).

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Cash and Cash Equivalents

Cash is stated at cost and cash equivalents are stated at fair value. The Partnership considers all highly liquid investments purchased with maturities of three months or less and money market mutual funds to be cash equivalents. No cash equivalent balances were held at March 31, 2025 and December 31, 2024. The cash was not subject to any restrictions on withdrawal.

Expenses

The Partnership is responsible for investment expenses, legal expenses, auditing fees and other expenses related to the Partnership’s operations. Such fees and expenses, including expenses initially incurred by the Management Company, may be reimbursed by the Partnership.

Security Valuation

The Partnership’s investments are fair valued quarterly and at such other times as determined by the General Partner and are based on ASC 820 “Fair Value Measurements and Disclosures” as discussed in Note 3. The fair value assigned to these investments is based upon available information and does not necessarily represent the amount that ultimately might be realized upon sale or maturity. Because of the inherent uncertainty of the fair valuation process, this estimated fair value may differ significantly from the fair value that would have been used had an active market for the security existed, and the difference could be material.

Interest Income Recognition

Interest income, adjusted for amortization of premium, acquisition costs, and amendment fees and the accretion of original issue discount (“OID”), are recorded on an accrual basis to the extent that such amounts are expected to be collected. Generally, when a loan becomes 120 days or more past due, or if the Partnership’s qualitative assessment indicates that the debtor is unable to service its debt or other obligations, the Partnership will place the loan on non-accrual status and cease recognizing interest income on that loan for financial reporting purposes until the borrower has demonstrated the ability and intent to pay contractual amounts due. However, the Partnership will remain contractually entitled to this interest. Interest payments received on non-accrual loans are restored to accrual status when past due principal and interest are paid and, in management’s judgment, are likely to remain current or, due to a restructuring, the interest income is deemed to be collectible. As of March 31, 2025 and December 31, 2024, the Partnership had no investments on non-accrual.

The Partnership may hold loans in the portfolio that contain OID and payment-in-kind (“PIK”) provisions. The Partnership recognizes OID for loans originally issued at a discount as income over the life of the obligation based on an effective yield method. PIK interest, computed at the contractual rate specified in a loan agreement, is added to the principal balance of a loan and recorded as income over the life of the obligation. Therefore, the actual collection of PIK income may be deferred until the time of debt principal repayment.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

As of March 31, 2025 and December 31, 2024, the Partnership held 2 investments that had a PIK interest component. For the three months ended March 31, 2025, the Partnership accrued PIK income in the amount of $564,368.

As of March 31, 2025 and December 31, 2024, the Partnership held $76,317,923 and $31,592,264 cash and cash equivalents. For the three months ended March 31, 2025, the Partnership did not earn interest income related to cash.

Realized gain (loss) and net change in unrealized appreciation (depreciation)

Investment transactions are accounted for on the trade date. Gain or loss on the sale of investments is calculated using the specific identification method. The Partnership measures realized gain or loss by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when a gain or loss is realized.

Income Taxes

The Partnership is not subject to U.S. federal or state income taxes and, therefore, no provision for income taxes is included in the consolidated financial statements. Each partner that is otherwise subject to U.S. federal and state income taxes is required to report its allocable share of the Partnership’s net income and gains or losses.

The General Partner has analyzed the Partnership’s inventory of tax positions taken with respect to all applicable income tax issues for all open tax years (in each respective jurisdiction), and has concluded that any potential liabilities are immaterial and no provision for income tax is required in the Partnership’s consolidated financial statements. As of March 31, 2025 all applicable tax years remain subject to examinations by U.S. Federal and State tax authorities.

The Partnership may be subject to foreign taxes on income, gains on investments or currency repatriation.

Subsequent to March 31, 2025, the Partnership intends to elect to be regulated as a BDC under the 1940 Act, as well as elected to be treated as a RIC under Subchapter M of the Code. As a RIC, the Partnership generally is not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it timely distributes as dividends for U.S. federal income tax purposes to its stockholders. To qualify to be treated as a RIC, the Partnership is required to meet certain source of income and asset diversification requirements, and to timely distribute dividends out of assets legally available for distributions to its stockholders of an amount generally equal to at least 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any (i.e., “investment company taxable income,” determined without regard to any deduction for dividends paid), for each taxable year. The amount to be paid out as distributions to the Partnership’s stockholders will be determined by the Board of Directors and based on management’s estimate of the fiscal year earnings. Based on that estimate, the Partnership intends to make the requisite distributions to its stockholders, which will generally relieve the Partnership from corporate-level U.S. federal income taxes. Although the Partnership currently intends to distribute its net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, recognized in respect of each taxable year as dividends out of the Partnership’s assets legally available for

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

distribution, the Partnership in the future may decide to retain for investment and be subject to entity-level income tax on such net capital gains. Additionally, depending on the level of taxable income earned in a taxable year, the Partnership may choose to carry forward taxable income in excess of current year distributions into the next taxable year and incur a 4% excise tax on such income, as required. To the extent that the Partnership determines that its estimated current year annual taxable income will be in excess of estimated current year distributions, the Partnership will accrue an excise tax, if any, on estimated excess taxable income as such excess taxable income is earned.

As of March 31, 2025, the Partnership’s consolidated subsidiary, APCF Equity, LLC is expected to have a deferred tax liability due to net unrealized gains. As a result, the Partnership has a deferred tax liabilities of $618,951 as presented on the consolidated statement of assets, liabilities and partners’ capital. As of March 31, 2025, there were no deferred tax assets related to APCF Equity, LLC. The deferred tax asset valuation allowance, if applicable, has been determined pursuant to the provisions of ASC Topic 740, including the Partnership’s estimation of future taxable income, if necessary, and is adequate to reduce the total deferred tax asset to an amount that will more likely than not be realized. As of March 31, 2025, all taxes paid by APCF Equity, LLC, are costs borne by the limited partners of the Partnership and thus, there is a corresponding receivable from limited partners on the consolidated statement of assets, liabilities and partners’ capital.

Foreign Currency

The accounting records of the Partnership are maintained in U.S. dollars. Investment securities and other assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange at year end. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the prevailing exchange rate on the respective dates of the transactions. The portion of both realized and unrealized gains and losses on investments that results from the fluctuations in foreign currency exchange rates are separately disclosed in the accompanying statement of operations, when applicable.

Deferred Financing Costs

Deferred financing costs represent fees and other direct incremental costs incurred in connection with borrowings. These amounts are amortized over the contractual term of the leverage facility (Note 7).

New Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”),” which intends to improve the transparency of income tax disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 and is to be adopted on a prospective basis with the option to apply retrospectively. The Partnership is currently assessing the impact of this guidance.

Note 3. Investments

Fair Value Measurements

In accordance with ASC 820, the Partnership’s investments’ fair value is determined to be the price that would be received for an investment in a current sale, assuming an orderly transaction between willing

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

market participants on the measurement date. This fair value definition focuses on exit price in the principal, or most advantageous, market and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. ASC 820 also establishes the three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of a financial instrument as of the measurement date.

The three levels of the fair value hierarchy under ASC 820, and its applicability to the Partnership’s investments, are described below:

Level 1	Inputs that reflect unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets. Equity securities are fair valued at the most recent sale price or official closing price reported on the exchange (U.S. or foreign) on which they trade and are generally actively listed equities. The General Partner does not adjust the quoted price for such instruments, even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

Level 2	Inputs that are observable, either directly or indirectly, or quoted prices for similar assets, through corroboration with observable market data. These investments are generally traded in the over-the-counter market rather than on a securities exchange and/or are subject to transfer restrictions, or the valuation is adjusted to reflect illiquidity and/or non-transferability.

Level 3	Inputs that are unobservable for the asset and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity. Such investments may be adjusted to reflect illiquidity and/or no transferability.

Investments have been classified within Level 3 as they have unobservable inputs, and they trade infrequently or not at all. Level 3 investments include privately held debt, common and preferred equity securities, warrants, and other privately issued securities. The General Partner utilizes a proprietary model to fair value such assets, which includes an analysis of a company’s credit metrics, including, but not limited to, the following factors: changes in earnings before interest, taxes, depreciation, and amortization (“EBITDA”), market multiples for comparable companies (adjusted by management for differences between the investment and the referenced comparable), comparison of current company leverage levels and the interest rate to market terms, as well as length of time until maturity date of the Partnership’s investment. In addition, the inputs used by the General Partner in estimating the fair value of the Partnership’s Level 3 investments include the original transaction price, recent transactions in the same or similar instruments, completed or pending third-party transactions in the underlying investment or comparable issuers, subsequent rounds of financing, recapitalizations and other transactions across the capital structure, offerings in the equity or debt capital markets, and changes in financial ratios or cash flows.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

The following tables present the Partnership’s investments carried at fair value as of March 31, 2025 and December 31, 2024, by caption on the Partnership’s accompanying consolidated statements of assets and liabilities and by security type.

	Fair Value of Assets as of March 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Sr. Secured First Lien	$—	$—	$549,609,804	$549,609,804
Common and Preferred Equity	—	—	48,608,568	48,608,568

Total	$—	$—	$598,218,372	$598,218,372

	Fair Value of Assets as of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Sr. Secured First Lien	$—	$—	$600,377,145	$600,377,145
Common and Preferred Equity	—	—	50,597,621	50,597,621

Total	$—	$—	$650,974,766	$650,974,766

In accordance with ASC 820, the following table provides quantitative information about the Level 3 fair value measurements of the Partnership’s investments as of March 31, 2025.

March 31, 2025

	Fair Value	Valuation Approach	Unobservable Input	Range	Weighted Average(2)
Sr. Secured First Lien	$492,583,404	Analysis of trend in leverage	Maturity Modified Market Yield(1)	5.89% - 11.24%	7.98%
Sr. Secured First Lien	$45,233,089	Total Enterprise Value	EBITDA Multiple	7.00x - 9.50x	8.51x
Common and Preferred Equity	$48,608,568	Market Comparables	EBIDTA Multiple	9.00x - 20.75x	14.65x

	$586,425,061

(1)

Maturity Modified Market Yield is calculated based on the Market yield of the security relative to its actual coupon and maturity date. The Market Yield is modified 75 basis points for every 1x delta in actual leverage versus market leverage of that issuer.

(2)	Inputs are weighted based on the fair value of the investments included in the range.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

The table does not include $11,793,311 of other investments, which the General Partner valued at the purchase price.

In accordance with ASC 820, the following table provides quantitative information about the Level 3 fair value measurements of the Partnership’s investments as of December 31, 2024.

December 31, 2024

	Fair Value	Valuation Approach	Unobservable Input	Range	Weighted Average(2)
Sr. Secured First Lien	$584,533,124	Analysis of trend in leverage	Maturity Modified Market Yield(1)	5.28% - 11.67%	8.36%
Sr. Secured First Lien	$15,844,021	Total Enterprise Value	EBITDA Multiple	7.00x - 9.50x	7.81x
Common and Preferred Equity	$50,597,621	Market Comparables	EBIDTA Multiple	8.00x - 21.25x	14.48x

	$650,974,766

(1)

Maturity Modified Market Yield is calculated based on the Market yield of the security relative to its actual coupon and maturity date. The Market Yield is modified 75 basis points for every 1x delta in actual leverage versus market leverage of that issuer.

(2)	Inputs are weighted based on the fair value of the investments included in the range.

Fair value measurements can be sensitive to changes in one or more of the valuation inputs. Changes in market yields, discounts rates, leverage, or EBITDA multiples, each in isolation, may change the fair value of certain of the Partnership’s investments. Generally, an increase or decrease in market yields, discount rates or leverage or a decrease in EBITDA or EBITDA multiples may result in a corresponding decrease or increase, respectively, in the fair value of certain of the Partnership’s investments.

The following table provides the changes in fair value, broken out by security type, during the three months ended March 31, 2025 for all investments for which the Partnership determines fair value using unobservable (Level 3) factors.

Three Months Ended March 31, 2025	Sr. Secured First Lien	Common and Preferred Equity	Total
Fair Value as of December 31, 2024	$600,377,145	$50,597,621	$650,974,766
Transfers into Level 3	—	—	—
Transfers out of Level 3	—	—	—
Total Gains:
Net realized (loss) gain(a)	(5,286)	861,781	856,495
Net unrealized (depreciation) appreciation(b)	(5,121,014)	1,375,323	(3,745,691)
New investments, repayments and settlements:(c)
Purchase of investments	13,096,775	99,882	13,196,657
Borrowings on revolving credit facilities	12,662,909	—	12,662,909
Proceeds from disposition and repayments of investments	(56,150,631)	(4,326,039)	(60,476,670)
Repayments on revolving credit facilities	(15,996,702)	—	(15,996,702)
Net amortization of premiums, PIK, discounts and fees	746,608	—	746,608

Fair Value as of March 31, 2025	$549,609,804	$48,608,568	$598,218,372

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

(a)

(b)

(c)

There were no level 3 transfers during the period.

As reflected on the Consolidated Statement of Operations, the change in unrealized value attributable to investments still held at March 31, 2025 was ($2,557,702).

The following tables provide the changes in fair value, broken out by security type, during the period ending December 31, 2024 for all investments for which the Partnership determines fair value using unobservable (Level 3) factors.

Period Ended December 31, 2024	Sr. Secured First Lien	Common and Preferred Equity	Total
Fair Value as of October 10, 2024	$—	$—	$—
Transfers into Level 3	—	—	—
Transfers out of Level 3	—	—	—
Total Gains:
Net realized gain (loss)(a)	14,285	(807,020)	(792,735)
Net unrealized (depreciation) appreciation(b)	(1,561,482)	6,504,593	4,943,111
New investments, repayments and settlements:(c)
Purchases	630,681,737	45,642,367	676,324,104
Settlements/repayments	(29,187,835)	(742,319)	(29,930,154)
Net amortization of premiums, PIK, discounts and fees	430,440	—	430,440

Fair Value as of December 31, 2024	$600,377,145	$50,597,621	$650,974,766

(a)

(b)

(c)

Investment Activities

As of March 31, 2025, the Partnership held a total of 44 investments with an aggregate fair value of $598,218,372. During the three months ended March 31, 2025, the Partnership invested in 2 new investments for a combined cost of $11,725,026 and in existing investments for a combined cost of $14,134,534. The Partnership received $18,436,411 in repayments from investments and $58,036,961 from investments sold during the period. As of December 31, 2024, the Partnership held a total of 43 investments with an aggregate fair value of $650,974,766. During the period ending December 31, 2024, the Partnership invested in 44 new investments for a combined cost of $676,324,104. The Partnership also received $1,368,230 in repayments from investments and $28,561,924 from investments sold during the period.

Investment Concentrations

As of March 31, 2025, the Partnership’s investment portfolio consisted of investments in 44 companies located in 24 states across 21 different industries, with an aggregate fair value of $598,218,372. The five largest investments at fair value as of March 31, 2025 totaled $141,358,098, or 23.6% of the Partnership’s

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

total investment portfolio as of such date. As of March 31, 2025, the Partnership’s average investment was $13,568,658 at cost. As of December 31, 2024, the Partnership’s investment portfolio consisted of investments in 43 companies located in 23 states across 19 different industries, with an aggregate fair value of $650,974,766. The five largest investments at fair value as of December 31, 2024 totaled $141,738,443, or 21.8% of the Partnership’s total investment portfolio as of such date. As of December 31, 2024, the Partnership’s average investment was $15,023,992 at cost.

The following table outlines the Partnership’s investments by security type as of March 31, 2025 and December 31, 2024.

	March 31, 2025
	Cost	Percentage of Total Investments	Fair Value	Percentage of Total Investments
Sr. Secured First Lien	$556,292,299	93.18%	$549,609,804	91.87%

Total Sr. Secured First Lien	556,292,299	93.18%	549,609,804	91.87%
Common and Preferred Equity	40,728,653	6.82%	48,608,568	8.13%

Total Common and Preferred Equity	40,728,653	6.82%	48,608,568	8.13%

Total Investments	$597,020,952	100.00%	$598,218,372	100.00%

	December 31, 2024
	Cost	Percentage of Total Investments	Fair Value	Percentage of Total Investments
Sr. Secured First Lien	$601,938,627	93.17%	$600,377,145	92.23%

Total Sr. Secured First Lien	601,938,627	93.17%	600,377,145	92.23%
Common and Preferred Equity	44,093,028	6.83%	50,597,621	7.77%

Total Common and Preferred Equity	44,093,028	6.83%	50,597,621	7.77%

Total Investments	$646,031,655	100.00%	$650,974,766	100.00%

Investments at fair value were included in the following geographic regions of the United States as of March 31, 2025 and December 31, 2024.

	March 31, 2025		December 31, 2024
Geographic Region	Fair Value	Percentage of Total Investments	Fair Value	Percentage of Total Investments
Northeast	$187,842,964	31.4%	$184,011,379	28.3%
Southwest	83,832,979	14.0%	82,956,224	12.8%
Southeast	83,092,524	13.9%	149,899,881	23.0%
Midwest	70,660,827	11.8%	64,948,603	10.0%
West	62,629,890	10.5%	63,940,988	9.8%
East	50,260,091	8.4%	50,124,473	7.7%
Northwest	35,897,634	6.0%	30,857,110	4.7%
Other(1)	24,001,463	4.0%	24,236,108	3.7%

Total Investments	$598,218,372	100.0%	$650,974,766	100.0%

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Certain prior period information has been reclassified to conform to the current period presentation. The reclassification has no effect on the Company’s financial position or the result of the operations as previously reported.

The geographic region indicates the location of the headquarters of the Partnership’s portfolio companies. A portfolio company may have a number of other business locations in other geographic regions.

Investment Principal Repayments

The following table summarizes the contractual principal repayments and maturity of the Partnership’s investment portfolio by fiscal year, assuming no voluntary prepayments, as of March 31, 2025:

For the Fiscal Years Ending December 31	Amount
2025	$32,602,665
2026	164,919,955
2027	64,821,015
2028	125,361,044
2029	82,282,619
Thereafter	99,831,678

Total contractual repayments	$569,818,976
Adjustment to cost basis on debt investments(a)	(13,526,677)

Total Cost Basis of Debt Investments Held at March 31, 2025:	$556,292,299

(a)	Adjustments to cost basis related to unamortized balance of market discount on investments.

The following table summarizes the contractual principal repayments and maturity of the Partnership’s investment portfolio by fiscal year, assuming no voluntary prepayments, as of December 31, 2024:

For the Fiscal Years Ending December 31	Amount
2025	$49,303,085
2026	185,931,107
2027	84,383,146
2028	141,059,486
Thereafter	154,957,586

Total contractual repayments	$615,634,410
Adjustment to cost basis on debt investments(a)	(13,695,783)

Total Cost Basis of Debt Investments Held at December 31, 2024:	$601,938,627

(a)	Adjustments to cost basis related to unamortized balance of market discount on investments.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Note 4. Related Party Transactions

Management Fee

Pursuant to the partnership agreement, the Partnership shall pay to the Management Company a quarterly fee as compensation for managing the affairs of the Partnership. Such fee shall be calculated as the product of (i) such Partner’s pro rata share of the Net Asset Value multiplied by (ii) 0.3125% (i.e. 1.25% per annum). The Partners acknowledge and agree that the General Partner is expected to vary the management fee rate for one or more Limited Partners, and the General Partner is hereby authorized to do so.

As of each Fee Due Date, the Management Company will determine in good faith the Aggregate Asset Value and Net Asset Value on a preliminary basis (in each case, a “Preliminary Asset Value”). If the Preliminary Asset Value as of any Fee Due Date differs from the final Aggregate Asset Value or Net Asset Value as of such date as finally determined by the Management Company, the management fee payable on subsequent Fee Due Dates shall be adjusted on an equitable basis by the Management Company to account for such difference. Net Asset Value, Fee Due Date, and Aggregate Asset Value are referenced as defined terms in the partnership agreement.

For the three months ended March 31, 2025, the net management fee was $155,123, all of which was payable as of March 31, 2025 and reflected in payable to Management Company in the accompanying consolidated statement of assets, liabilities, and partners’ capital. For the three months ended March 31, 2025, there was a management fee waiver of $913,843.

Each quarterly installment of the management fee calculated with respect to each Limited Partner shall be reduced, but not below zero, by such Limited Partner’s pro rata share of all fee income received since the preceding Fee Due Date. In the event that the aggregate amount of fees referred to in the preceding sentence, together with fee income to be applied against the management fee, exceeds the management fee for the immediately succeeding quarterly period, such excess shall be carried forward to reduce the management fee payable in following quarterly periods.

In addition, the General Partner shall reduce the management fee payable in any quarterly period by the aggregate amount of all placement fees paid or reimbursed by the Partnership.

During the three months ended March 31, 2025, there were no fee income or placement fee offsets applied.

Installments of the management fee payable for any period other than a full quarter (including the first management fee payment) shall be adjusted on a pro rata basis according to the actual number of days in such period.

Administration Fee

Pursuant to the partnership agreement, the Limited Partners will pay to the Management Company a quarterly fee of 0.025% of the Average Aggregate Asset Value for administration services. Adjustments to the administration fees shall be made in a manner similar to the adjustments made under the management fee to reflect any difference between the Preliminary Asset Value with respect to the applicable determination date and the final Aggregate Asset Value with respect to such date. The calculation for any period other than a full calendar year (including the first calendar year of the Partnership) shall be adjusted on a pro rata basis according to the actual number of days in such period.

During the three months ended March 31, 2025, the Partnership incurred administration fees of $169,441, all of which was payable at March 31, 2025 and reflected in payable to Management Company in the accompanying consolidated statement of assets, liabilities, and partners’ capital.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Related Party Transactions

In October 2024, the Partnership entered into an MTA whereby the Partnership agreed to purchase a pro-rata strip of the portfolio assets of the affiliated funds at an agreed upon price. In connection with the agreement, the Partnership agreed to purchase the portfolio assets of the affiliated funds at an agreed upon purchase price with all transfers to be settled by December 9, 2024. Effective October 10, 2024, the Partnership agreed to purchase $672,696,781 of outstanding principal or equity interests at a purchase price of $667,862,181. As of December 31, 2024, all assets approved for transfer were settled.

Related Party Fees

The Partnership and the Management Company, together with Audax PDB Management Company, LLC (together, the “Adviser”) have entered into an agreement whereby the Adviser may elect to pay a portion of the Partnership’s expenses from time to time, which the Partnership will be obligated to reimburse the Adviser at a later date if certain conditions are met.

At such times as the Adviser determines, the Adviser may elect to pay certain expenses of the Partnership on the Partnership’s behalf (each such payment, an “Expense Payment”). In making an Expense Payment, the Adviser will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organizational or offering expenses); provided that no portion of an Expense Payment will be used to pay any interest expense or distribution and/or servicing fees of the Partnership. Any Expense Payment that the Adviser has committed to pay shall be paid by the Adviser to the Partnership in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from the Partnership to the Adviser or its affiliates.

The Partnership’s obligation to make a reimbursement payment shall automatically become a liability of the Partnership on the last business day of the applicable calendar month or quarter, as applicable, except to the extent the Adviser has waived its right to receive such payment for the applicable month or quarter, as applicable. For the period ended March 31, 2025, the Partnership did not incur expenses related to this agreement. As of March 31, 2025, the Partnership had $2,032,841 of expenses from prior periods which were paid by the Adviser and may be reimbursed by the Partnership at a later date.

Note 5. Partners’ Capital

Capital Commitments and Contributions

At March 31, 2025, the Partnership had capital commitments of $567,676,768, of which $5,676,768 represents the General Partner’s commitment and $562,000,000 represents Limited Partners’ commitments. At March 31, 2025, the Partnership has total unfunded capital commitments of $241,391,869 representing commitments of $2,413,919 by the General Partner and $238,977,950 by the Limited Partners. During the period ended March 31, 2025, the amounts shown as capital called and return of capital called as reflected on the consolidated statement of cash flows did not impact the total called or uncalled capital commitments of the Partnership and were a result of rebalancing transactions within the Partnership.

At December 31, 2024, the Partnership had capital commitments of $373,737,374, of which $3,737,374 represents the General Partner’s commitment and $370,000,000 represents Limited Partners’ commitments. At December 31, 2024, the Partnership had total unfunded capital commitments of $47,452,475 representing commitments of $474,525 by the General Partner and $46,977,950 by the Limited Partners.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Installments of committed capital are due from the partners upon at least ten business days’ written notice by the General Partner.

Allocation of Operating Income, Operating Expenses and Realized Capital Gains and Losses

Investment proceeds from any investment are apportioned preliminarily among the partners in proportion to their sharing percentage with respect to the applicable investment. The amount allocated to the General Partner is distributed to the General Partner and the amount allocated to each Limited Partner is then distributed between the General Partner and such Limited Partners as follows:

a.	First, 100% to such Limited Partner until such Limited Partner has received distributions equal to such Limited Partner’s aggregate capital contributions

b.	Second, 100% to such Limited Partner until the unpaid preferred return of 6.0% of such Limited Partner is reduced to zero

c.

Third, 100% to the General Partner until the General Partner has received aggregate distributions with respect to such Limited Partner equal to 12.5% of the aggregate distributions made to all Partners, and

d.	Thereafter, 12.5% to the General Partner and 87.5% to such Limited Partner.

For the three months ended March 31, 2025, carried interest of $77,680 was allocated from the General Partner to the Limited Partners. Total carried interest allocated from the Limited Partners to the General Partner since commencement of operations was $1,029,857, which has been reduced by a waived amount of $1,487,294 and is the amount the General Partner would receive if all investments were sold at fair value at March 31, 2025.

Distributions

The amount and timing of all distributions of cash, securities or other property is at the sole discretion of the General Partner, provided that such cash distributions occur promptly after the end of each fiscal quarter, subject in each case to the availability of cash after all expenses have been paid and reserves have been set aside for anticipated liabilities, obligations and commitments of the Partnership. All distributions will follow the allocation methodology described above. During the three months ended March 31, 2025, the Partnership made $7,536,845 in distributions.

Withdrawals

No Limited Partner has the right to withdraw from the Partnership.

Note 6. Off-Balance Sheet Risk

The Partnership’s investing activities expose it to various types of risk associated with the companies and markets in which the Partnership is invested, including, but not limited to:

Credit Risk

The Partnership invests its assets in debt instruments. Investment portfolios with debt securities are subject to credit risk, the risk that an issuer will default in the payment of principal and/or interest to the

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Partnership. A company’s payment default could limit the amount of income the Partnership is able to realize from the investment.

Leveraged Investments

The General Partner utilizes leverage to finance portions of the Partnership’s investments. Losses incurred with borrowed funds would cause partners’ capital to decrease more significantly than without the use of borrowed funds. As of March 31, 2025 and December 31, 2024, the Partnership had $326,209,141 and $343,009,141 outstanding on the Leverage Facility.

Interest Rate Risk

Changes in interest rates could negatively affect the fair value of the Partnership’s investments, which could result in reduced earnings or losses and negatively affect cash flows. The Partnership has investments that are based on a floating rate for which decreases in interest rates will have a negative effect on yield.

Illiquidity

The Partnership’s investments are long-term and illiquid. The valuations of the Partnership’s investments may decline in response to certain events, including those directly involving the Partnership’s portfolio companies; conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the fair value at which it previously recorded those investments.

All of the companies in which the General Partner has invested are privately held. As a result, there will be no readily available secondary market for the Partnership’s interests in its companies, and its interests in these companies are and will be subject to legal restrictions on transfer. Accordingly, the General Partner may not be able to realize liquidity for such investments in a timely manner. As a result, the fair values ascribed to the Partnership’s assets by the General Partner may differ substantially from the fair values that would be ascribed to such assets by a third party.

Concentration Risk

The Partnership is invested in a limited number of companies and, as a consequence, the aggregate return of the Partnership may be materially and adversely affected by the unfavorable performance of even a single company.

Indemnification

The Partnership has agreed to indemnify the “Indemnified Parties,” as defined in the partnership agreement, against certain losses and other liabilities to which they may become subject in connection with matters arising out of or in connection with the Partnership’s business and affairs. The Partnership believes that it is unlikely that it will have to make material payment under these arrangements, and no liabilities related to these indemnifications have been recognized in the consolidated financial statements.

Market Risk

Economic activity has continued to accelerate across sectors and regions. Nevertheless, due to global supply chain issues, geopolitical events, a rise in energy prices and strong consumer demand as economies continue

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

to reopen, inflation is showing signs of acceleration in the U.S. and globally. Inflation is likely to continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response.

Note 7. Commitments and Contingencies

On October 10, 2024, the SPV entered into a Loan and Servicing Agreement (“LSA”) with Wells Fargo Bank, National Association (the “Leverage Facility”). The LSA allows for an advance of up to $500,000,000 for loans acquired by the SPV. The Leverage Facility has a maturity date of October 10, 2029 and accrues interest at SOFR plus 2.15%. The average rate for the outstanding loans as of March 31, 2025 and December 31, 2024 was 6.49% and 6.79%, respectively, and weighted average outstanding balance for the periods was $332,742,475 and $285,820,654, respectively. As of March 31, 2025 and December 31, 2024, the Partnership had $323,917,475 and $340,592,475 outstanding on its leverage facility, net of deferred financing costs, which totaled $2,291,666 and $2,416,667, respectively. The Partnership incurred interest expense of $5,597,433 during the three months ended March 31, 2025.

At March 31, 2025 and December 31, 2024, the carrying amount of the Partnership’s secured borrowings approximated their fair value. The fair values of the Partnership’s debt obligations are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Partnership’s borrowings is estimated based upon market interest rates for the Partnership’s own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. As of March 31, 2025 Partnership’s borrowings would be deemed to be Level 3, as defined in Note 3 — Fair Value of Financial Instruments.

Short-Term Borrowings

From time to time, the Fund finances the purchase of certain investments through repurchase agreements. In the repurchase agreements, the Fund enters into a trade to sell an investment and contemporaneously enters into a trade to buy the same investment back on a specified date in the future with the same counterparty. Investments sold under repurchase agreements are accounted for as collateralized borrowings as the sale of the investment does not qualify for sale accounting under ASC Topic 860—Transfers and Servicing and remains as an investment on the Consolidated Statement of Assets, Liabilities and Partners’ Capital. The Fund uses repurchase agreements as a short-term financing alternative. As of March 31, 2025, the Fund had short-term borrowings outstanding of $8,955,802. For the period ended March 31, 2025, the Fund recorded interest expense of $151,605 in connection with short-term borrowings and had average outstanding balances of short-term borrowings of $8,159,731. The Fund’s short term borrowings bore interest at a weighted average rate of 7.54% for the period ended March 31, 2025.

The Partnership may enter into certain credit agreements that include loan commitments where all or a portion of which may be unfunded. The Partnership is generally obligated to fund these unfunded loan commitments at the borrowers’ discretion. Funded portions of credit agreements are presented in the accompanying consolidated schedule of portfolio investments. Unfunded loan commitments and funded portions of credit agreements are fair valued and unrealized appreciation or depreciation, if any, is included in the accompanying consolidated statement of assets, liabilities and partners’ capital and accompanying consolidated statement of operations.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

The following table summarizes the Partnership’s significant contractual payment obligations as of March 31, 2025 and December 31, 2024:

Investment	Investment Type	Index()	Spread	Interest Rate	Maturity	Industry	March 31, 2025	December 31, 2024
Prime Pensions	Delayed Draw Term Loan	S+	5.25%	9.56%	2/26/2030	Financial Services	$4,586,235	$4,586,235
SavATree	Delayed Draw Term Loan	S+	5.00%	9.30%	6/6/2031	Diversified Consumer Services	3,488,723	3,488,723
Lighthouse	Revolving Credit Facility	S+	5.00%	9.45%	4/30/2027	IT Services	3,440,538	3,440,538
Kalkomey	Delayed Draw Term Loan	S+	5.25%	9.55%	6/18/2031	Diversified Consumer Services	3,435,749	3,435,749
HR Green	Delayed Draw Term Loan	S+	5.25%	9.55%	1/28/2030	Construction & Engineering	2,788,758	2,788,758
Kalkomey	Revolving Credit Facility	S+	5.25%	9.55%	6/18/2031	Diversified Consumer Services	2,748,599	2,748,599
Foundation Source	Revolving Credit Facility	S+	5.00%	9.30%	9/6/2030	Professional Services	2,576,812	2,576,812
Allyant	Revolving Credit Facility	S+	5.75%	10.20%	10/30/2026	IT Services	2,576,812	2,576,812
Cherry Bekaert	Revolving Credit Facility	S+	5.25%	9.57%	6/30/2028	Financial Services	2,331,260	2,331,260
Avita Pharmacy	Revolving Credit Facility	S+	5.00%	9.45%	11/6/2026	Health Care Providers & Services	2,273,658	2,273,658
AIA Contract Documents	Revolving Credit Facility	S+	5.25%	9.64%	10/30/2026	Software	1,959,650	1,959,650
MDpanel	Delayed Draw Term Loan	S+	6.50%	10.88%	8/2/2029	Health Care Providers & Services	1,932,206	2,113,634
SIAA (Alliance Holdings)	Revolving Credit Facility	S+	4.75%	9.05%	4/30/2030	Insurance	1,908,750	1,908,750
Magna Legal Services	Revolving Credit Facility	S+	5.00%	9.32%	11/22/2029	Professional Services	1,859,558	1,859,558
Ned Stevens	Revolving Credit Facility	S+	5.00%	9.33%	11/1/2029	Diversified Consumer Services	1,538,560	1,794,987
Allied Power Group	Delayed Draw Term Loan	S+	5.25%	9.55%	5/16/2029	Energy Equipment & Services	1,501,056	1,501,056
Power Digital	Revolving Credit Facility	S+	5.50%	10.06%	3/10/2028	Internet Software & Services	1,474,804	1,392,871
SavATree	Revolving Credit Facility	S+	5.00%	9.30%	6/6/2031	Diversified Consumer Services	1,434,927	1,315,351
AmpliFi	Revolving Credit Facility	S+	5.00%	9.32%	4/23/2030	Software	1,202,512	1,202,512
Allied Power Group	Revolving Credit Facility	S+	5.25%	9.55%	5/16/2029	Energy Equipment & Services	1,200,844	1,200,844
Cumming Group	Revolving Credit Facility	S+	4.75%	9.08%	11/16/2027	Construction & Engineering	1,154,793	997,322
Prime Pensions	Revolving Credit Facility	S+	5.25%	9.56%	2/26/2030	Financial Services	1,047,086	1,047,086
RotoCo	Revolving Credit Facility	S+	5.50%	9.95%	6/30/2028	Diversified Consumer Services	968,881	762,736
Taymax Group	Revolving Credit Facility	S+	5.41%	9.84%	7/31/2026	Hotels, Restaurants & Leisure	935,705	712,093
Unison Global	Delayed Draw Term Loan	S+	5.00%	9.32%	9/19/2028	Software	913,146	913,146

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Investment	Investment Type	Index()	Spread	Interest Rate	Maturity	Industry	March 31, 2025	December 31, 2024
Russell Landscape Group	Delayed Draw Term Loan	S+	5.50%	9.82%	4/11/2030	Commercial Services & Supplies	$821,531	$821,531
Tribute Technology	Revolving Credit Facility	S+	6.30%	10.63%	10/30/2028	Software	801,327	801,327
A1 Garage Door Service	Revolving Credit Facility	S+	4.50%	8.82%	12/22/2028	Construction & Engineering	788,740	788,740
Foundation Source	Delayed Draw Term Loan	S+	5.00%	9.30%	9/6/2030	Professional Services	755,865	1,357,121
MDpanel	Revolving Credit Facility	S+	6.50%	10.88%	8/2/2029	Health Care Providers & Services	680,354	680,354
OrthoNebraska	Revolving Credit Facility	S+	6.50%	10.90%	7/31/2028	Health Care Providers & Services	659,331	659,331
Russell Landscape Group	Revolving Credit Facility	S+	5.50%	9.82%	4/11/2030	Commercial Services & Supplies	641,821	427,881
Cerity Partners	Revolving Credit Facility	S+	5.25%	9.56%	7/30/2029	Capital Markets	621,344	1,472,815
Goldensource	Revolving Credit Facility	S+	4.75%	9.07%	5/12/2028	IT Services	471,520	471,520
Industrial Service Group	Revolving Credit Facility	S+	5.75%	10.04%	12/7/2028	Trading Companies & Distributors	467,524	193,973
Cumming Group	Delayed Draw Term Loan	S+	4.75%	9.08%	11/16/2027	Construction & Engineering	407,611	791,007
Ned Stevens	Delayed Draw Term Loan	S+	5.00%	9.33%	11/1/2029	Diversified Consumer Services	349,716	478,353
USMed-Equip	Revolving Credit Facility	S+	5.75%	10.19%	11/24/2026	Health Care Equipment & Supplies	280,264	794,080
Cherry Bekaert	Delayed Draw Term Loan	S+	5.25%	9.57%	6/30/2028	Financial Services	209,847	209,847
National Trench Safety	Revolving Credit Facility	S+	5.50%	9.90%	12/3/2026	Trading Companies & Distributors	183,866	283,502
Heritage Partners	Revolving Credit Facility	S+	5.75%	10.20%	12/22/2026	Diversified Consumer Services	156,170	156,170
Shearwater Health	Revolving Credit Facility	S+	5.00%	9.48%	9/30/2025	Health Care Providers & Services	—	944,028
OrthoNebraska	Delayed Draw Term Loan	S+	6.50%	10.93%	7/31/2028	Health Care Providers & Services	—	1,318,661
Novvia Group	Revolving Credit Facility	S+	6.00%	10.46%	12/23/2026	Containers & Packaging	—	272,953
A1 Garage Door Service	Delayed Draw Term Loan	S+	4.75%	9.11%	12/22/2028	Construction & Engineering	—	478,055

						Total Unfunded Commitments	$59,576,453	$64,329,989

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Note 8. Financial Highlights

The following is a schedule of financial highlights for the three months ended March 31, 2025.

Limited Partners
Internal rate of return, since inception*:
Internal rate of return through March 31, 2025	15.82%
Internal rate of return through December 31, 2024	32.75%
Ratios to average Partners’ capital**:
Net investment income	2.64%
Total expenses, before incentive allocation***	1.86%
Incentive allocation****	(0.02%)
Total expenses, including incentive allocation***	1.84%
Portfolio turnover rate*****	4.05%

*

The calculation of the internal rate of return assumes that contributions are made on the date that each capital call is due, and distributions are made on the actual date of distribution. The terminal cash flow is presumed to be the current capital account balance for the Limited Partners at March 31, 2025 and December 31, 2024.

**

The above ratios are computed on the weighted average Limited Partners’ capital for the three months ended March 31, 2025. Expenses include the Limited Partners’ share of the management fees and other partnership expenses. Net investment income excludes realized and unrealized gains/(losses). Calculations have not been annualized.

***	These ratios are net of the management fee waiver of 0.26%.
****	The ratio is net of the incentive allocation waiver of 0.25%.
*****

Portfolio turnover rate is calculated using the lesser of the year-to-date purchases or sales over the average of the invested assets at fair value. Average invested assets at fair value is being calculated for the three-months ended on March 31, 2025. Calculation is not annualized.

Individual Limited Partner ratios and internal rates of return may vary based on the management fees assessed to that partner.

Note 9. Operating Segments

The Partnership reports segments in accordance with FASB Accounting Standards Update 2023-07, “Segment Reporting (Topic 280) — Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the public entity’s chief operating decision maker (the “CODM”) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available. The investment committee of the Management Company acts as the Partnership’s CODM.

The Partnership operates through a single operating segment with a primary investment objective to seek to make loans to private middle market companies based primarily in the United States and Canada, including unitranche and stretch senior secured loans, first and second lien loans, and select investments in equity and other similar investments. The CODM monitors the performance of the Partnership to make decisions about resources to be allocated using key factors such as the Partnership’s portfolio composition, as shown on the

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

March 31, 2025

(unaudited)

Consolidated Schedule of Investments, the changes in partners’ capital resulting from operations, as reported on the Consolidated Statement of Operations, and returns and expense ratios, as reported in Note 8 — Financial Highlights of the accompanying notes to the financial statements.

Note 10. Subsequent Events

The General Partner has considered the effects, if any, of events occurring after the date of the Partnership’s accompanying consolidated statement of assets, liabilities and partners’ capital through June 16, 2025, the date the consolidated financial statements were issued.

On April 7, 2025, pursuant to a plan of conversion, a majority of the limited partners and the General Partner of the Partnership approved, among other things, the Partnership’s plan to convert to a limited liability company (“LLC”) and the election to be regulated as a BDC under the 1940 Act. On April 10, 2025, the Partnership converted to an LLC and elected to be regulated as a BDC under the Act of 1940.

The General Partner has concluded there are no other material items that warrant disclosure.

Report of Independent Registered Public Accounting Firm

To the General Partner of Audax Private Credit Fund, LP and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets, liabilities and partners’ capital of Audax Private Credit Fund, LP and Subsidiaries (the “Partnership”), including the consolidated schedule of investments, as of December 31, 2024, the related consolidated statements of operations, changes in partners’ capital, and cash flows for the period from October 10, 2024 (Commencement of Operations) to December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2024, and the results of its operations, changes in its partners’ capital, and its cash flows for the period from October 10, 2024 (Commencement of Operations) to December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2024, by correspondence with the custodians and others; when replies were not received from others, we performed other auditing procedures. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Partnership’s auditor since 2024.

New York, New York

March 24, 2025

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Assets, Liabilities and Partners’ Capital

December 31, 2024

(Expressed in U.S. Dollars)

Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost of $ 646,031,655 at December 31, 2024)	$650,974,766
Cash and cash equivalents	31,592,264
Interest receivable	2,399,856
Due from Management Company	398,305
Receivable from affiliates	306,938
Receivable for loan repayment	181,269

Total assets	$685,853,398

Liabilities
Borrowings under leverage facility, net	$340,592,475
Interest payable	3,503,024
Payable to Management Company	1,087,203
Accounts payable and accrued expenses	190,492
Payable for investments purchased	186,020

Total liabilities	345,559,214

Commitments and Contingencies (Note 7)
Partners’ Capital
General Partner	4,521,350
Limited Partners	335,772,834

Total partners’ capital	340,294,184

Total liabilities and partners’ capital	$685,853,398

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Operations

For the Period from October 10, 2024 (Commencement of Operations) to December 31, 2024

(Expressed in U.S. Dollars)

Investment income
Non-controlled/non-affiliated investments:
Interest income	$15,148,231

Total investment income	15,148,231

Expenses
Interest expense and credit facility fees	3,503,024
Organizational expenses	1,571,831
Management fees	1,413,314
Professional fees	992,145
Administration fees	151,360
Amortization of deferred financing costs	83,333
Investment expenses	12,030
Other expenses	69,320

Total operating expenses	7,796,357

Expense support	(2,439,409)
Expense support reimbursement	406,568
Management fee waiver	(477,471)

Net expenses	5,286,045

Net investment income	9,862,186

Realized and unrealized gains (losses) on investments
Net realized gains (losses) :
Non-controlled/non-affiliated investments:	(792,735)

Net realized loss	(792,735)
Net change in unrealized gains (losses) :
Non-controlled/non-affiliated investments	4,943,111

Net unrealized gain	4,943,111
Net realized and unrealized gain on investments	4,150,376

Realized and unrealized loss on foreign currency:
Net realized loss on foreign currency	(3,097)
Net change in unrealized loss on foreign currency	(179)

Net realized and unrealized loss on foreign currency	(3,276)

Net increase in partners’ capital resulting from operations	$14,009,286

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Changes in Partners’ Capital

For the Period from October 10, 2024 (Commencement of Operations) to December 31, 2024

(Expressed in U.S. Dollars)

	General Partner	Limited Partners	Total Partners’ Capital
Balance, October 10, 2024	$—	$—	$—
(Commencement of Operations)
Capital contributions	3,262,848	323,022,050	326,284,898
Net investment income	109,494	9,752,692	9,862,186
Net realized losses	(7,958)	(787,874)	(795,832)
Net change in unrealized gains	49,429	4,893,503	4,942,932
Performance incentive allocation	1,107,537	(1,107,537)	—

Balance, December 31, 2024	$4,521,350	$335,772,834	$340,294,184

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Statement of Cash Flows

For the Period from October 10, 2024 (Commencement of Operations) to December 31, 2024

(Expressed in U.S. Dollars)

Cash flows from operating activities:
Net increase in partners’ capital resulting from operations	$14,009,286
Adjustments to reconcile net increase in partners’ capital resulting from operations used for operating activities:
Net realized loss	792,735
Net unrealized gain	(4,943,111)
Non-cash interest income, including payment in-kind and original issue discount accretion	(430,440)
Amortization of financing costs	83,333
Increase in interest receivable	(2,399,856)
Increase in due from Management Company	(398,305)
Increase in receivable from affiliates	(306,938)
Increase in receivable for loan repayment	(181,269)
Increase in interest payable	3,503,024
Increase in payable to Management Company	1,087,203
Increase in accounts payable and accrued expenses	190,492
Increase in payable for investments purchased	186,020
Investment Activity:
Proceeds from disposition and repayments of investments	29,930,154
Purchase of investments	(676,324,104)

Net Investment Activity	(646,393,950)

Net cash used for operating activities	(635,201,776)

Cash flows from financing activities:
Proceeds from capital contributions
General Partner	3,262,848
Limited Partners	323,022,050

326,284,898
Borrowings under leverage facility	353,509,142
Repayments for leverage facility	(10,500,000)
Payments of financing costs	(2,500,000)

340,509,142
Net cash provided by financing activities	666,794,040

Net change in cash and cash equivalents	31,592,264

Cash and cash equivalents:
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$31,592,264

Supplemental non-cash information:
Payment-in-kind (“PIK”) interest income	$222,671

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Aerospace & Defense
Blue Raven Solutions	(g)	Sr. Secured First Lien	S+	8.50%, 1.00% PIK	14.28%	10/10/2024	12/21/2026	10,892,417	$10,892,417	$10,892,417

									$10,892,417	$10,892,417

Capital Markets
Cerity Partners		Sr. Secured First Lien	S+	5.25%	9.76%	10/10/2024	7/30/2029	24,096,204	24,096,204	24,096,204
Cerity Partners		Delayed Draw Term Loan	S+	5.25%	9.76%	10/10/2024	7/30/2029	990,644	990,644	990,644

									$25,086,848	$25,086,848

Commercial Services & Supplies
Russell Landscape Group	(g)	Sr. Secured First Lien	S+	5.50%	9.95%	10/10/2024	4/11/2030	4,299,985	4,191,573	4,299,985
ScentAir		Sr. Secured First Lien	S+	5.25%	10.34%	10/10/2024	1/26/2026	11,597,104	11,597,104	11,597,104

									$15,788,677	$15,897,089

Construction & Engineering
A1 Garage Door Service		Sr. Secured First Lien	S+	4.75%	9.11%	10/10/2024	12/22/2028	4,753,733	4,753,733	4,753,733
Cumming Group		Sr. Secured First Lien	S+	5.25%	9.50%	10/10/2024	11/16/2027	23,266,840	23,266,840	23,266,840
HR Green	(g)	Sr. Secured First Lien	S+	5.25%	9.87%	10/10/2024	1/28/2030	5,757,111	5,635,771	5,757,111

									$33,656,344	$33,777,684

Containers & Packaging
Novvia Group		Sr. Secured First Lien	S+	6.00%	10.46%	10/10/2024	12/23/2026	25,782,521	25,782,521	25,782,521

									$25,782,521	$25,782,521

Diversified Consumer Services
Heritage Partners	(g)	Sr. Secured First Lien	S+	5.75%	10.26%	10/10/2024	12/22/2026	12,493,634	12,251,530	12,300,601
Heritage Partners	(g)	Delayed Draw Term Loan	S+	5.75%	10.26%	10/10/2024	12/22/2026	5,884,114	5,736,141	5,793,202
Kalkomey	(g)	Sr. Secured First Lien	S+	5.25%	9.58%	10/10/2024	6/18/2031	17,135,800	16,826,310	17,135,800
Ned Stevens		Sr. Secured First Lien	S+	5.50% - 6.50%	10.84%	10/10/2024	11/1/2029	15,264,401	15,264,401	15,264,401
RotoCo	(g)	Sr. Secured First Lien	S+	5.50%	9.96%	10/10/2024	6/30/2028	14,089,493	14,053,258	13,406,875
RotoCo	(g)	Delayed Draw Term Loan	S+	5.50%	9.96%	10/10/2024	6/30/2028	44,898	44,768	42,724
SavATree	(g)	Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	6/6/2031	10,857,404	10,741,494	10,857,404

									$74,917,902	$74,801,007

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments—(Continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Energy Equipment & Services
Allied Power Group	(g)	Sr. Secured First Lien	S+	5.25%	9.74%	10/10/2024	5/16/2029	7,169,041	6,999,455	7,169,041

									$6,999,455	$7,169,041

Financial Services
Cherry Bekaert		Sr. Secured First Lien	S+	5.25%	9.61%	10/10/2024	6/30/2028	12,559,722	12,559,722	12,559,722
Prime Pensions	(g)	Sr. Secured First Lien	S+	5.25%	9.76%	10/10/2024	2/26/2030	6,755,010	6,666,062	6,755,010

									$19,225,784	$19,314,732

Health Care Equipment & Supplies
The InterMed Group	(g)	Sr. Secured First Lien	S+	6.50%	11.09%	10/10/2024	12/24/2029	6,105,428	6,043,858	6,035,509
USMed-Equip	(g)	Sr. Secured First Lien	S+	5.75%	10.49%	10/10/2024	11/24/2026	25,338,498	25,199,949	25,338,498

									$31,243,807	$31,374,007

Health Care Providers & Services
Avita Pharmacy		Sr. Secured First Lien	S+	5.25%	9.85%	10/10/2024	11/6/2025	25,270,484	25,270,484	25,270,484
MDpanel		Sr. Secured First Lien	S+	6.50%	10.88%	10/10/2024	8/2/2029	5,912,278	5,912,278	5,912,278
OrthoNebraska		Sr. Secured First Lien	S+	6.50%	10.93%	10/10/2024	7/31/2028	4,819,707	4,819,707	4,819,707
Shearwater Health		Sr. Secured First Lien	S+	5.00%	9.48%	10/10/2024	9/30/2025	10,451,742	10,451,742	10,451,742
Summit Spine		Sr. Secured First Lien	S+	5.00%	9.46%	10/10/2024	6/2/2027	17,719,496	17,719,496	17,719,496

									$64,173,707	$64,173,707

Hotels, Restaurants & Leisure
Taymax		Sr. Secured First Lien	S+	5.33% - 6.00%	9.87%	10/10/2024	7/31/2026	14,560,937	14,560,937	14,560,937
Taymax		Delayed Draw Term Loan	S+	5.33% -6.00%	9.87%	10/10/2024	7/31/2026	8,101,218	8,101,218	8,101,218

									$22,662,155	$22,662,155

Insurance
SIAA (Alliance Holdings)		Sr. Secured First Lien	S+	6.25% -6.75%	10.74%	10/10/2024	4/28/2028	18,224,599	18,224,599	18,224,599
SIAA (Alliance Holdings)		Delayed Draw Term Loan	S+	6.25% -6.75%	10.74%	10/10/2024	4/28/2028	6,975,414	6,975,414	6,975,414

									$25,200,013	$25,200,013

Internet Software & Services
Power Digital		Sr. Secured First Lien	S+	5.75%	10.34%	10/10/2024	3/10/2028	11,269,968	11,269,968	11,269,968
Power Digital		Delayed Draw Term Loan	S+	5.75%	10.34%	10/10/2024	3/10/2028	647,094	647,094	647,094

									$11,917,062	$11,917,062

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments—(Continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF SPV I, LLC (f)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
IT Services
Allyant	(g) (i)	Sr. Secured First Lien	S+	5.50%	10.00%	10/10/2024	10/30/2026	22,982,482	22,938,897	22,982,482
Goldensource		Sr. Secured First Lien	S+	5.25%	9.92%	10/10/2024	5/12/2028	8,214,836	8,214,836	8,214,836
Lighthouse		Sr. Secured First Lien	S+	5.00%	9.48%	10/10/2024	4/30/2027	21,576,210	21,576,210	21,576,210

									$52,729,943	$52,773,528

Professional Services
Foundation Source		Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	9/6/2030	13,605,567	13,605,567	13,605,567
Magna Legal Services		Sr. Secured First Lien	S+	5.00%	9.46%	10/10/2024	11/22/2029	13,880,146	13,880,146	13,880,146
Magna Legal Services		Delayed Draw Term Loan	S+	5.00%	9.46%	10/10/2024	11/22/2029	3,885,716	3,885,716	3,885,716

									$31,371,429	$31,371,429

Software
AIA Contract Documents		Sr. Secured First Lien	S+	5.25%	9.94%	10/10/2024	10/30/2026	19,454,772	19,454,772	19,454,772
AmpliFi	(g)	Sr. Secured First Lien	S+	5.00%	9.36%	10/10/2024	4/23/2030	9,571,998	9,340,383	9,571,998
Tribute Technology	(g)	Sr. Secured First Lien	S+	5.50% -6.50%	10.66%	10/10/2024	10/30/2028	15,171,291	15,169,353	15,171,291
Tribute Technology	(g)	Delayed Draw Term Loan	S+	5.50% -6.50%	10.66%	10/10/2024	10/30/2028	3,400,631	3,400,188	3,400,631
Unison Global		Sr. Secured First Lien	S+	5.00%	9.37%	10/10/2024	9/19/2028	14,926,422	14,926,422	14,926,422

									$62,291,118	$62,525,114

Trading Companies & Distributors
Industrial Service Group		Sr. Secured First Lien	S+	5.75%	10.34%	10/10/2024	12/7/2028	7,067,565	$7,067,565	$7,067,565
Industrial Service Group		Delayed Draw Term Loan	S+	5.75%	10.34%	10/10/2024	12/7/2028	3,679,859	3,679,859	3,679,859
National Trench Safety	(g)	Sr. Secured First Lien	S+	5.50%	9.93%	10/10/2024	12/3/2026	18,870,503	18,695,283	18,750,673

									$29,442,707	$29,498,097

						Total APCF SPV I, LLC			$543,381,889	$544,216,451

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS
Commercial Services & Supplies
Russell Landscape Group	(g) (h)	Delayed Draw Term Loan	S+	5.50%	9.95%	10/10/2024	4/11/2030	1,317,465	$1,301,916	$1,317,465
Russell Landscape Group	(g) (h)	Revolving Credit Facility	S+	5.50%	9.95%	10/10/2024	4/11/2030	213,940	208,627	213,940
ScentAir		Revolving Credit Facility	S+	5.25%	10.34%	10/10/2024	1/26/2026	1,565,413	1,565,413	1,565,413

									$3,075,956	$3,096,818

Construction & Engineering
A1 Garage Door Service	(h)	Delayed Draw Term Loan	S+	4.75%	9.11%	10/10/2024	12/22/2028	1,661,041	1,661,041	1,661,041
Cumming Group	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.50%	10/10/2024	11/16/2027	3,016,610	3,011,195	3,016,610
Cumming Group	(h)	Revolving Credit Facility	S+	5.25%	9.50%	10/10/2024	11/16/2027	314,944	314,944	314,944

									$4,987,180	$4,992,595

Containers & Packaging
Novvia Group	(h)	Revolving Credit Facility	S+	6.00%	10.46%	10/10/2024	12/23/2026	1,653,771	1,653,771	1,653,771

									$1,653,771	$1,653,771

Diversified Consumer Services
Heritage Partners	(g) (h)	Revolving Credit Facility	S+	5.75%	10.26%	10/10/2024	12/22/2026	2,446,670	2,419,208	2,408,868
Ned Stevens	(h)	Delayed Draw Term Loan	S+	5.50% - 6.50%	10.84%	10/10/2024	11/1/2029	2,498,591	2,498,591	2,498,591
RotoCo	(g) (h)	Revolving Credit Facility	S+	5.50%	9.96%	10/10/2024	6/30/2028	1,298,713	1,295,086	1,235,792
SavATree		Sr. Secured First Lien	S+	5.00%	9.33%	10/10/2024	6/6/2031	868,692	868,692	868,692
SavATree	(h)	Delayed Draw Term Loan	S+	5.00%	9.33%	10/10/2024	6/6/2031	476,266	476,266	476,266
SavATree	(g) (h)	Revolving Credit Facility	S+	5.00%	9.33%	10/10/2024	6/6/2031	119,577	118,292	119,577

									$7,676,135	$7,607,786

Financial Services
Cherry Bekaert	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.61%	10/10/2024	6/30/2028	6,229,357	6,225,259	6,229,357
Prime Pensions	(g) (h)	Delayed Draw Term Loan	S+	5.25%	9.76%	10/10/2024	2/26/2030	647,570	639,137	647,570

									$6,864,396	$6,876,927

Health Care Equipment & Supplies
The InterMed Group	(g)	Revolving Credit Facility	S+	6.50%	11.09%	10/10/2024	12/22/2028	1,770,973	1,761,531	1,750,691
USMed-Equip	(g) (h)	Revolving Credit Facility	S+	5.75%	10.49%	10/10/2024	11/24/2026	1,541,450	1,533,376	1,541,450

									$3,294,907	$3,292,141

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
SENIOR SECURED LOANS: NON-CONTROL/NON-AFFILIATE INVESTMENTS (continued)
Health Care Providers & Services
Hilco Vision	(g)	Sr. Secured First Lien	S+	6.00% (3.00% Cash + 3.00% PIK)	10.50%	10/10/2024	9/6/2025	13,580,859	6,847,245	5,117,977
MDpanel	(h)	Delayed Draw Term Loan	S+	6.50%	10.88%	10/10/2024	8/2/2029	603,724	603,724	603,724
Summit Spine		Revolving Credit Facility	S+	5.00%	9.46%	10/10/2024	6/2/2027	2,481,375	2,481,375	2,481,375

									$9,932,344	$8,203,076

Hotels, Restaurants & Leisure
Taymax	(g) (h)	Revolving Credit Facility	S+	5.33% -6.00%	9.87%	10/10/2024	7/31/2026	1,246,284	1,044,215	1,022,672

									$1,044,215	$1,022,672

Internet Software & Services
Power Digital	(h)	Revolving Credit Facility	S+	5.75%	10.34%	10/10/2024	3/10/2028	655,469	655,469	655,469

									$655,469	$655,469

IT Services
Goldensource	(h)	Revolving Credit Facility	S+	5.25%	9.92%	10/10/2024	5/12/2028	838,258	838,258	838,258

									$838,258	$838,258

Professional Services
Dwellworks	(g)	Sr. Secured First Lien	S+	6.50%	10.98%	10/10/2024	3/31/2027	10,438,717	7,380,215	10,438,717
Dwellworks (Tranche B-1)	(g)	Sr. Secured First Lien	Fixed - 18.00%	(Cash 9.00%, PIK 9.00%)	10.98%	10/10/2024	3/31/2027	5,568,956	3,973,959	287,327
Foundation Source	(h)	Delayed Draw Term Loan	S+	5.00%	9.33%	10/10/2024	9/6/2030	2,925,025	2,915,475	2,925,025

									$14,269,649	$13,651,069

Software
Tribute Technology	(g) (h)	Revolving Credit Facility	S+	5.50% -6.50%	10.66%	10/10/2024	10/30/2028	848,464	848,409	848,464
Unison Global	(h)	Delayed Draw Term Loan	S+	5.00%	9.37%	10/10/2024	9/19/2028	613,854	613,854	613,854

									$1,462,263	$1,462,318

Trading Companies & Distributors
Industrial Service Group	(h)	Revolving Credit Facility	S+	5.75%	10.34%	10/10/2024	12/7/2028	1,298,124	1,298,124	1,298,124
National Trench Safety	(g) (h)	Revolving Credit Facility	S+	5.50%	9.93%	10/10/2024	12/3/2026	1,519,317	1,504,071	1,509,670

									$2,802,195	$2,807,794

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j)
Aerospace & Defense
Blue Raven Solutions		Class A Units						1,374,300	$—	$—

									$—	$—

Commercial Services & Supplies
ScentAir		Class A Units						858,937	806,166	814,332

									$806,166	$814,332

Construction & Engineering
A1 Garage Door Service		Class A Common Units						781	1,368,519	1,654,183

									$1,368,519	$1,654,183

Diversified Consumer Services
Ned Stevens		Class A Capital Units						1,737	1,902,090	1,878,708

									$1,902,090	$1,878,708

Energy Equipment & Services
Allied Power Group		Class A Units						400,281	400,281	516,362

									$400,281	$516,362

Food Products
Florida Food Products		Common Units						1,536,658	1,530,282	1,257,386

									$1,530,282	$1,257,386

Health Care Equipment & Supplies
The InterMed Group		Class A Preferred Units						5,699	291,352	240,544
USMed-Equip		Common Units						13,738	1,010,898	1,208,102

									$1,302,250	$1,448,646

Health Care Providers & Services
Avita Pharmacy		Class A Common Units						1,273,295	471,761	1,032,709
Avita Pharmacy		Preferred Units						1,187,627	1,705,127	1,791,450

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Avita Pharmacy		Junior Preferred Units						22,654	27,131	28,236
Hilco Vision		Preferred Units						515,362	—	—
Hilco Vision		Senior Preferred Units						50,706	—	—
MDpanel		Class A Units						764,074	735,554	721,055
Shearwater Health		Class A Common Stock						687	2,072,203	2,105,085
Summit Spine		Class A Units						1,488,825	3,232,016	4,420,005

									$8,243,792	$10,098,540

Insurance
SIAA (Alliance Holdings)		Common Units						7,635	1,162,945	1,203,878

									$1,162,945	$1,203,878

Internet Software & Services
Power Digital		Class L Common Units						81,934	852,220	924,955

									$852,220	$924,955

IT Services
Allyant		Common Shares						5	1,533,996	1,253,627
Goldensource		Class A Membership Interests						327,445	441,589	723,460
Lighthouse		LP Interests						3,519	7,450,164	9,280,900
Voyatek		Class C LP Units						1,337	404,003	399,645

									$9,829,752	$11,657,632

Professional Services
Dwellworks		Preferred Units						984,915	—	—
Foundation Source		Class A Common						1,718	1,896	2,158
Foundation Source		Class B Common						1,716,159	1,896,144	2,156,311

									$1,898,040	$2,158,469

Software
PracticeTek		LP Interests						1,441,373	1,796,905	1,922,662
Tribute Technology		Class A-1 Units						1,570	1,241,560	1,156,272

									$3,038,465	$3,078,934

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
Audax Private Credit Subsidiary, LLC (continued)
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Trading Companies & Distributors
National Trench Safety		Common Units						7,161	642,983	542,945

									$642,983	$542,945

				Total Audax Private Credit Subsidiary, LLC					$91,534,523	$93,395,664

APCF Equity, LLC
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j)
Commercial Services & Supplies
Russell Landscape Group		Class A Units						5,528	$552,762	$500,870

									$552,762	$500,870

Containers & Packaging
Novvia Group		Common Units						28,290	650,105	635,716

									$650,105	$635,716

Diversified Consumer Services
Heritage Partners		Series A Units						695,947	357,387	341,915
Kalkomey		Class A Units						116,815	1,168,155	1,174,726

									$1,525,542	$1,516,641

Entertainment
Backstage		Class A-3 Units						5,801	406,596	2,193,342

									$406,596	$2,193,342

Financial Services
Cherry Bekaert		Class A Units						618,019	$1,089,101	$1,418,624
Prime Pensions		LP Interests						668,564	666,607	593,859

									$1,755,708	$2,012,483

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Portfolio investments (a) (b) (c) (d) (e)	Footnote Reference	Investment Type	Index	Spread	Interest Rate	Acquisition Date	Maturity Date	Par / Shares	Cost of Investment	Fair Value of Investment
APCF Equity, LLC
COMMON EQUITY AND PREFERRED SHARES: NON-CONTROL/NON-AFFILIATE INVESTMENTS (j) (continued)
Health Care Providers & Services
OrthoNebraska		LP Interests						34,285	436,908	451,417

									$436,908	$451,417

Hotels, Restaurants & Leisure
Taymax		Class A Units						12,729	$2,543,230	$2,637,034

									$2,543,230	$2,637,034

Professional Services
Magna Legal Services		Class A Units						14,607	1,577,591	1,803,485

									$1,577,591	$1,803,485

Software
AIA Contract Documents		Common Units						419,925	607,884	611,544

									$607,884	$611,544

Trading Companies & Distributors
Industrial Service Group		Class A Units						622	1,058,917	1,000,119

									$1,058,917	$1,000,119

		Total APCF Equity, LLC							$11,115,243	$13,362,651

		Total Portfolio Investments							$646,031,655	$650,974,766

(a)	All securities represent investments in companies based in the United States of America, unless otherwise noted. All of these investments are subject to restrictions as to their resale or transfer.
(b)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2024, all of the company’s investments were non-controlled, non-affiliated.

(c)	All investments are exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act.
(d)

Unless indicated otherwise, all investments are valued using Level 3 inputs within the FASB Accounting Standard Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) fair value hierarchy. Refer to Note 3 – Investments in the accompanying Notes to Financial Statements for additional information.

(e)	At December 31, 2024, there is no difference between the book and tax cost of investments and unrealized values.

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

(f)

Investments within APCF SPV I, LLC are pledged as collateral to the leverage facility. Refer to Note 7 – Commitments and Contingencies in the accompanying Notes to Financial Statements for additional information.

(g)	Includes a portion of original issue discount and payment-in-kind, where applicable. The interest rate shown was the current rate as of December 31, 2024 and changes periodically.
(h)

Position or portion thereof is an unfunded loan commitment. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. Refer to Note 7—Commitments and Contingencies in the accompanying Notes to Financial Statements for additional information. (i) The Company headquarters for Allyant is located in Canada.

(j)	Equity invesments are non-income producing.
(k)	The following shows the composition of the Partnership’s portfolio at fair value by investment type and industry as of December 31, 2024.

Industry	Sr. Secured First Lien	% of NAV
Aerospace & Defense	$10,892,417	3.2%
Capital Markets	25,086,848	7.4%
Commercial Services & Supplies	18,993,907	5.6%
Construction & Engineering	38,770,279	11.4%
Containers & Packaging	27,436,292	8.1%
Diversified Consumer Services	82,408,793	24.2%
Energy Equipment & Services	7,169,041	2.1%
Financial Services	26,191,659	7.7%
Health Care Equipment & Supplies	34,666,148	10.2%
Health Care Providers & Services	72,376,783	21.3%
Hotels, Restaurants & Leisure	23,684,827	7.0%
Insurance	25,200,013	7.4%
Internet Software & Services	12,572,531	3.7%
IT Services	53,611,786	15.8%
Professional Services	45,022,498	13.2%
Software	63,987,432	18.8%
Trading Companies & Distributors	32,305,891	9.5%

Total	$600,377,145	176.43%

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Consolidated Schedule of Investments (continued)

December 31, 2024

(Expressed in U.S. Dollars)

Industry	Common and Preferred Equity	% of NAV
Commercial Services & Supplies	$1,315,202	0.4%
Construction & Engineering	1,654,183	0.5%
Containers & Packaging	635,716	0.2%
Diversified Consumer Services	3,395,349	1.0%
Energy Equipment & Services	516,362	0.2%
Entertainment	2,193,342	0.6%
Financial Services	2,012,483	0.6%
Food Products	1,257,386	0.4%
Health Care Equipment & Supplies	1,448,646	0.4%
Health Care Providers & Services	10,549,957	3.1%
Hotels, Restaurants & Leisure	2,637,034	0.8%
Insurance	1,203,878	0.4%
Internet Software & Services	924,955	0.3%
IT Services	11,657,632	3.4%
Professional Services	3,961,954	1.2%
Software	3,690,478	1.1%
Trading Companies & Distributors	1,543,064	0.5%

Total	$50,597,621	14.87%

The accompanying notes are an integral part of these consolidated financial statements.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2024

Note 1. Organization

Audax Private Credit Fund, LP (the “Partnership”), a Delaware limited partnership was formed on July 23, 2024. The Partnership is expected to convert to a Delaware limited liability company and elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As of December 31, 2024, the Partnership is taxed as a partnership for U.S. federal income tax purposes. Subsequent to December 31, 2024 the Partnership intends to elect, and qualify annually thereafter, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Partnership commenced operations on October 10, 2024, the effective closing date of the Master Transaction Agreement (the “MTA”) between the Partnership and affiliated funds. The purpose of the Partnership is to seek to make loans to private middle market companies based primarily in the United States and Canada, including unitranche and stretch senior secured loans, first and second lien loans, and select investments in equity and other similar investments, which may be facilitated through an MTA.

On October 10, 2024, an MTA was effectuated whereas the Partnership agreed to purchase the portfolio assets of affiliated funds at an agreed upon purchase price to be settled by December 9, 2024. As of December 31, 2024, all assets approved for transfer were settled.

The General Partner of the Partnership is Audax Private Credit Business, LP (“the General Partner”). The Partnership is managed by Audax Management Company (NY), LLC (the “Management Company”).

Note 2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on ASC Topic 946, “Financial Services — Investment Companies” (“ASC 946”). In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of the consolidated financial statements for the periods presented, have been included.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management of the Partnership to make estimates and assumptions that affect reported amounts and disclosure in the consolidated financial statements. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ and these differences could be material.

Consolidation

As provided under Regulation S-X and ASC 946, the Partnership will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Partnership. Accordingly, the Partnership consolidated the results of the Partnership’s wholly-owned subsidiaries.

As of December 31, 2024, APCF SPV I, LLC (the “SPV”), Audax Private Credit Subsidiary, LLC, and APCF Equity, LLC, Delaware limited liability companies (the “Subsidiaries”), are wholly owned subsidiaries of the Partnership that are consolidated. All intercompany balances and transactions have been eliminated in consolidation. The SPV is the borrower under the Partnership’s leverage facility (Note 7).

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

Cash and Cash Equivalents

Cash is stated at cost and cash equivalents are stated at fair value. The Partnership considers all highly liquid investments purchased with maturities of three months or less and money market mutual funds to be cash equivalents. No cash equivalent balances were held at December 31, 2024. The cash was not subject to any restrictions on withdrawal.

Expenses

The Partnership is responsible for investment expenses, legal expenses, auditing fees and other expenses related to the Partnership’s operations. Such fees and expenses, including expenses initially incurred by the Management Company, may be reimbursed by the Partnership.

Security Valuation

The Partnership’s investments are fair valued quarterly and at such other times as determined by the General Partner and are based on ASC 820 “Fair Value Measurements and Disclosures” as discussed in Note 3. The fair value assigned to these investments is based upon available information and does not necessarily represent the amount that ultimately might be realized upon sale or maturity. Because of the inherent uncertainty of the fair valuation process, this estimated fair value may differ significantly from the fair value that would have been used had an active market for the security existed, and the difference could be material.

Interest Income Recognition

Interest income, adjusted for amortization of premium, acquisition costs, and amendment fees and the accretion of original issue discount (“OID”), are recorded on an accrual basis to the extent that such amounts are expected to be collected. Generally, when a loan becomes 120 days or more past due, or if the Partnership’s qualitative assessment indicates that the debtor is unable to service its debt or other obligations, the Partnership will place the loan on non-accrual status and cease recognizing interest income on that loan for financial reporting purposes until the borrower has demonstrated the ability and intent to pay contractual amounts due. However, the Partnership will remain contractually entitled to this interest. Interest payments received on non-accrual loans are restored to accrual status when past due principal and interest are paid and, in management’s judgment, are likely to remain current or, due to a restructuring, the interest income is deemed to be collectible. As of December 31, 2024, the Partnership had no investments on non-accrual.

The Partnership may hold loans in the portfolio that contain OID and payment-in-kind (“PIK”) provisions. The Partnership recognizes OID for loans originally issued at a discount as income over the life of the obligation based on an effective yield method. PIK interest, computed at the contractual rate specified in a loan agreement, is added to the principal balance of a loan and recorded as income over the life of the obligation. Therefore, the actual collection of PIK income may be deferred until the time of debt principal repayment.

As of December 31, 2024, the Partnership held 3 investments that had a PIK interest component. For the period commencing on October 10, 2024 and ending December 31, 2024, the Partnership accrued PIK income in the amount of $222,671.

As of December 31, 2024, the Partnership held $31,592,264 cash and cash equivalents. For the period commencing on October 10, 2024 and ending December 31, 2024, the Partnership did not earn interest income related to cash.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

Realized gain (loss) and net change in unrealized appreciation (depreciation)

Investment transactions are accounted for on the trade date. Gain or loss on the sale of investments is calculated using the specific identification method. The Partnership measures realized gain or loss by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when a gain or loss is realized.

Organizational Expenses

The Partnership shall pay or reimburse the General Partner for organizational expenses in an aggregate amount not to exceed $2 million. To the extent the General Partner causes the Partnership to pay organizational expenses in excess of $2 million (“Excess Organizational Expenses”), such Excess Organizational Expenses shall reduce the management fee.

Organizational expenses incurred through December 31, 2024 associated with the establishment of the Partnership were $1,571,831, of which $1,309,859 was reimbursed by the Management Company as part of the expense reimbursement agreement described in the Related Party Fees disclosure.

Income Taxes

The Partnership is not subject to U.S. federal or state income taxes and, therefore, no provision for income taxes is included in the consolidated financial statements. Each partner that is otherwise subject to U.S. federal and state income taxes is required to report its allocable share of the Partnership’s net income and gains or losses.

The General Partner has analyzed the Partnership’s inventory of tax positions taken with respect to all applicable income tax issues for all open tax years (in each respective jurisdiction), and has concluded that any potential liabilities are immaterial and no provision for income tax is required in the Partnership’s consolidated financial statements. As of December 31, 2024 all applicable tax years remain subject to examinations by U.S. Federal and State tax authorities.

The Partnership may be subject to foreign taxes on income, gains on investments or currency repatriation.

Subsequent to December 31, 2024, the Partnership intends to elect to be regulated as a BDC under the 1940 Act, as well as elected to be treated as a RIC under Subchapter M of the Code. As a RIC, the Partnership generally is not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it timely distributes as dividends for U.S. federal income tax purposes to its stockholders. To qualify to be treated as a RIC, the Partnership is required to meet certain source of income and asset diversification requirements, and to timely distribute dividends out of assets legally available for distributions to its stockholders of an amount generally equal to at least 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any (i.e., “investment company taxable income,” determined without regard to any deduction for dividends paid), for each taxable year. The amount to be paid out as distributions to the Partnership’s stockholders will be determined by the Board of Directors and based on management’s estimate of the fiscal year earnings. Based on that estimate, the Partnership intends to make the requisite distributions to its stockholders, which will generally relieve the Partnership from corporate-level U.S. federal income taxes. Although the Partnership currently intends to distribute its net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any,

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

recognized in respect of each taxable year as dividends out of the Partnership’s assets legally available for distribution, the Partnership in the future may decide to retain for investment and be subject to entity-level income tax on such net capital gains. Additionally, depending on the level of taxable income earned in a taxable year, the Partnership may choose to carry forward taxable income in excess of current year distributions into the next taxable year and incur a 4% excise tax on such income, as required. To the extent that the Partnership determines that its estimated current year annual taxable income will be in excess of estimated current year distributions, the Partnership will accrue an excise tax, if any, on estimated excess taxable income as such excess taxable income is earned.

Foreign Currency

The accounting records of the Partnership are maintained in U.S. dollars. Investment securities and other assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange at year end. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the prevailing exchange rate on the respective dates of the transactions. The portion of both realized and unrealized gains and losses on investments that results from the fluctuations in foreign currency exchange rates are separately disclosed in the accompanying statement of operations, when applicable.

Deferred Financing Costs

Deferred financing costs represent fees and other direct incremental costs incurred in connection with borrowings. These amounts are amortized over the contractual term of the leverage facility (Note 7).

New Accounting Pronouncements

In this reporting period, the Partnership adopted FASB Accounting Standards Update 2023-07, “Segment Reporting (Topic 280)—Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). Adoption of the new standard impacted financial statement disclosures only and did not affect the Partnership’s financial position or the results of its operations. An operating segment is defined in Topic 280 as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the public entity’s chief operating decision maker (the “CODM”) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available. The investment committee of the Management Company acts as the Partnership’s CODM.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”),” which intends to improve the transparency of income tax disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 and is to be adopted on a prospective basis with the option to apply retrospectively. The Partnership is currently assessing the impact of this guidance.

Note 3. Investments

Fair Value Measurements

In accordance with ASC 820, the Partnership’s investments’ fair value is determined to be the price that would be received for an investment in a current sale, assuming an orderly transaction between willing market participants on the measurement date. This fair value definition focuses on exit price in the principal,

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

or most advantageous, market and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. ASC 820 also establishes the three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of a financial instrument as of the measurement date.

The three levels of the fair value hierarchy under ASC 820, and its applicability to the Partnership’s investments, are described below:

Level 1	Inputs that reflect unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets. Equity securities are fair valued at the most recent sale price or official closing price reported on the exchange (U.S. or foreign) on which they trade and are generally actively listed equities. The General Partner does not adjust the quoted price for such instruments, even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

Level 2	Inputs that are observable, either directly or indirectly, or quoted prices for similar assets, through corroboration with observable market data. These investments are generally traded in the over-the-counter market rather than on a securities exchange and/or are subject to transfer restrictions, or the valuation is adjusted to reflect illiquidity and/or non-transferability.

Level 3	Inputs that are unobservable for the asset and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset. Level 3 includes private investments that are supported by little or no market activity. Such investments may be adjusted to reflect illiquidity and/or no transferability.

Investments have been classified within Level 3 as they have unobservable inputs, and they trade infrequently or not at all. Level 3 investments include privately held debt, common and preferred equity securities, warrants, and other privately issued securities. The General Partner utilizes a proprietary model to fair value such assets, which includes an analysis of a company’s credit metrics, including, but not limited to, the following factors: changes in earnings before interest, taxes, depreciation, and amortization (“EBITDA”), market multiples for comparable companies (adjusted by management for differences between the investment and the referenced comparable), comparison of current company leverage levels and the interest rate to market terms, as well as length of time until maturity date of the Partnership’s investment. In addition, the inputs used by the General Partner in estimating the fair value of the Partnership’s Level 3 investments include the original transaction price, recent transactions in the same or similar instruments, completed or pending third-party transactions in the underlying investment or comparable issuers, subsequent rounds of financing, recapitalizations and other transactions across the capital structure, offerings in the equity or debt capital markets, and changes in financial ratios or cash flows.

The following table presents the Partnership’s investments carried at fair value as of December 31, 2024, by caption on the Partnership’s accompanying consolidated statements of assets and liabilities and by security type.

	Fair Value of Assets as of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Sr. Secured First Lien	$—	$—	$600,377,145	$600,377,145
Common and Preferred Equity	—	—	50,597,621	50,597,621

Total	$—	$—	$650,974,766	$650,974,766

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

In accordance with ASC 820, the following table provides quantitative information about the Level 3 fair value measurements of the Partnership’s investments as of December 31, 2024. The weighted average calculations in the table below are based on the fair value balances for all debt related calculations for the particular input.

	Fair Value	Valuation Approach	Unobservable Input	Range	Average(2)
Sr. Secured First Lien	$584,533,124	Analysis of trend in leverage	Maturity Modified Market Yield(1)	5.28% - 11.67%	8.36%
Sr. Secured First Lien	$15,844,021	Total Enterprise Value	EBITDA Multiple	7.00x - 9.50x	7.81x
Common and Preferred Equity	$50,597,621	Market Comparables	EBIDTA Multiple	8.00x - 21.25x	14.48x

	$650,974,766

(1)

Maturity Modified Market Yield is calculated based on the Market yield of the security relative to its actual coupon and maturity date. The Market Yield is modified 75 basis points for every 1x delta in actual leverage versus market leverage of that issuer.

(2)	Inputs are weighted based on the fair value of the investments included in the range.

Fair value measurements can be sensitive to changes in one or more of the valuation inputs. Changes in market yields, discounts rates, leverage, or EBITDA multiples, each in isolation, may change the fair value of certain of the Partnership’s investments. Generally, an increase or decrease in market yields, discount rates or leverage or a decrease in EBITDA or EBITDA multiples may result in a corresponding decrease or increase, respectively, in the fair value of certain of the Partnership’s investments.

The following tables provide the changes in fair value, broken out by security type, during the period commencing on October 10, 2024 and ending December 31, 2024 for all investments for which the Partnership determines fair value using unobservable (Level 3) factors.

Period Ended December 31, 2024	Sr. Secured First Lien	Common and Preferred Equity	Total
Fair Value as of October 10, 2024	$—	$—	$—
Transfers into Level 3	—	—	—
Transfers out of Level 3	—	—	—
Total Gains:
Net realized gain (loss) (a)	14,285	(807,020)	(792,735)
Net unrealized (depreciation) appreciation(b)	(1,561,482)	6,504,593	4,943,111
New investments, repayments and settlements:(c)
Purchases	630,681,737	45,642,367	676,324,104
Settlements/repayments	(29,187,835)	(742,319)	(29,930,154)
Net amortization of premiums, PIK, discounts and fees	430,440	—	430,440

Fair Value as of December 31, 2024	$600,377,145	$50,597,621	$650,974,766

(a)	Included in net realized (loss) gain on the accompanying Statement of Operations for the period from October 10, 2024 (Commencement of Operations) to December 31, 2024.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

(b)	Included in net unrealized appreciation (depreciation) on the accompanying Statement of Operations for the period from October 10, 2024 (Commencement of Operations) to December 31, 2024.
(c)

Includes increases in the cost basis of investments resulting from portfolio investments, the amortization of discounts, and PIK, as well as decreases in the costs basis of investments resulting from principal repayments or sales, amortization of premiums and acquisition costs and other cost-basis adjustments.

There were no level 3 transfers during the period.

As reflected on the Consolidated Statement of Operations, the change in unrealized value attributable to investments still held at December 31, 2024 was $4,943,111.

Investment Activities

The Partnership held a total of 43 investments with an aggregate fair value of $650,974,766 as of December 31, 2024. During the period commencing on October 10, 2024 and ending December 31, 2024, the Partnership invested in 44 new investments for a combined cost of $676,324,104. The Partnership also received $1,368,230 in repayments from investments and $28,561,924 from investments sold during the period.

Investment Concentrations

As of December 31, 2024, the Partnership’s investment portfolio consisted of investments in 43 companies located in 23 states across 19 different industries, with an aggregate fair value of $650,974,766. The five largest investments at fair value as of December 31, 2024 totaled $141,738,443, or 21.8% of the Partnership’s total investment portfolio as of such date. As of December 31, 2024, the Partnership’s average investment was $15,023,992 at cost.

The following table outlines the Partnership’s investments by security type as of December 31, 2024:

	December 31, 2024
	Cost	Percentage of Total Investments	Fair Value	Percentage of Total Investments
Sr. Secured First Lien	$601,938,627	93.17%	$600,377,145	92.23%
Total Sr. Secured First Lien	601,938,627	93.17%	600,377,145	92.23%
Common and Preferred Equity	44,093,028	6.83%	50,597,621	7.77%
Total Common and Preferred Equity	44,093,028	6.83%	50,597,621	7.77%

Total Investments	$646,031,655	100.00%	$650,974,766	100.00%

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

Investments at fair value were included in the following geographic regions of the United States as of December 31, 2024:

	December 31, 2024
Geographic Region	Fair Value	Percentage of Total Investments
Southeast	$201,547,371	31.0%
Northeast	184,411,024	28.3%
West	92,875,436	14.3%
Southwest	82,956,224	12.7%
Midwest	64,948,603	10.0%
Other(1)	24,236,108	3.7%

Total Investments	$650,974,766	100.0%

(1)	The company headquarters for Allyant is located in Canada.

The geographic region indicates the location of the headquarters of the Partnership’s portfolio companies. A portfolio company may have a number of other business locations in other geographic regions.

Investment Principal Repayments

The following table summarizes the contractual principal repayments and maturity of the Partnership’s investment portfolio by fiscal year, assuming no voluntary prepayments, as of December 31, 2024:

For the Fiscal Years Ending December 31	Amount
2025	$49,303,085
2026	185,931,107
2027	84,383,146
2028	141,059,486
Thereafter	154,957,586
Total contractual repayments	$615,634,410

Adjustment to cost basis on debt investments (a)	(13,695,783)

Total Cost Basis of Debt Investments Held at December 31, 2024:	$601,938,627

(a)	Adjustments to cost basis related to unamortized balance of market discount on investments.

Note 4. Related Party Transactions

Management Fee

Pursuant to the partnership agreement, the Partnership shall pay to the Management Company a quarterly fee as compensation for managing the affairs of the Partnership. Such fee shall be calculated as the product of (i) such Partner’s pro rata share of the Net Asset Value multiplied by (ii) 0.3125% (i.e. 1.25% per annum). The Partners acknowledge and agree that the General Partner is expected to vary the management fee rate for one or more Limited Partners, and the General Partner is hereby authorized to do so.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

As of each Fee Due Date, the Management Company will determine in good faith the Aggregate Asset Value and Net Asset Value on a preliminary basis (in each case, a “Preliminary Asset Value”). If the Preliminary Asset Value as of any Fee Due Date differs from the final Aggregate Asset Value or Net Asset Value as of such date as finally determined by the Management Company, the management fee payable on subsequent Fee Due Dates shall be adjusted on an equitable basis by the Management Company to account for such difference. Net Asset Value, Fee Due Date, and Aggregate Asset Value are referenced as defined terms in the partnership agreement.

For the period ended December 31, 2024, the net management fee was $935,843, all of which was payable as of December 31, 2024 and reflected in payable to Management Company in the accompanying consolidated statement of assets, liabilities, and partners’ capital. For the period ended December 31, 2024, there was a management fee waiver of $477,471.

Each quarterly installment of the management fee calculated with respect to each Limited Partner shall be reduced, but not below zero, by such Limited Partner’s pro rata share of all fee income received since the preceding Fee Due Date. In the event that the aggregate amount of fees referred to in the preceding sentence, together with fee income to be applied against the management fee, exceeds the management fee for the immediately succeeding quarterly period, such excess shall be carried forward to reduce the management fee payable in following quarterly periods.

In addition, the General Partner shall reduce the management fee payable in any quarterly period by the aggregate amount of all placement fees paid or reimbursed by the Partnership.

During the period ended December 31, 2024, there were no fee income or placement fee offsets applied.

Installments of the management fee payable for any period other than a full quarter (including the first management fee payment) shall be adjusted on a pro rata basis according to the actual number of days in such period.

Administration Fee

Pursuant to the partnership agreement, the Limited Partners will pay to the Management Company a quarterly fee of 0.025% of the Average Aggregate Asset Value for administration services. Adjustments to the administration fees shall be made in a manner similar to the adjustments made under the management fee to reflect any difference between the Preliminary Asset Value with respect to the applicable determination date and the final Aggregate Asset Value with respect to such date. The calculation for any period other than a full calendar year (including the first calendar year of the Partnership) shall be adjusted on a pro rata basis according to the actual number of days in such period.

During the period ended December 31, 2024, the Partnership incurred administration fees of $151,360, all of which was payable at December 31, 2024 and reflected in payable to Management Company in the accompanying consolidated statement of assets, liabilities, and partners’ capital.

Related Party Transactions

In October 2024, the Partnership entered into a Master Transaction Agreement whereby the Partnership agreed to purchase a pro-rata strip of the portfolio assets of the affiliated funds at an agreed upon price. In connection with the agreement, the Partnership agreed to purchase the portfolio assets of the affiliated funds at an agreed upon purchase price with all transfers to be settled by December 9, 2024. Effective October 10, 2024, the Partnership agreed to purchase $672,696,781 of outstanding principal or equity interests at a purchase price of $667,862,181. As of December 31, 2024, all assets approved for transfer were settled.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

Related Party Fees

The Partnership and the Management Company, together with Audax PDB Management Company, LLC (together, the “Adviser”) have entered into an agreement whereby the Adviser may elect to pay a portion of the Partnership’s expenses from time to time, which the Partnership will be obligated to reimburse the Adviser at a later date if certain conditions are met.

At such times as the Adviser determines, the Adviser may elect to pay certain expenses of the Partnership on the Partnership’s behalf (each such payment, an “Expense Payment”). In making an Expense Payment, the Adviser will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organizational or offering expenses); provided that no portion of an Expense Payment will be used to pay any interest expense or distribution and/or servicing fees of the Partnership. Any Expense Payment that the Adviser has committed to pay shall be paid by the Adviser to the Partnership in any combination of cash or other immediately available funds no later than forty-five (45) days after such commitment was made in writing, and/or offset against amounts due from the Partnership to the Adviser or its affiliates.

The Partnership’s obligation to make a reimbursement payment shall automatically become a liability of the Partnership on the last business day of the applicable calendar month or quarter, as applicable, except to the extent the Adviser has waived its right to receive such payment for the applicable month or quarter, as applicable. As of December 31, 2024, the Partnership incurred expenses of $2,439,409 related to this agreement, of which $2,032,841 was paid by the Adviser which may be reimbursed by the Partnership at a later date and is included in the accompanying consolidated statement of operations.

Note 5. Partners’ Capital

Capital Commitments and Contributions

The Partnership has received capital commitments of $373,737,374, of which $3,737,374 represents the General Partner’s commitment and $370,000,000 represents Limited Partners’ commitments.

At December 31, 2024, the Partnership has total unfunded capital commitments of $47,452,475 representing commitments of $474,525 by the General Partner and $46,977,950 by the Limited Partners.

Installments of committed capital are due from the partners upon at least ten business days’ written notice by the General Partner.

Allocation of Operating Income, Operating Expenses and Realized Capital Gains and Losses

Investment proceeds from any investment are apportioned preliminarily among the partners in proportion to their sharing percentage with respect to the applicable investment. The amount allocated to the General Partner is distributed to the General Partner and the amount allocated to each Limited Partner is then distributed between the General Partner and such Limited Partners as follows:

a.	First, 100% to such Limited Partner until such Limited Partner has received distributions equal to such Limited Partner’s aggregate capital contributions

b.	Second, 100% to such Limited Partner until the unpaid preferred return of 6.0% of such Limited Partner is reduced to zero

c.

Third, 100% to the General Partner until the General Partner has received aggregate distributions with respect to such Limited Partner equal to 12.5% of the aggregate distributions made to all Partners, and

d.	Thereafter, 12.5% to the General Partner and 87.5% to such Limited Partner.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

Carried interest allocated to the General Partner was $1,107,537, which has been reduced by a waived amount of $624,754 and is the amount that the General Partner would receive if all investments were sold at fair value at December 31, 2024.

Distributions

The amount and timing of all distributions of cash, securities or other property is at the sole discretion of the General Partner, provided that such cash distributions occur promptly after the end of each fiscal quarter, subject in each case to the availability of cash after all expenses have been paid and reserves have been set aside for anticipated liabilities, obligations and commitments of the Partnership. All distributions will follow the allocation methodology described above. During the period commencing on October 10, 2024 and ending December 31, 2024, the Partnership made no distributions.

Withdrawals

No Limited Partner has the right to withdraw from the Partnership.

Note 6. Off-Balance Sheet Risk

The Partnership’s investing activities expose it to various types of risk associated with the companies and markets in which the Partnership is invested, including, but not limited to:

Credit Risk

The Partnership invests its assets in debt instruments. Investment portfolios with debt securities are subject to credit risk, the risk that an issuer will default in the payment of principal and/or interest to the Partnership. A company’s payment default could limit the amount of income the Partnership is able to realize from the investment.

Leveraged Investments

The General Partner utilizes leverage to finance portions of the Partnership’s investments. Losses incurred with borrowed funds would cause partners’ capital to decrease more significantly than without the use of borrowed funds. As of December 31, 2024, the Partnership had $343,009,141 outstanding on the Leverage Facility.

Interest Rate Risk

Changes in interest rates could negatively affect the fair value of the Partnership’s investments, which could result in reduced earnings or losses and negatively affect cash flows. The Partnership has investments that are based on a floating rate for which decreases in interest rates will have a negative effect on yield.

Illiquidity

The Partnership’s investments are long-term and illiquid. The valuations of the Partnership’s investments may decline in response to certain events, including those directly involving the Partnership’s portfolio companies; conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations. In addition, if the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the fair value at which it previously recorded those investments.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

All of the companies in which the General Partner has invested are privately held. As a result, there will be no readily available secondary market for the Partnership’s interests in its companies, and its interests in these companies are and will be subject to legal restrictions on transfer. Accordingly, the General Partner may not be able to realize liquidity for such investments in a timely manner. As a result, the fair values ascribed to the Partnership’s assets by the General Partner may differ substantially from the fair values that would be ascribed to such assets by a third party.

Concentration Risk

The Partnership is invested in a limited number of companies and, as a consequence, the aggregate return of the Partnership may be materially and adversely affected by the unfavorable performance of even a single company.

Indemnification

The Partnership has agreed to indemnify the “Indemnified Parties,” as defined in the partnership agreement, against certain losses and other liabilities to which they may become subject in connection with matters arising out of or in connection with the Partnership’s business and affairs. The Partnership believes that it is unlikely that it will have to make material payment under these arrangements, and no liabilities related to these indemnifications have been recognized in the consolidated financial statements.

Market Risk

Economic activity has continued to accelerate across sectors and regions. Nevertheless, due to global supply chain issues, geopolitical events, a rise in energy prices and strong consumer demand as economies continue to reopen, inflation is showing signs of acceleration in the U.S. and globally. Inflation is likely to continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response.

Note 7. Commitments and Contingencies

On October 10, 2024, the SPV entered into a Loan and Servicing Agreement (“LSA”) with Wells Fargo Bank, National Association (the “Leverage Facility”). The LSA allows for an advance of up to $500,000,000 for loans acquired by the SPV. The Leverage Facility has a maturity date of October 10, 2029 and accrues interest at SOFR plus 2.15%. The average rate for the outstanding loans as of December 31, 2024 was 6.79% and weighted average outstanding balance for the period was $285,820,654. As of December 31, 2024, the Partnership had $340,592,475 outstanding on its leverage facility, net of deferred financing costs, which totaled $2,416,667. The Partnership incurred interest expense of $3,503,024 during the period.

At December 31, 2024, the carrying amount of the Partnership’s secured borrowings approximated their fair value. The fair values of the Company’s debt obligations are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Partnership’s borrowings is estimated based upon market interest rates for the Partnership’s own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. As of December 31, 2024 Company’s borrowings would be deemed to be Level 3, as defined in Note 3—Fair Value of Financial Instruments.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2024

The Partnership may enter into certain credit agreements that include loan commitments where all or a portion of which may be unfunded. The Partnership is generally obligated to fund these unfunded loan commitments at the borrowers’ discretion. Funded portions of credit agreements are presented in the accompanying consolidated schedule of portfolio investments. Unfunded loan commitments and funded portions of credit agreements are fair valued and unrealized appreciation or depreciation, if any, is included in the accompanying consolidated statement of assets, liabilities and partners’ capital and accompanying consolidated statement of operations.

The following table summarizes the Partnership’s significant contractual payment obligations as of December 31, 2024:

Investment	Investment Type	Index()	Spread	Interest Rate	Maturity	Industry	December 31, 2024
Prime Pensions	Delayed Draw Term Loan	S+	5.25%	9.76%	2/26/2030	Financial Services	$4,586,235
SavATree	Delayed Draw Term Loan	S+	5.00%	9.33%	6/6/2031	Diversified Consumer Services	3,488,723
Lighthouse	Revolving Credit Facility	S+	5.00%	9.48%	4/30/2027	IT Services	3,440,538
Kalkomey	Delayed Draw Term Loan	S+	5.25%	9.58%	6/18/2031	Diversified Consumer Services	3,435,749
HR Green	Delayed Draw Term Loan	S+	5.25%	9.87%	1/28/2030	Construction & Engineering	2,788,758
Kalkomey	Revolving Credit Facility	S+	5.25%	9.58%	6/18/2031	Diversified Consumer Services	2,748,599
Allyant	Revolving Credit Facility	S+	5.50%	10.00%	10/30/2026	IT Services	2,576,812
Foundation Source	Revolving Credit Facility	S+	5.00%	9.33%	9/6/2030	Professional Services	2,576,812
Cherry Bekaert	Revolving Credit Facility	S+	5.25%	9.61%	6/30/2028	Financial Services	2,331,260
Avita Pharmacy	Revolving Credit Facility	S+	5.25%	9.85%	11/6/2025	Health Care Providers & Services	2,273,658
MDpanel	Delayed Draw Term Loan	S+	6.50%	10.88%	8/2/2029	Health Care Providers & Services	2,113,634
AIA Contract Documents	Revolving Credit Facility	S+	5.25%	9.94%	10/30/2026	Software	1,959,650
SIAA (Alliance Holdings)	Revolving Credit Facility	S+	6.25% - 6.75%	10.74%	4/28/2028	Insurance	1,908,750
Magna Legal Services	Revolving Credit Facility	S+	5.00%	9.46%	11/22/2029	Professional Services	1,859,558
Ned Stevens	Revolving Credit Facility	S+	5.50% - 6.50%	10.84%	11/1/2029	Diversified Consumer Services	1,794,987
Allied Power Group	Delayed Draw Term Loan	S+	5.25%	9.74%	5/16/2029	Energy Equipment & Services	1,501,056
Cerity Partners	Revolving Credit Facility	S+	5.25%	9.76%	7/28/2028	Capital Markets	1,472,815
Power Digital	Revolving Credit Facility	S+	5.75%	10.34%	3/10/2028	Internet Software & Services	1,392,871
Foundation Source	Delayed Draw Term Loan	S+	5.00%	9.33%	9/6/2030	Professional Services	1,357,121
OrthoNebraska	Delayed Draw Term Loan	S+	6.50%	10.93%	7/31/2028	Health Care Providers & Services	1,318,661
SavATree	Revolving Credit Facility	S+	5.00%	9.33%	6/6/2031	Diversified Consumer Services	1,315,351
AmpliFi	Revolving Credit Facility	S+	5.00%	9.36%	4/23/2030	Software	1,202,512

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2024

Investment	Investment Type	Index()	Spread	Interest Rate	Maturity	Industry	December 31, 2024
Allied Power Group	Revolving Credit Facility	S+	5.25%	9.74%	5/16/2029	Energy Equipment & Services	1,200,844
Prime Pensions	Revolving Credit Facility	S+	5.25%	9.76%	2/26/2030	Financial Services	1,047,086
Cumming Group	Revolving Credit Facility	S+	5.25%	9.50%	11/16/2027	Construction & Engineering	997,322
Shearwater Health	Revolving Credit Facility	S+	5.00%	9.48%	9/30/2025	Health Care Providers & Services	944,028
Unison Global	Delayed Draw Term Loan	S+	5.00%	9.37%	9/19/2028	Software	913,146
Russell Landscape Group	Delayed Draw Term Loan	S+	5.50%	9.95%	4/11/2030	Commercial Services & Supplies	821,531
Tribute Technology	Revolving Credit Facility	S+	5.50% - 6.50%	10.66%	10/30/2028	Software	801,327
USMed-Equip	Revolving Credit Facility	S+	5.75%	10.49%	11/24/2026	Health Care Equipment & Supplies	794,080
Cumming Group	Delayed Draw Term Loan	S+	5.25%	9.50%	11/16/2027	Construction & Engineering	791,007
A1 Garage Door Service	Revolving Credit Facility	S+	4.75%	9.11%	12/22/2028	Construction & Engineering	788,740
RotoCo	Revolving Credit Facility	S+	5.50%	9.96%	6/30/2028	Diversified Consumer Services	762,736
Taymax	Revolving Credit Facility	S+	5.33% - 6.00%	9.87%	7/31/2026	Hotels, Restaurants & Leisure	712,093
MDpanel	Revolving Credit Facility	S+	6.50%	10.88%	8/2/2029	Health Care Providers & Services	680,354
OrthoNebraska	Revolving Credit Facility	S+	6.50%	10.93%	7/31/2028	Health Care Providers & Services	659,331
Ned Stevens	Delayed Draw Term Loan	S+	5.50% - 6.50%	10.84%	11/1/2029	Diversified Consumer Services	478,353
A1 Garage Door Service	Delayed Draw Term Loan	S+	4.75%	9.11%	12/22/2028	Construction & Engineering	478,055
Goldensource	Revolving Credit Facility	S+	5.25%	9.92%	5/12/2028	IT Services	471,520
Russell Landscape Group	Revolving Credit Facility	S+	5.50%	9.95%	4/11/2030	Commercial Services & Supplies	427,881
National Trench Safety	Revolving Credit Facility	S+	5.50%	9.93%	12/3/2026	Trading Companies & Distributors	283,502
Novvia Group	Revolving Credit Facility	S+	6.00%	10.46%	12/23/2026	Containers & Packaging	272,953
Cherry Bekaert	Delayed Draw Term Loan	S+	5.25%	9.61%	6/30/2028	Financial Services	209,847
Industrial Service Group	Revolving Credit Facility	S+	5.75%	10.34%	12/7/2028	Trading Companies & Distributors	193,973
Heritage Partners	Revolving Credit Facility	S+	5.75%	10.26%	12/22/2026	Diversified Consumer Services	156,170

						Total Unfunded Commitments	$64,329,989

Note 8. Financial Highlights

The following is a schedule of financial highlights for the period commencing on October 10, 2024 and ending December 31, 2024.

Audax Private Credit Fund, LP and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2024

Limited Partners
Internal rate of return, since inception*:
Internal rate of return through December 31, 2024	32.75%
Ratios to average Partners’ capital**:
Net investment income	3.68%
Total expenses, before incentive allocation***	1.98%
Incentive allocation****	0.42%
Total expenses, including incentive allocation***	2.40%
Portfolio turnover rate*****	4.52%

*

The calculation of the internal rate of return assumes that contributions are made on the date that each capital call is due, and distributions are made on the actual date of distribution. The terminal cash flow is presumed to be the current capital account balance for the Limited Partners at December 31, 2024.

**

The above ratios are computed on the weighted average Limited Partners’ capital for the period ended December 31, 2024. Expenses include the Limited Partners’ share of the management fees and other partnership expenses. Net investment income excludes realized and unrealized gains/(losses). Calculations have not been annualized.

***	These ratios include the impact of the expense support agreement in which Audax Management Company supported 0.77% of expenses. Additionally, the ratios are net of the management fee waiver of 0.18%.
****	The ratio is net of the incentive allocation waiver of 0.24%.
*****

Portfolio turnover rate is calculated using the lesser of the year-to-date purchases or sales over the average of the invested assets at fair value. Average invested assets at fair value is being calculated from commencement of operations.

Individual Limited Partner ratios and internal rates of return may vary based on the management fees assessed to that partner.

Note 9. Operating Segments

The Partnership operates through a single operating segment with a primary investment objective to seek to make loans to private middle market companies based primarily in the United States and Canada, including unitranche and stretch senior secured loans, first and second lien loans, and select investments in equity and other similar investments. The CODM monitors the performance of the Partnership to make decisions about resources to be allocated using key factors such as the Partnership’s portfolio composition, as shown on the Consolidated Schedule of Investments, the changes in partners’ capital resulting from operations, as reported on the Consolidated Statement of Operations, and returns and expense ratios, as reported in Note 8- Financial Highlights of the accompanying notes to the financial statements.

Note 10. Subsequent Events

The General Partner has considered the effects, if any, of events occurring after the date of the Partnership’s accompanying consolidated statement of assets, liabilities and partners’ capital through March 24, 2025, the date the consolidated financial statements were issued.

On February 24, 2025, the Partnership closed on an additional $193,939,394 of commitments, of which $192,000,000 represents commitments by Limited Partners and $1,939,394 represents commitments by the General Partner.

The General Partner has concluded there are no other material items that warrant disclosure.